Exhibit 99.1

NAVIDEA BIOPHARMACEUTICALS, INC.

401(k) PLAN AND TRUST

Original Effective Date: July 1, 1990
Amendment and Restatement Effective Date: January 1, 2016, adopted in April, 2016

NAVIDEA BIOPHARMACEUTICALS, INC.

401(k) PLAN AND TRUST

Table of Contents

Page

Article I Introduction  1
1.01
Plan Established 1
1.02
Exclusive Benefit 1
1.03
Type of Plan 1

Article II Definitions  2
2.01
Account 2
2.02
Actuarial Equivalent 2
2.03
Actual Contribution Percentage or ACP 2
2.04
Actual Deferral Percentage or ADP 2
2.05
Administrator 2
2.06
Reserved 2
2.07
Annual Addition 2
2.08
Annual Benefit 2
2.09
Annuity Starting Date 2
2.10
Authorized Leave of Absence 2
2.11
Base Compensation 2
2.12
Break in Service 2
2.13
Code 2
2.14
Committee 2
2.15
Compensation 2
2.16
Compensation 2
2.17
Contract 2
2.18
Contribution Agreement 2
2.19
Contribution Percentage 2
2.20
Contribution Percentage Amounts 2
2.21
Determination Year 2
2.22
Disability 2
2.23
Early Retirement Age 2
2.24
Early Retirement Date 2
2.25
Earned Income 2
2.26
Effective Date 2
2.27
Elective Deferrals 2
2.28
Elective Deferral Account 2
2.29
Employee 2
2.30
Employee After-Tax Contribution 2
2.31
Employee After-Tax Contribution Account 2
2.32
Employer 2
2.33
Employer Contributions 2
2.34
Employer Contribution Account 2
2.35
Entry Date 2
2.36
ERISA 2
2.37
Excess Aggregate Contribution 2
2.38
Excess Compensation 2
2.39
Excess Contributions 2
2.40
Excess Elective Deferrals 2
2.41
Fiscal Year 2
2.42
Highly Compensated Employee 2
2.43
Hour of Service for an Elapsed Time Plan 2
2.44
Integration Level 2
2.45
Investment Manager 2
2.46
Leased Employee 2
2.47
Limitation Year 2
2.48
Look-Back Year 2
2.49
Matching Contribution 2
2.50
Matching Contribution Account 2
2.51
Maximum Permissible Amount 2
2.52
Named Fiduciary 2
2.53
Nonhighly Compensated Employee 2
2.54
Normal Retirement Age 2
2.55
Normal Retirement Date 2
2.56
Owner-Employee 2
2.57
Participant 2
2.58
Participation Commencement Date 2
2.59
Plan 2
2.60
Plan Year 2
2.61
Reserved 2
2.62
Qualified Domestic Relations Order 2
2.63
Qualified Election 2
2.64
Qualified Employer Contribution 2
2.65
Qualified Employer Contribution Account 2
2.66
Qualified Joint and Survivor Annuity 2
2.67
Qualified Pre-Retirement Survivor Annuity 2
2.68
Qualifying Employer Real Property 2
2.69
Qualifying Employer Securities 2
2.70
Reserved 2
2.71
Rollover Account 2
2.72
Self-Employed Individual 2
2.73
Spouse 2
2.74
Reserved 2
2.75
Taxable Wage Base 2
2.76
Trust or Trust Fund 2
2.77
Trustee 2
2.78
Valuation Date 2
2.79
Year of Service 2

Article III Eligibility And Participation  3
3.01
Service Crediting for Eligibility for an Elapsed Time Plan. 3
3.02
Application for Participation. 3
3.03
Participation Upon Re-Employment. 3
3.04
Authorized Leave of Absence. 3
3.05
Past Service with Former Employer. 3
3.06
Omission of Eligible Employee. 3
3.07
Inclusion of Ineligible Employee. 3

Article IV Employer Contributions  4
4.01
Employer Contributions. 4
4.02
Matching Contributions for Elective Deferrals. 4
4.03
Reserved. 4
4.04
Form of Contribution. 4
4.05
For Exclusive Benefit of Participants. 4
4.06
Limitations on Allocations. 4
4.07
Allocation of Employer Contributions and Forfeitures. 4
4.08
Return of Contributions. 4
4.09
Definition of Benefiting. 4

Article V Participant Contributions  5
5.01
Employee After-Tax Contributions. 5
5.02
Elective Deferral Contributions. 5
5.03
Reserved. 5
5.04
Annual Elective Deferral Limitation. 5

Article VI Non-Discrimination Testing  6
6.01
Actual Deferral Percentage Test. 6
6.02
Excess Contributions. 6
6.03
Reserved. 6
6.04
Actual Contribution Percentage Test. 6
6.05
Excess Aggregate Contributions. 6
6.06
Qualified Employer Contributions. 6
6.07
Reserved. 6
6.08
Reserved. 6
6.09
Reserved. 6
6.10
Reserved. 6

Article VII Accounts  7
7.01
Valuation of Trust Fund. 7
7.02
Adjustment of Accounts. 7
7.03
Reserved. 7
7.04
Direction by Participants. 7
7.05
Annual Report. 7

Article VIII Vesting  8
8.01
Vesting Requirements. 8
8.02
Years of Service. 8
8.03
Forfeitures. 8

Article IX Payment Of Benefits  9
9.01
Payable Events. 9
9.02
Normal Form of Benefit. 9
9.03
Pre-Retirement Death Benefit. 9
9.04
Optional Forms of Benefit. 9
9.05
Determination of Amount. 9
9.06
Time of Payment. 9
9.07
Reserved. 9
9.08
Beneficiary Designation and Consent of Spouse. 9
9.09
Consent to Distribution and Involuntary Cash-Out of Small Amounts. 9
9.10
Hardship Distributions. 9
9.11
In-Service Distributions. 9
9.12
Other Distributable Amounts. 9
9.13
Location of Participant or Beneficiary Unknown. 9
9.14
Reserved. 9

Article X Named Fiduciary Powers And Responsibilities  10
10.01
Allocation of Responsibility. 10
10.02
Discretionary Authority. 10

Article XI Trustee Powers And Responsibilities  11
11.01
Basic Responsibilities. 11
11.02
Investment Powers and Duties. 11
11.03
Participant Direction. 11
11.04
Investment Manager. 11
11.05
Rollover Contributions. 11
11.06
Trustee to Trustee Transfers. 11
11.07
Other Powers. 11
11.08
Duties Regarding Contributions and Payments. 11
11.09
Trustee’s Compensation and Expenses and Taxes. 11
11.10
Annual Report. 11
11.11
Records and Actions. 11
11.12
Appointment, Resignation, Removal and Succession of Trustee. 11
11.13
Liability of Trustee. 11
11.14
Divestment of Employer Securities 11

Article XII Committee Powers And Responsibilities  12
12.01
Appointment of Committee. 12
12.02
Powers. 12
12.03
No Discrimination. 12
12.04
Action by the Committee. 12
12.05
Records. 12
12.06
Compensation and Expenses. 12
12.07
Indemnification. 12
12.08
Statutory Claims Procedure. 12
12.09
Reserved. 12

Article XIII Amendment, Termination, And Mergers  13
13.01
Amendment by the Employer. 13
13.02
Amendment by the Volume Submitter Practitioner.13
13.03
Amendment of Vesting Schedule. 13
13.04
Termination; Discontinuance of Contributions. 13
13.05
Merger or Consolidation. 13

Article XIV Top-Heavy Provisions  14
14.01
Application of Article. 14
14.02
Definitions. 14
14.03
Top-Heavy Determination. 14
14.04
Top-Heavy Ratio. 14
14.05
Minimum Vesting. 14
14.06
Minimum Benefit. 14

Article XV Participant Loans  15
15.01
Availability of Loans. 15
15.02
Request for Loan. 15
15.03
Reason for Loan. 15
15.04
Amount of the Loan. 15
15.05
Adequate Security. 15
15.06
Source of Loan Funds. 15
15.07
Interest Rate. 15
15.08
Payment Terms of Loan and Payroll Deduction. 15
15.09
Default. 15
15.10
Shareholder-Employee Loans. 15
15.11
Policy Restrictions. 15

Article XVI Miscellaneous  16
16.01
Participant’s Rights. 16
16.02
Alienation. 16
16.03
Construction of Plan. 16
16.04
Gender and Number. 16
16.05
Prohibition Against Diversion of Funds. 16
16.06
Bonding. 16
16.07
Protective Clause. 16
16.08
Receipt and Release for Payments. 16
16.09
Actions and Technologies. 16
16.10
Headings. 16
16.11
Uniformity. 16
16.12
Participating Employers. 16
16.13
Missing Persons. 16
16.14
Mutual Exclusivity of Benefits. 16
16.15
Severability. 16
16.16
Spendthrift Clause. 16
16.17
Payment to Minor or Incompetent. 16
16.18
Legal Actions. 16
16.19
Plan Corrections. 16

Article XVII Minimum Distribution Requirements  17
17.01
General Rules. 17
17.01.1
Effective Date. 17
17.01.2
Precedence. 17
17.01.3
Requirements of Treasury Regulations Incorporated.17
17.01.4
TEFRA Section 242(b)(2) Elections. 17
17.02
Time and Manner of Distribution. 17
17.02.1
Required Beginning Date. 17
17.02.2
Death of Participant Before Distributions Begin. 17
17.02.3
Forms of Distribution. 17
17.03
Required Minimum Distributions During Participant’s Lifetime. 17
17.03.1
Amount of Required Minimum Distribution for Each Distribution Calendar Year. 17
17.03.2
Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death. 17
17.04
Required Minimum Distributions After Participant’s Death. 17
17.04.1
Death On or After Date Distributions Begin. 17
17.04.2
Death Before Date Distributions Begin. 17
17.05
Definitions. 17
17.05.1
Designated beneficiary. 17
17.05.2
Distribution calendar year. 17
17.05.3
Life expectancy. 17
17.05.4
Participant’s Account balance. 17
17.05.5
Required Beginning Date. 17
17.06
2009 Required Minimum Distributions. 17

APPENDIX A  A-1

NAVIDEA BIOPHARMACEUTICALS, INC.

401(k) PLAN AND TRUST

The Navidea Biopharmaceuticals, Inc. 401(k) Plan and Trust (Plan) is hereby executed by and between Navidea Pharmaceuticals, Inc. (Company) and Mid Atlantic Trust Company (Trustee).

ARTICLE I

INTRODUCTION

1.01 Plan Established

The Company established the Plan originally effective July 1, 1990. This restated Plan hereby amends and restates the Plan as adopted by the Company and is effective January 1, 2016. (The effective date may not be earlier than the first day of the Plan Year in which the restatement is executed).

This plan and trust document is intended to reflect provisions required under the Code and ERISA, including the Economic Growth and Tax Relief Reconciliation Act of 2001 (EGTRRA), Pub. L. 107-16 (with technical corrections made by the Job Creation and Worker Assistance Act of 2002 (JCWAA)), Pub. L. 104-147, the Pension Funding Equity Act of 2004 (PFEA), Pub. L. 108-218, the American Jobs Creation Act of 2004 (AJCA), Pub. L. 108-357, the Katrina Emergency Tax Relief Act of 2005 (KETRA), Pub. L. 109- 73, the Gulf Opportunity Zone Act of 2005 (GOZA), Pub. L. 109-135, the Pension Protection Act of 2006 (PPA ’06), Pub. L. 109-280, and the U.S. Troop Readiness, Veterans' Care, Katrina Recovery, and Iraq Accountability Appropriations Act, 2007, Pub. L. 110-28; the Heroes Earnings Assistance and Relief Tax Act of 2008 (HEART); the Emergency Economic Stabilization Act of 2008 (EESA), Pub. L. 110-343; the Worker, Retiree, and Employer Recovery Act of 2008 (WRERA), Pub. L. 110-458 and other guidance in effect as of January 1, 2012, and such other dates as provided in the relevant guidance.

1.02 Exclusive Benefit

The Plan is for the exclusive benefit of the Employees of the Company and of any proprietorship, corporation or partnership adopting the Plan and listed on Appendix A, as amended, attached hereto and made a part hereof. No part of the trust corpus or income shall ever be used for or diverted to any purpose other than for the exclusive benefit of the Participants or their beneficiaries.

1.03 Type of Plan

The Plan is designated as a 401(k) profit sharing plan.

ARTICLE II

DEFINITIONS

As used herein, the following words shall have the meaning stated herein, unless otherwise specifically provided:

2.01 Account shall mean the combined value of all accounts maintained for a Participant under this Plan.

2.02 Actuarial Equivalent shall mean equality in value of the aggregate amounts expected to be received under different forms of benefit payments. Actuarial Equivalent shall be determined according to the mortality table and assumptions being utilized by the insurance company providing the annuity quotations for a distribution.

2.03 Actual Contribution Percentage or ACP shall mean the average of the Contribution Percentages of the eligible Participants in a group.

2.04 Actual Deferral Percentage or ADP shall mean, for a specified group of Participants for a Plan Year, the average of the ratios (calculated separately for each Participant in such group) of (1) the amount of Employer Contributions, as defined in this Section 2.04, actually paid over to the Trust Fund on behalf of such Participant for such Plan Year to (2) the Participant’s Compensation for such Plan Year (whether or not the Employee was an eligible Participant for the entire Plan Year). Employer Contributions on behalf of any Participant shall include: (1) any Elective Deferrals made pursuant to the Participant’s deferral election, including Excess Elective Deferrals of Highly Compensated Employees, but excluding (a) Excess Elective Deferrals of Nonhighly Compensated Employees that arise solely from the Elective Deferrals made under the Plan or plans of the Employer and (b) Elective Deferrals that are taken into account in the Contribution Percentage test (provided the ADP test is satisfied both with and without exclusion of these Elective Deferrals); and (2) at the election of the Employer, Qualified Employer Contributions as set forth in Section 6.06 of this Plan. For purposes of computing the ADP, an Employee who would be a Participant but for the failure to make Elective Deferrals shall be treated as a Participant on whose behalf no Elective Deferrals are made. Excess deferrals that are distributed in accordance with Treasury Regulations at 1.402(g)-1(e)(2) or (e)(3) are not Annual Additions.

2.05 Administrator shall mean the Company unless the Company designates a Committee to administer the Plan, pursuant to Section 12.01.

2.06 Reserved

2.07 Annual Addition shall mean the sum of the following amounts allocated on behalf of a Participant for a Limitation Year: (a) all Employer contributions; (b) all forfeitures; and (c) all Participant contributions. Except to the extent provided in Treasury Regulations, Annual Additions include excess contributions described in Section 401(k) of the Code. Annual Additions also include Excess Amounts reapplied to reduce Employer contributions under Section 4.06. Amounts allocated after March 31, 1984, to an individual medical account (as defined in Section 415(l)(2) of the Code) included as part of a pension or annuity plan maintained by the Employer are Annual Additions. Furthermore, Annual Additions include contributions paid or accrued after December 31, 1985, for taxable years ending after December 31, 1985, attributable to post-retirement medical benefits allocated to the separate account of a key employee (as defined in Section 419A(d)(3) of the Code) under a welfare benefit fund (as defined in Section 419(e) of the Code) maintained by the Employer, but only for purposes of the dollar limitation applicable to the Maximum Permissible Amount. Annual Additions include allocations under a simplified employee pension.

Restorative payments allocated to a Participant’s Account, which include payments made to restore losses to the Plan resulting from actions (or a failure to act) by a fiduciary for which there is a reasonable risk of liability under Title I of ERISA or under other applicable federal or state law, where similarly situated participants are similarly treated do not give rise to an “Annual Addition” for any Limitation Year.

2.08 Annual Benefit shall mean the amount payable annually in the form of a life annuity if the Participant is unmarried, or a Qualified Joint and Survivor Annuity, if married, with no ancillary benefits. Benefits not directly related to retirement shall not be taken into account.

2.09 Annuity Starting Date shall mean the first day of the first period for which an amount is payable as an annuity or in any other form.

2.10 Authorized Leave of Absence shall mean any absence authorized by the Employer under its standard personnel practices, including, but not limited to, service in the United States Armed Forces on account of war or other emergency, provided the Participant returns to employment with the Employer prior to the expiration of such authorized absence or as provided by law.

2.11 Base Compensation shall mean the lesser of a Participant’s Compensation, per Section 2.15, or the Integration Level.

2.12 Break in Service shall mean any twelve (12) consecutive month period, as described in Section 2.79 for purposes of determining vesting during which such Employee has not completed more than 500 Hours of Service with the Employer.

The applicable twelve (12) consecutive month period for a Break in Service for vesting purposes, shall be consistent with the period used to determine a Year of Service for vesting, as set forth in Section 2.79.

Break in Service shall mean for eligibility purposes a Period of Severance of at least twelve (12) consecutive months as set forth in Section 3.01.

2.13 Code shall mean the Internal Revenue Code of 1986, as amended.

2.14 Committee shall mean the Committee established under Article XII.

2.15 Compensation, for purposes other than Sections 2.42 and 4.06 and Articles VI and XIV shall mean with respect to each Employee of the Employer, wages within the meaning of Section 3401(a) of the Code and all other payments of compensation to an Employee by the Employer (in the course of the Employer’s trade or business) for which the Employer is required to furnish the Employee a written statement under Code Sections 6041(d), 6051(a)(3), and 6052. Compensation must be determined without regard to any rules under Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Section 3401(a)(2)).

Notwithstanding the above, Compensation shall exclude all of the following items: (1) reimbursements or other expense allowances; (2) fringe benefits (cash and non-cash); (3) moving expenses; (4) deferred compensation; and (5) welfare benefits; and amounts earned prior to the date that an Employee becomes a Participant.

Notwithstanding the above, Compensation shall include elective contributions that are made by the Employer that are not includible in income under Sections 125, 402(g)(3), 402(h)(1)(B) or 403(b) of the Code, compensation deferred under Section 457(b) of the Code, or employee contributions under Section 414(h)(2) that are picked up by the employing unit and effective for Plan Years beginning on or after January 1, 2001, elective amounts that are not includible in income under Code Section 132(f)(4).

The measuring period for determining Compensation shall be the calendar year ending with or within the Plan Year.

Notwithstanding the above, Compensation with respect to each Self-Employed Individual shall mean Earned Income.

Any contributions to this Plan on behalf of any Owner-Employee may be made only with respect to the Earned Income of the Owner-Employee that is derived from the trade or business with respect to which the Plan is established.

Only amounts earned and paid during such period shall be included in the definition of Compensation.

For any Plan Year beginning after December 31, 2001, the annual Compensation of each Participant taken into account in determining allocations shall not exceed $200,000, as adjusted for cost-of-living increases in accordance with Code Section 401(a)(17)(B). Annual Compensation means Compensation during the Plan Year or such other consecutive 12-month period over which compensation is otherwise determined under the Plan (the determination period). The cost-of-living adjustment in effect for a calendar year applies to annual Compensation for the determination period that begins with or within such calendar year.

If a determination period consists of fewer than 12 months, the annual Compensation limit is an amount equal to the otherwise applicable annual Compensation limit multiplied by a fraction, the numerator of which is the number of months in the short determination period, and the denominator of which is 12.

If Compensation for any prior determination period is taken into account in determining a Participant’s allocations for the current Plan Year, the Compensation for such prior determination period is subject to the applicable annual Compensation limit in effect for that prior period.

Effective for Plan Years beginning after December 31, 1996, if this Plan provides for the continuation of contributions for a fixed or determinable period on behalf of all Participants who are permanently and totally disabled (as defined in Section 22(e)(3) of the Code), the Employer may make Employer Contributions on behalf of such Employee including a Highly Compensated Employee (as defined in Section 414(q) of the Code), without first making the election required by Section 415(c)(3)(C)(iii) of the Code.

Provided, further, effective for Limitation Years beginning on or after July 1, 2007, in determining the amount or allocation of any contribution that is based on Compensation, only Compensation paid to a Participant for services rendered to the Employer while employed as an Eligible Employee shall be taken into account. Further, notwithstanding anything to the contrary herein, severance amounts paid after severance from employment shall be excluded from Compensation. For purposes of this Section, “severance amounts” are any amounts paid after severance from employment, except a payment of regular compensation for services during the Employee’s regular working hours, or compensation for services outside the Employee’s regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar payments provided such payment would have been made prior to a severance from employment if the Employee had continued in employment with the employer, provided such amounts are paid by the later of 2-1/2 months after, or the end of the Limitation Year that includes the date of the Employee’s severance from employment with the employer (as defined in applicable guidance).

For purposes of this Section, an Employee has a “severance from employment” when the Employee ceases to be an employee of the employer maintaining the Plan, and an Employee does not have a “severance from employment” if, in connection with a change of employment, the individual’s new employer maintains such Plan with respect to the individual. The determination of whether an Employee ceases to be an employee of the employer maintaining the Plan is based on all of the relevant facts and circumstances.

For years beginning after December 31, 2008: (i) an individual receiving a differential wage payment, as defined by Code Section 3401(h)(2), shall be treated as an Employee of the Employer making the payment (rather than an Employee who has incurred a severance from employment); and (ii) the differential wage payment shall be treated as compensation for Plan purposes, including Code Section 415 and any other Code section that references the definition of compensation under Code Section 415.

If all employees of the Employer performing service in the uniformed services described in Code Section 3401(h)(2)(A) are entitled to receive differential wage payments (as defined in Code Section 3401(h)(2)) on reasonably equivalent terms and, if eligible to participate in a retirement plan maintained by the Employer, to make contributions based on the payments on reasonably equivalent terms (taking into account Code Sections 410(b)(3), (4), and (5)), then the Plan shall not be treated as failing to meet the requirements of any provision described in Code Section 414(u)(1)(C) by reason of any contribution or benefit which is based on the differential wage payment.

2.16 Compensation, for purposes of Sections 2.42 and 4.06 and Articles VI and XIV shall mean with respect to each Participant, wages within the meaning of Section 3401(a) of the Code and all other payments of compensation to an Employee by the Employer (in the course of the Employer’s trade or business) for which the Employer is required to furnish the Employee a written statement under Sections 6041(d), 6051(a)(3), and 6052 of the Code.

Compensation must be determined without regard to any rules under Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Section 3401(a)(2)).

Notwithstanding the above, Compensation with respect to each Self-Employed Individual shall mean Earned Income.

For purposes of this Section, the measuring period for determining Compensation shall be the Limitation Year. For Limitation Years beginning after December 31, 1996, compensation for a Limitation Year is the Compensation actually paid or includible in gross income during such Limitation Year.

Notwithstanding the above, Compensation for a Participant in a defined contribution plan who is permanently and totally disabled (as defined in Section 22(e)(3) of the Code) is the Compensation such Participant would have received for the Limitation Year if the Participant had been paid at the rate of Compensation paid immediately before becoming permanently and totally disabled; for Limitation Years beginning before January 1, 1997, but not for Limitation Years beginning after December 31, 1996, such imputed Compensation for the disabled Participant may be taken into account only if the Participant is not a Highly Compensated Employee (as defined in Section 2.42 of the Plan) and contributions made on behalf of such Participant are nonforfeitable when made.

For purposes of applying the limitations of this Section, Compensation paid or made available during such Limitation Year shall include any Elective Deferral (as defined in Section 402(g)(3) of the Code), and any amount which is contributed or deferred by the Employer at the election of the Employee and which is not includible in the gross income of the Employee by reason of Section 125 or 457 of the Code and effective for Limitation Years beginning on or after January 1, 2001, elective amounts not includible in income of the Employee by reason of Section 132(f)(4) of the Code.

Notwithstanding any other provision of this Plan, Code Section 132(f)(4) is included in the definition of Compensation for the following purposes: (i) for Code Section 415, (ii) for identification of Highly Compensated Employees in Section 2.42 of this Plan, (iii) for identification of a Key Employee under Section 14.02(a) of this Plan, and (iv) for calculation of minimum benefits under Article XIV of this Plan.

For any Plan Year beginning after December 31, 2001, the annual Compensation of each Participant taken into account in determining allocations shall not exceed $200,000, as adjusted for cost-of-living increases in accordance with Code Section 401(a)(17)(B). Annual Compensation means Compensation during the Plan Year or such other consecutive 12-month period over which compensation is otherwise determined under the Plan (the determination period). The cost-of-living adjustment in effect for a calendar year applies to annual Compensation for the determination period that begins with or within such calendar year.

Effective for Limitation Years beginning on or after July 1, 2007, the definition of Compensation for purposes of Sections 2.42 and 4.06 and Articles VI and XIV shall be Compensation as set forth in Section this 2.16, with the following exceptions:

(i)
Compensation shall be based on the amount actually paid or made available to the Participant (or, if earlier, includible in the gross income of the Participant) during the applicable determination period (Limitation Year or Plan Year), regardless of date of participation;

(ii)
Compensation shall include amounts paid by the later of 2-1/2 months after severance from employment (as defined in Section 2.15) or by the end of the Limitation Year that includes the date of the Participant’s severance from employment with the employer if (a) the payment is regular compensation for services during the Participant’s regular working hours, or compensation for services outside the Participant’s regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar payments; and (b) the payment would have been paid to the Participant prior to a severance from employment if the Participant had continued in employment with the Employer;

(iii)
Compensation shall not include amounts paid as compensation to a nonresident alien, as defined in Code Section 7701(b)(1)(B), who is not a Participant in the Plan to the extent the compensation is excludable from gross income and is not effectively connected with the conduct of a trade or business within the United States.

For years beginning after December 31, 2008: (i) an individual receiving a differential wage payment, as defined by Code Section 3401(h)(2), shall be treated as an Employee of the Employer making the payment (rather than an Employee who has incurred a severance from employment); and (ii) the differential wage payment shall be treated as compensation for Plan purposes, including Code Section 415 and any other Code section that references the definition of compensation under Code Section 415.

If all employees of the Employer performing service in the uniformed services described in Code Section 3401(h)(2)(A) are entitled to receive differential wage payments (as defined in Code Section 3401(h)(2)) on reasonably equivalent terms and, if eligible to participate in a retirement plan maintained by the Employer, to make contributions based on the payments on reasonably equivalent terms (taking into account Code Sections 410(b)(3), (4), and (5)), then the Plan shall not be treated as failing to meet the requirements of any provision described in Code Section 414(u)(1)(C) by reason of any contribution or benefit which is based on the differential wage payment.

2.17 Contract shall mean any life insurance policy or annuity contract (group or individual) issued on the life of a Participant.

2.18 Contribution Agreement shall mean a written agreement signed by a Participant by which the Participant authorizes the Employer to deduct and withhold from such Participant’s Compensation a specified amount and to contribute such amount to the Plan pursuant to the provisions of Section 5.02.

A Contribution Agreement under Section 5.02 cannot relate to Compensation that is currently available prior to the adoption or effective date of Section 5.02. Elective Deferrals cannot precede the earlier of (1) the performance of services relating to the Elective Deferral Contribution or (2) when the Compensation that is subject to the Contribution Agreement would be currently available to the Employee in the absence of an election to defer. Notwithstanding the foregoing provisions, the timing of Elective Deferrals will not fail to satisfy the requirements of this paragraph merely because contributions for a pay period are occasionally made before the services with respect to that pay period are performed, provided the contributions are made early in order to accommodate bona fide administrative considerations.

2.19 Contribution Percentage shall mean the ratio (expressed as a percentage) of the Participant’s Contribution Percentage Amounts to the Participant’s Compensation for the Plan Year.

2.20 Contribution Percentage Amounts shall mean the sum of the Employee After-Tax Contributions, Matching Contributions, and Qualified Matching Employer Contributions (to the extent not taken into account for purposes of the ADP test) made under the Plan on behalf of the Participant for the Plan Year. Such Contribution Percentage Amounts shall not include Matching Contributions that are forfeited either to correct Excess Aggregate Contributions or because the contributions to which they relate are Excess Elective Deferrals, Excess Contributions or Excess Aggregate Contributions. The Employer may elect to use Elective Deferrals and the portion of the Qualified Employer Contribution that is attributable to Employer Contributions under Section 6.06 in the Contribution Percentage Amounts so long as the ADP test is met before the Elective Deferrals are used in the ACP test and continues to be met following the exclusion of those Elective Deferrals that are used to meet the ACP test.

2.21 Determination Year shall mean the applicable year of the Plan for which a determination is being made.

2.22 Disability shall mean a physical or mental condition of a Participant resulting from bodily injury, disease, or mental disorder which renders him totally and permanently incapable of continuing his usual and customary employment with the Employer and provided that such Disability occurs while the Participant is an Employee of the Company. The Disability of a Participant shall be determined by a licensed physician chosen by the Administrator.

2.23 Early Retirement Age shall mean the date on which a Participant attains age 55 and has completed at least five (5) Years of Service as Years of Service are defined for vesting purposes with the Employer.

2.24 Early Retirement Date shall mean the date on which a Participant or former Participant retires after attaining Early Retirement Age.

2.25 Earned Income shall mean the net earnings from self-employment in the trade or business with respect to which the Plan is established, for which personal services of the individual are a material income-producing factor. Net earnings will be determined without regard to items not included in gross income and the deductions allocable to such items. Net earnings are reduced by contributions by the Employer to a qualified plan to the extent deductible under Section 404 of the Code. Net earnings shall be determined with regard to the deduction allowed to the taxpayer by Section 164(f) of the Code for taxable years beginning after December 31, 1989.

2.26 Effective Date shall mean January 1, 2016, except as otherwise stated throughout the Plan.

2.27 Elective Deferrals or Elective Deferral Contributions shall mean any Employer Contributions made to the Plan at the election of the Participant, in lieu of cash compensation. With respect to any taxable year, a Participant’s Elective Deferral is the sum of all Employer Contributions made on behalf of such Participant pursuant to an election to defer under any qualified cash or deferred arrangement as described in Section 401(k) of the Code, and salary reduction, simplified employee pension described in Code Section 408(k)(6), any eligible deferred compensation plan under Section 457 of the Code, any plan as described under Section 408(p) and any plan described under Section 501(c)(18) of the Code, and any Employer Contributions made on the behalf of a Participant for the purchase of an annuity contract under Section 403(b) of the Code pursuant to a salary reduction agreement.

A cash or deferred election under this Plan does not include a one-time irrevocable election made no later than the Employee’s first becoming eligible under the Plan or any other plan or arrangement of the Employer that is described in Code Section 219(g)(5)(A) (whether or not such other plan or arrangement has terminated), to have contributions equal to a specified amount or percentage of the Employee’s Compensation (including no amount of Compensation) made by the Employer on the Employee’s behalf to the Plan and a specified amount or percentage of the Employee’s Compensation (including no amount of Compensation) divided among all other plans or arrangements of the Employer (including plans or arrangements not yet established) for the duration of the Employee’s employment with the Employer, or in the case of a defined benefit plan to receive accruals or other benefits (including no benefits) under such plans. Employer Contributions made pursuant to a one-time irrevocable election described in this paragraph are not treated as having been made pursuant to a cash or deferred election and are not includible in an Employee’s gross income by reason of Code Section 1.402(a)-1(d). In the case of an irrevocable election made on or before December 23, 1994, the election does not fail to be treated as a one-time irrevocable election under this paragraph merely because an Employee was previously eligible under another plan of the Employer (whether or not such other plan has terminated). In the case of a plan in which partners may participate, the election does not fail to be treated as a one-time irrevocable election under this paragraph merely because the election was made after commencement of employment or after the Employee’s first becoming eligible under any plan of the Employer, provided that the election was made before the first day of the first Plan Year beginning after December 31, 1988, or, if later, March 31, 1989.

2.28 Elective Deferral Account shall mean an account established for a Participant for the purpose of receiving contributions made to the Plan by the Employer on behalf of the Participant pursuant to Section 5.02.

2.29 Employee shall mean any person employed by the Employer or any other employer required to be aggregated with such Employer under Code Sections 414(b), (c), (m) or (o).

The term Employee shall include Owner-Employees and any Leased Employee deemed to be an Employee as provided in Sections 414(n) or (o) of the Code of any Employer described in the preceding paragraph. Provided, however, Leased Employees shall not be covered under this Plan as an Employee unless such participation is required to meet the minimum coverage requirements under Section 410(b)(1) of the Code.

The term Employee shall exclude any independent contractor. The term Employee shall exclude, for purposes of participation in this Plan, the following categories of persons:

A person who is a member of a union with which the Employer has a collective bargaining agreement directly or through an employer’s association in which retirement benefits have been the subject of good faith bargaining between the Employer and its employees who are covered by the collective bargaining contract, unless the collective bargaining agreement requires the Employee to be covered under the Plan.

Nonresident aliens who do not receive any earned income (as defined in Section 911(d)(2) of the Code) from the Employer which constitutes United States source income (as defined in Section 861(a)(3) of the Code).

Any individual who is deemed by the Employer to be an independent contractor and/or is treated as a Leased Employee and who is subsequently determined by a regulatory agency, judicial proceeding or settlement to be an Employee, shall be deemed by the Employer excluded from eligibility under this Plan from the effective date that the status of Employee is so determined by the regulatory agency, judicial proceeding or settlement.

Notwithstanding any other provision of this Section 2.29, an employee of an employer required to be aggregated with the Employer under Code Section 414(b), (c), (m) or (o) shall be eligible to participate in this Plan only if such employer is included as a participating employer under Section 16.12 of this Plan.

2.30 Employee After-Tax Contribution shall mean any contribution made by or on behalf of a Participant on an after-tax basis pursuant to Section 5.01.

2.31 Employee After-Tax Contribution Account shall mean an account established for a Participant for the purpose of receiving contributions made to the Plan by the Participant pursuant to Section 5.01.

2.32 Employer shall mean the Company and any other entity adopting this Plan pursuant to Section 16.12.

2.33 Employer Contributions shall mean contributions made by the Employer pursuant to Section 4.01.

2.34 Employer Contribution Account shall mean an account established for a Participant for the purpose of receiving contributions made to the Plan by the Employer pursuant to Section 4.01 and Article VI, if applicable.

2.35 Entry Date shall mean the first day of any month.

2.36 ERISA shall mean the Employee Retirement Income Security Act of 1974, as amended.

2.37 Excess Aggregate Contribution shall mean, with respect to any Plan Year, the excess of:

(a)
The aggregate Contribution Percentage Amounts taken into account in computing the numerator of the Contribution Percentage actually made on behalf of a Highly Compensated Employee for such Plan Year, over

(b)
The maximum Contribution Percentage Amounts permitted by the ACP test (determined hypothetically by reducing contributions made on behalf of Highly Compensated Employees in order of their Contribution Percentages beginning with the highest of such percentages).

Such determination shall be made after first determining Excess Elective Deferrals pursuant to Section 5.04 and then determining Excess Contributions pursuant to Section 6.02.

2.38 Excess Compensation shall mean the Employee’s Compensation, per Section 2.15, in excess of the Integration Level.

2.39 Excess Contributions shall mean, with respect to any Plan Year, the excess of:

(a)
The aggregate amount of Employer Contributions actually taken into account in computing the ADP of Highly Compensated Employees for such Plan Year, over

(b)
The maximum amount of such contributions permitted by the ADP test (determined by hypothetically reducing contributions made on behalf of Highly Compensated Employees in order of the ADPs, beginning with the highest of such percentages).

2.40 Excess Elective Deferrals shall mean those Elective Deferrals of a Participant that either (1) are made during the Participant’s taxable year and exceed the dollar limitation under Code Section 402(g) (including, if applicable, the dollar limitation on catch-up contributions defined in Code Section 414(v)) for such year; or (2) are made during a calendar year and exceed the dollar limitation under Code Section 402(g) (including, if applicable, the dollar limitation on catch-up contributions defined in Code Section 414(v)) for the Participant’s taxable year beginning in such calendar year, counting only Elective Deferrals made under this Plan or any other plan, contract or arrangement maintained by the Employer. Excess Elective Deferrals shall be treated as Annual Additions under the Plan.

2.41 Fiscal Year shall mean the Plan Year.

2.42 Highly Compensated Employee shall include Highly Compensated active Employees and Highly Compensated former Employees.

A Highly Compensated active Employee includes any Employee who performs service for the Employer during the Determination Year and who, during the Look-Back Year or the Determination Year:

(a)
Was a 5-percent owner (as defined in Section 416(i)(1) of the Code) of the Employer at any time during the current or the preceding year, or

(b)
for the preceding year - had Compensation (as defined in Section 2.16, for the entire Plan Year) from the Employer in excess of $80,000 (as adjusted by the Secretary pursuant to Section 415(d) of the Code, except that the base period is the calendar quarter ending September 30, 1996); and, if the Employer so elects below, was in the top paid group of Employees for such preceding year.

A Highly Compensated former Employee is based on the rules applicable to determining Highly Compensated Employee status as in effect for that Determination Year, in accordance with Section 1.414(q)-1T, A-4 of the temporary Income Tax Regulations and Internal Revenue Service Notice 97-45.

The determination of who is a Highly Compensated Employee, including the determinations of the number and identity of Employees in the top paid group, will be made in accordance with Section 414(q) of the Code and the regulations thereunder.

In determining who is a Highly Compensated Employee the Employer makes the top paid group election. The effect of this election is that an Employee (who is not a 5-percent owner at any time during the Determination Year or the Look-Back Year) with Compensation in excess of $80,000 (as adjusted) for the Look-Back Year is a Highly Compensated Employee only if the Employee was in the top-paid group for the Look-Back Year. This election is effective January 1, 2001.

In determining who is a Highly Compensated Employee (other than as a 5-percent owner) the Employer makes a calendar year data election. The effect of this election is that the Look-Back Year is the calendar year beginning with or within the Look-Back Year. The Plan may not use this election to determine whether an Employee is a Highly Compensated Employee on account of being a 5-percent owner. This election is effective January 1, 2001.

An Employer making a top paid group election is not required to also make the calendar year data election. Likewise, an Employer making a calendar year data election is not required to make a top paid group election.

If the Employer makes both the top paid group election and the calendar year data election above, the Look-Back Year in determining the top paid group must be the calendar year beginning with or within the Look-Back Year. The top paid group election and the calendar year data election must apply consistently to the Determination Years of all plans of the Employer, except that the consistency requirement will not apply to Determination Years beginning with or within the 1997 calendar year, and for Determination Years beginning on or after January 1, 1998 and before January 1, 2000, satisfaction of the consistency requirement is determined without regard to any nonretirement plans of the Employer. Other transitional rules apply with respect to the consistency requirement as set forth in Internal Revenue Service Notice 97-45. For a Plan Year beginning on or after January 1, 1997 and before January 1, 1998 an Employer may make a calendar year calculation election under Section 1.414(q)-1T, A-14(b) of the temporary Income Tax Regulations as provided for in Internal Revenue Service Notice 97-45 taking into account the statutory amendments made by the Small Business Job Protection Act of 1996 to Section 414(q) of the Code.

2.43 Hour of Service for an Elapsed Time Plan shall have the meaning set forth in Section 3.01.

2.44 Integration Level shall mean the Taxable Wage Base.

2.45 Investment Manager shall mean a fiduciary other than the Company appointed pursuant to Section 11.04 to manage, acquire or dispose of any asset of the Trust Fund who acknowledges in writing his fiduciary obligation to the Plan and Trust and who is:

(a)
an investment advisor registered under the Investment Advisor’s Act of 1940;

(b)
a bank as defined in that Act; or

(c)
an insurance company qualified to perform investment management services under the laws of more than one state of the United States.

2.46 Leased Employee shall mean any person (other than an employee of the recipient) who pursuant to an agreement between the recipient Employer and any other person (leasing organization) has performed services for the recipient Employer (or for the recipient Employer and related persons determined in accordance with Section 414(n)(6) of the Code) on a substantially full time basis for a period of at least one year, and such services are performed under the primary direction or control of the recipient Employer. Contributions or benefits provided a Leased Employee by the leasing organization which are attributable to services performed for the recipient Employer shall be treated as provided by the recipient Employer.

A Leased Employee shall not be considered an Employee of the recipient Employer if:

(a)
Such employee is covered by a money purchase pension plan maintained by the leasing organization and which provides:

(i)
A nonintegrated employer contribution rate of at least 10 percent (10%) of compensation, as defined in Section 415(c)(3) of the Code, but including amounts contributed pursuant to a salary reduction agreement which are excludable from the employee’s gross income under Section 125, Section 402(e)(3), Section 402(h) or Section 403(b) of the Code;

(ii)
Immediate participation; and

(iii)
Full and immediate vesting.

(b)
Leased Employees do not constitute more than 20 percent (20%) of the recipient Employer’s nonhighly compensated workforce.

2.47 Limitation Year shall mean the Plan Year.

2.48 Look-Back Year shall mean the twelve (12) consecutive month period immediately preceding the Determination Year, unless the calendar year data election is selected in Section 2.42.

2.49 Matching Contribution shall mean an Employer contribution made to this or any other defined contribution plan on behalf of a Participant on account of a Participant’s Elective Deferrals, under a plan maintained by the Employer in Section 2.49.

Employer contributions are not Matching Contributions made on account of Elective Deferrals if they are contributed before the cash or deferred election is made or before the Employees’ performance of services with respect to which the Elective Deferrals are made (or when the cash that is subject to the cash or deferred elections would be currently available, if earlier). In addition, an employer contribution is not a Matching Contribution made on account of an Employee After-Tax Contribution if it is contributed before the Employee After-Tax Contribution. This paragraph does not apply to a forfeiture that is allocated as a Matching Contribution. In addition, an allocation of shares from an employee stock ownership plan loan suspense account described in Treasury Regulation Section 54.4975-11(c) and (d) will not fail to be treated as a Matching Contribution solely because the Employer contribution that resulted in the release and allocation of those shares from the suspense account is made before the Employees’ performance of services with respect to which the Elective Deferrals are made (or when the cash that is subject to the cash or deferred elections would be currently available, if earlier) provided that:

(1)
The contribution is for a required payment that is due under the loan terms; and

(2)
The contribution is not made early with a principal purpose of accelerating deductions.

The timing of contributions will not be treated as failing to satisfy the requirements of the immediately preceding paragraph merely because contributions are occasionally made before the Employees’ performance of services with respect to which the Elective Deferrals are made (or when the cash that is subject to the cash or deferred elections would be currently available, if earlier) in order to accommodate bona fide administrative considerations and are not paid early with a principal purpose of accelerating deductions.

2.50 Matching Contribution Account shall mean an account established for a Participant for the purpose of receiving Matching Contributions made by the Employer to the Plan pursuant to Section 4.02 and/or Section 4.03 and/or Article VI, if applicable.

2.51 Maximum Permissible Amount shall mean for the Limitation Years beginning after December 31, 2001, except to the extent permitted under Section 414(v) of the Code (if applicable), the Annual Addition that may be contributed or allocated to a Participant’s Account under the Plan for any Limitation Year which shall not exceed the lesser of:

(a)
$40,000, as adjusted for increases in the cost-of-living under Section 415(d) of the Code, or

(b)
100 percent of the Participant’s Compensation, within the meaning of Section 415(c)(3) of the Code, for the Limitation Year.

The Compensation limit referred to in (b) above shall not apply to any contribution for medical benefits after separation from service (within the meaning of Code Section 401(h) or Section 419A(f)(2) of the Code) which is otherwise treated as an Annual Addition.

If there is a short Limitation Year because of a change in the Limitation Year, the Administrator will multiply the $40,000 limitation (or larger limitation) by the following fraction: number of months in the short Limitation Year divided by twelve (12).

2.52 Named Fiduciary shall mean the Company.

2.53 Nonhighly Compensated Employee shall mean an Employee of the Employer who is not a Highly Compensated Employee.

2.54 Normal Retirement Age shall mean the date on which a Participant or a former Participant attains age 65 (not to exceed 65).

2.55 Normal Retirement Date shall mean the date on which a Participant retires after attaining Normal Retirement Age.

2.56 Owner-Employee shall mean an individual who is a sole proprietor, or who is a partner owning more than 10 percent (10%) of either the capital or profits interest of the partnership.

2.57 Participant shall mean an Employee who has commenced participation in the Plan after having met the eligibility requirements of Article III. An Employee who becomes a Participant shall remain a Participant under the Plan until the Trustee has fully distributed the Participant’s vested account balance or deemed a nonvested account balance to be cashed out or forfeited. A Participant who is has incurred a severance from employment or who is otherwise in eligible to participate under the terms of Section 2.29 and Article III is an “inactive” Participant. Eligibility for contributions and various other plan provisions are limited to active Participants.

2.58 Participation Commencement Date shall mean the first day of the first Plan Year in which the Participant commenced participation in the Plan.

2.59 Plan shall mean the Navidea Biopharmaceuticals, Inc. 401(k) Plan and Trust, as set forth herein or as hereafter amended, and previously named the Neoprobe Corporation 401(k) Plan and Trust.

2.60 Plan Year shall mean the twelve (12) consecutive month period beginning January 1and ending December 31.

2.61 Reserved

2.62 Qualified Domestic Relations Order shall mean a domestic relations order as defined in Section 414(p) of the Code and Section 206(d)(3)(B) of ERISA and those other domestic relations orders permitted to be so treated by the Administrator under the provisions of the Retirement Equity Act of 1984.

Effective April 6, 2007, a domestic relations order that otherwise satisfies the requirements of a Qualified Domestic Relations Order will not fail to be a Qualified Domestic Relations Order: (i) solely because the order is issued after, or revises, another domestic relations order or Qualified Domestic Relations Order; or (ii) solely because of the time at which the order is issued, including issuance after the annuity starting date or after the Participant’s death. Such a domestic relations order is subject to the same requirements and protections that apply to Qualified Domestic Relations Orders.

2.63 Qualified Election shall mean a waiver of a Qualified Joint and Survivor Annuity or Qualified Pre-Retirement Survivor Annuity made in writing and consented to by the Participant’s Spouse. Any election shall not be effective unless: (a) the Participant’s Spouse consents in writing to the election; (b) the election designates a specific beneficiary including any class of beneficiaries or any contingent beneficiaries, which may not be changed without Spousal consent (or the Spouse expressly permits designations by the Participant without any further Spousal consent); (c) the Spouse’s consent acknowledges the effect of the election; and (d) the Spouse’s consent is witnessed by a plan representative or notary public. Additionally, a Participant’s waiver shall not be effective unless the election designates a form of benefit payment which may not be changed without Spousal consent (or the Spouse expressly permits designations by the Participant without any further Spousal consent). If it is established to the satisfaction of a Plan representative that there is no Spouse or that the Spouse cannot be located, a waiver will be deemed a Qualified Election. Any consent by a Spouse (or establishment that the consent of a Spouse may not be obtained) shall be effective only with respect to such Spouse. A consent that permits designations by the Participant without any requirement of further consent by such Spouse must acknowledge that the Spouse has the right to limit consent to a specific beneficiary, and a specific form of benefit where applicable, and that the Spouse voluntarily elects to relinquish either or both of such rights. A revocation of a prior waiver may be made by a Participant without the consent of the Spouse at any time before the commencement of benefits. The number of revocations shall not be limited. No consent obtained under this provision shall be valid unless the Participant has received notice as provided in Section 9.02 or 9.03.

2.64 Qualified Employer Contribution shall mean contributions made by the Employer and elected under Section 6.06 to be treated as Qualified Employer Contributions.

2.65 Qualified Employer Contribution Account shall mean an account established for a Participant for the purpose of receiving Qualified Employer Contributions made by the Employer to the Plan pursuant to Section 6.06.

2.66 Qualified Joint and Survivor Annuity shall mean an immediate annuity for the life of the Participant with a survivor annuity to the Participant’s Spouse which is not less than fifty percent (50%) and not more than one hundred percent (100%), of the amount of the annuity which is payable during the joint lives of the Participant and the Participant’s Spouse and which is the amount of benefit which can be purchased with the Participant’s vested Account balance. The Participant may, with Spousal consent, elect to receive a smaller annuity benefit with continuation of the payments to the Spouse at a rate of 75% or 100% of the rate payable to a Participant during his lifetime. The survivor annuity to the Spouse shall automatically be fifty percent (50%) of the amount of the annuity which is payable during the joint lives of the Participant and the Participant’s Spouse unless the Participant and the Participant’s Spouse elect otherwise.

2.67 Qualified Pre-Retirement Survivor Annuity shall mean an annuity for the life of the surviving Spouse which is the amount that can be purchased with the Participant’s vested Account balance (as of the date of death), the Actuarial Equivalent of which is not less than fifty percent (50%) of the Participant’s non-forfeitable Account balance as determined on the Participant’s date of death.

2.68 Qualifying Employer Real Property shall mean parcels of employer real property under ERISA Section 407(d)(2) -- (A) if a substantial number of the parcels are dispersed geographically; (B) if each parcel of real property and the improvements thereon are suitable (or adaptable without excessive cost) for more than one use; (C) even if all of such real property is leased to one lessee (which may be the Employer, or an affiliate of the Employer); and (D) if the acquisition and retention of such property comply with the provisions of ERISA Part 4 (other than Section 404(a)(1)(B) to the extent it requires diversification, and Section 404(a)(1)(C), 406, and ERISA 407(a)).

2.69 Qualifying Employer Securities shall mean an employer security, under ERISA Section 407(d)(1), which is:

(A)
stock,

(B)
a marketable obligation (as defined in ERISA 407(e)), or

(C)
an interest in publicly traded partnership (as defined in Section 7704(b) of the Code, but only if such partnership is an existing partnership as defined in Section 10211(c)(2)(A) of the Revenue Act of 1987).

After December 17, 1987, in the case of a plan other than an eligible individual account plan, an Employer Security described in subparagraph (A) or (C) shall be considered a Qualifying Employer Security only if such employer security satisfies the requirements of ERISA Section 407(f)(1).

2.70 Reserved

2.71 Rollover Account shall mean an account established for an Employee for the purposes of receiving a rollover contribution made to the Plan in accordance with the terms of Section 11.05 or receiving a trustee to trustee transfer made in accordance with the terms of Section 11.06.

2.72 Self-Employed Individual shall mean an individual who has Earned Income for the taxable year from the trade or business for which the Plan is established; also, an individual who would have had Earned Income but for the fact that the trade or business had no net profits for the taxable year.

2.73 Spouse shall mean the Spouse or surviving Spouse of the Participant, provided that a former Spouse, to the extent provided under a Qualified Domestic Relations Order as described in Section 414(p) of the Code, will be treated as the Spouse or surviving Spouse.

2.74 Reserved

2.75 Taxable Wage Base shall mean a uniform dollar amount not in excess of the contribution and benefit base under Section 230 of the Social Security Act in effect as of the first day of the Plan Year.

2.76 Trust or Trust Fund shall mean the assets of the Plan and Trust as shall exist from time to time.

2.77 Trustee shall mean Mid Atlantic Trust Company or the person(s) or entity(ies) serving as Trustee pursuant to Article XI and any successor thereto.

2.78 Valuation Date shall mean the last day of the Plan Year and such other date or dates deemed necessary or appropriate by the Administrator.

2.79 Year of Service shall mean:

For purposes of determining eligibility to participate in the Plan, Year of Service shall mean the twelve (12) consecutive month period during which an Employee completes 1,000 Hours of Service and it shall begin on the day an Employee first performs an Hour of Service and end on the day immediately preceding the anniversary thereof. Succeeding Years of Service shall be based on the Plan Year and shall begin with the Plan Year in which the first anniversary of an Employee’s employment with the Employer commences. An Employee who is credited with 1000 Hours of Service in both the initial eligibility computation period and the first Plan Year which commences prior to the first anniversary of the Employees initial eligibility computation period will be credited with two (2) Years of Service for purposes of eligibility to participate.

For purposes of determining eligibility for allocations of contributions or forfeitures, see Sections 4.02, 4.03, and 4.07.

For vesting purposes, if the Employer maintains a plan of a predecessor employer, service for such predecessor shall be treated as service for the Employer.

ARTICLE III

ELIGIBILITY AND PARTICIPATION

3.01 Service Crediting for Eligibility for an Elapsed Time Plan.

An Employee who is in a class of employees eligible to participate in the Plan shall be eligible to participate in the Plan on the Entry Date immediately following the completion of 3 months of service (not to exceed 12 months) upon the first hour of employment with the Employer and attainment of age 20 ½ (not to exceed 21).

For purposes of determining an Employee’s initial or continued eligibility to participate in the Plan an Employee will receive credit for the aggregate of all time period(s) commencing with the Employee’s first day of employment or reemployment and ending on the date a Break in Service begins. The first day of employment or reemployment is the first day the Employee performs an Hour of Service. An Employee will also receive credit for any Period of Severance of less than 12 consecutive months. Fractional periods of a year will be expressed in terms of days. If the Employer maintains the plan of a predecessor employer, service with the predecessor is counted as service with the Employer.

For purposes of this Section 3.01, Hour of Service shall mean each hour for which an Employee is paid or entitled to payment for the performance of duties for the Employer.

Notwithstanding the foregoing, each Employee who was a Participant in this Plan prior to the Effective Date of this amendment and restatement shall continue to be a Participant under this Plan.

Effective December 12, 1994, notwithstanding any other provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code. Additionally, each Employee shall be credited with Hours of Service in accordance with the Family and Medical Leave Act, but only for the purposes of and to the extent required by the statute.

Period of Severance is a continuous period of time during which the Employee is not employed by the Employer. Such period begins on the date the Employee retires, quits or is discharged, or if earlier, the 12 month anniversary of the date on which the Employee was otherwise first absent from service.

In the case of an individual who is absent from work for maternity or paternity reasons, the 12-consecutive month period beginning on the first anniversary of the first date of such absence shall not constitute a Break in Service. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence (1) by reason of the pregnancy of the individual, (2) by reason of the birth of a child of the individual, (3) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (4) for purposes of caring for such child for a period beginning immediately following such birth or placement.

Each Employee who has fulfilled the eligibility requirements of this Section 3.01 will share in Employer Contributions for the period beginning on the date the Employee commences participation under the Plan and ending on the date on which such Employee severs employment with the Employer or is no longer a member of an eligible class of employees. Section 4.07 of this Plan sets forth the requirements for an allocation of the Employer Contribution to the Account of any individual Participant. An Employee otherwise eligible, who is in an ineligible class of employees, will immediately participate in the Plan on becoming a member of an eligible class.

If the Employer is a member of an affiliated service group (under Section 414(m)), a controlled group of corporations (under Section 414(b)), a group of trades or businesses under common control (under Section 414(c)) or any other entity required to be aggregated with the Employer pursuant to Section 414(o), service will be credited for any employment for any period of time for any other member of such group. Service will also be credited for any individual required under Section 414(n) or Section 414(o) to be considered an employee of any employer aggregated under Section 414(b), (c) or (m). Notwithstanding any other provision of this Plan, an employee of an affiliated service group, control group or corporation (or a group of trade or businesses under common control) or any other entity required to be aggregated with the Employer pursuant to Code Sections 414(o), (n), (b), (c) or (m), will be eligible to participate in this Plan in accordance with Section 16.12 of this Plan and on completion of the eligibility requirements of Article III.

3.02 Application for Participation.

Participation in the Plan is voluntary and shall be automatically commenced by an Employee who has met the eligibility requirements of Section 3.01 as of any Entry Date, however, in order to begin making Elective Deferral Contributions, an eligible Employee must deliver a signed Contribution Agreement to the Employer prior to his initial Entry Date on which he desires to begin making contributions to the Plan or at such other time as determined by the Administrator. If a Participant does not execute a Contribution Agreement effective on his initial Entry Date, such Participant may execute a Contribution Agreement at any time as provided in the first paragraph of Section 5.02(c).

3.03 Participation Upon Re-Employment.

A Participant whose employment terminates and who is subsequently re-employed shall re-enter the Plan as an active Participant immediately on the date of his re-employment. In the event that an Employee completes the eligibility requirements of Section 3.01, but his employment terminates prior to becoming a Participant and he is subsequently re-employed, such Employee shall be deemed to have met the eligibility requirements as of the date of his re-employment and shall become a Participant on the date of his re-employment; provided, however, that if he is re-employed prior to the date he would have become a Participant if his employment had not terminated, he shall become a Participant as of the date he would have become a Participant if his employment had not terminated. Any other Employee whose employment terminates and who is subsequently reemployed shall become a Participant in accordance with the provisions of Section 3.01.

3.04 Authorized Leave of Absence.

A Participant on an Authorized Leave of Absence shall not be deemed to have incurred a Break in Service, provided such Participant returns to the employ of the Employer within thirty (30) days after such Authorized Leave of Absence ends.

Notwithstanding the foregoing, if a Participant is on an Authorized Leave of Absence due to qualified military service under Section 414(u) of the Code, such Participant shall not be deemed to have incurred a Break in Service, provided the Participant returns to the employ of the Employer within the later of (a) thirty days after such Authorized Leave of Absence ends; or (b) within the time prescribed in Section 414(u) of the Code. Further, any additional elective contributions made on behalf of a Participant in connection with qualified military service shall not be taken into account for nondiscrimination testing purposes.

3.05 Past Service with Former Employer.

Service with a predecessor Employer must be counted for purposes of the Plan if the successor continues to maintain the Plan of the predecessor Employer.

3.06 Omission of Eligible Employee.

Correction by the Employer for this failure must be done in accordance with the requirements of the Employee Plans Compliance Resolution System (“EPCRS”) (i.e., in accordance with Revenue Procedure 2013-12 or subsequent guidance).

3.07 Inclusion of Ineligible Employee.

Correction by the Employer for this failure must be done in accordance with the requirements of the Employee Plans Compliance Resolution System (“EPCRS”) (i.e., in accordance with Revenue Procedure 2013-12 or subsequent guidance).

ARTICLE IV

EMPLOYER CONTRIBUTIONS

4.01 Employer Contributions.

The Employer intends to make contributions to the Plan irrespective of whether it has profits, in amounts determined by it in its discretion each Plan Year. Provided that any such Employer Contribution amount shall not exceed the maximum amount deductible for Federal income tax purposes. Employer Contributions shall be allocated to each Participant’s Employer Contribution Account as described in Section 4.07 and shall be vested as provided in Section 8.01.

The Employer’s Contribution shall be paid to the Plan not later than the time prescribed by law for filing the Employer’s Federal income tax return (including extensions) for the Employer’s taxable year with respect to which a deduction for the contribution is claimed.

4.02 Matching Contributions for Elective Deferrals.

The Employer shall make Matching Contributions to the Plan equal to a percentage of the Elective Deferrals made by a Participant, such percentage to be determined at the discretion of the Employer. Matching Contributions to the Plan may be made in the form of shares of Qualifying Employer Securities and shall be based upon each Participant’s Elective Deferral Contribution determined on a quarterly basis. The value of the Matching Contribution shall be based upon the value of the Qualifying Employer Securities as determined by the Company on a uniform and nondiscriminatory basis.

Such Matching Contributions shall be vested as provided in Section 8.01 and shall be allocated to the Matching Contribution Account of all eligible Participants who shall include any Participant regardless of the Participant’s Hours of Service.

Matching Contributions may be made by the Employer and allocated to the Matching Contribution Account of a Participant quarterly, provided, however, such Matching Contributions shall be made no later than the time prescribed by law for filing the Employer’s Federal income tax return (including extensions) for the taxable year with respect to which the Matching Contributions are made.

4.03 Reserved.

4.04 Form of Contribution.

Contributions made by the Employer shall be in Qualifying Employer Securities.

4.05 For Exclusive Benefit of Participants.

Any and all contributions made by the Employer to the Trust Fund, with the exception contained in Section 4.08, shall be irrevocable and neither such contributions nor any income therefrom shall be used for, nor diverted to, purposes other than for the exclusive benefit of Participants or their beneficiaries under the Plan.

4.06 Limitations on Allocations.

(a)
General Limitation. Notwithstanding any other provisions of this Plan, the aggregate Annual Addition to a Participant’s Account under this Plan and all other defined contribution plans (as defined in Section 414(i) of the Code) of the Employer covering such Participant shall not exceed the Maximum Permissible Amount.

(b)
Disposition of Excess Amount. The Employer shall not contribute an amount to the Plan which would cause the Annual Addition to any Participant’s Account to exceed the Maximum Permissible Amount. Excess Amount, for purposes of this Section shall mean the excess of the Participant’s Annual Additions for the Limitation Year over the Maximum Permissible Amount.

However, if the Annual Addition to any Participant’s Account exceeds the Maximum Permissible Amount due to allocation of forfeitures, a reasonable error in estimating Compensation, a reasonable error in determining the amount of Elective Deferrals (within the meaning of Section 402(g)(3)) that may be made with respect to any individual under the limits of Section 415 of the Code, or under any other limited facts and circumstances as set forth by the Commissioner of the Internal Revenue Service (the “Commissioner”), then any contributions made by the Participant for the Plan Year, to the extent of the excess, shall be returned to the Participant. If, after returning such contributions to the Participant, an excess still exists, such excess shall be reallocated to all other eligible Participants in the same manner that the initial allocation of the employer contribution was made. If an excess cannot be reallocated to any Participant’s Account without exceeding the Maximum Permissible Amount, any amount that remains unallocated shall be held in a holding account and administered as described in this Section 4.06.

The amount in such holding account shall be reallocated as an employer contribution to the Accounts of Participants in the next Limitation Year and, if necessary, in succeeding Limitation Years. No profits or losses attributable to the assets of the Trust shall be allocated to such holding account. The Employer shall not make any contributions to the Plan and the Plan shall not accept any Participant contributions that would constitute Annual Additions until all amounts held in such holding account are allocated to Participants’ Accounts in succeeding Limitation Years. Notwithstanding the foregoing, the otherwise permissible Annual Addition for any Participant under this Plan may be further reduced to the extent necessary, as determined by the Administrator, to prevent disqualification of the Plan under Section 415 of the Code, which imposes additional limitations on the benefits payable to Participants who also may be participating in another tax qualified pension, profit sharing, savings or stock bonus plan of the Employer. The Administrator shall advise affected Participants of any such additional limitation on their Annual Additions.

Provided, however, that for Limitation Years beginning on or after July 1, 2007, in correcting an amount that exceeds the Maximum Permissible Amount, the Employer may use a correction method as set forth under the Employee Plans Compliance Resolution System or any successor thereto (i.e., Revenue Procedure 2013-12 or subsequent guidance), and may not use any other correction method.

(c)
More than One Defined Contribution Plan.

This Section applies if, in addition to this Plan, the Participant is covered under another qualified defined contribution plan maintained by the Employer, a welfare benefit fund, as defined in Section 419(e) of the Code maintained by the Employer, or an individual medical account, as defined in Section 415(1)(2) of the Code, maintained by the Employer, which provides an Annual Addition during any Limitation Year. If the Annual Additions with respect to the Participant under other defined contribution plans and welfare benefit funds maintained by the Employer are less than the Maximum Permissible Amount and the Employer Contribution that would otherwise be contributed or allocated to the Participant’s Account under this Plan would cause the Annual Additions for the Limitation Year to exceed this limitation, the amount contributed or allocated will be reduced so that the Annual Additions under all such plans and funds for the Limitation Year will equal the Maximum Permissible Amount. If the Annual Additions with respect to the Participant under such other defined contribution plans and welfare benefit funds in the aggregate are equal to or greater than the Maximum Permissible Amount, no amount will be contributed or allocated to the Participant’s Account under this Plan for the Limitation Year. If as a result of the allocation, a Participant’s Annual Additions under this Plan and such other plans would result in an excess amount for a Limitation Year, the excess amount will be deemed to consist of the Annual Additions last allocated, except that Annual Additions attributable to a welfare benefit fund or individual medical account will be deemed to have been allocated first regardless of the actual allocation date. If an Excess Amount was allocated to a Participant on an allocation date of this Plan, which coincides with an allocation date of another plan, the Excess Amount will be attributed as of such date to this Plan.

4.07 Allocation of Employer Contributions and Forfeitures.

(a)
Eligibility for Allocation of Contributions for a Non-Safe Harbor Plan. The Employer Contributions and forfeitures (if forfeitures are allocated to the Participant’s Account pursuant to Section 4.07(b)) to the Plan for each Plan Year, if any, shall be allocated to the Employer Contribution Account of eligible Participants who shall include any Participant who is employed as of the last day of the Plan Year.

(b)
Forfeiture Allocation.

Forfeitures shall first be made available to reinstate previously forfeited account balances of reemployed Participants, if any, pursuant to Article VIII. The remaining forfeitures, if any, shall be used to reduce the Employer Contribution for the current or subsequent Plan Year in which such forfeiture occurs.

(c)
Employer Contribution Allocation.

Floating Integration Allocation Method – Option 1 (design-based safe harbor). Employer Contributions, for the Plan Year shall be allocated to each eligible Participant’s Employer Contribution Account as follows:

Step One: Any Employer Contributions will be allocated simultaneously in accordance with this paragraph. The simultaneous allocation must result in an equal allocation percent not to exceed the maximum disparity rate, of each Participant’s total Compensation and of each Participant’s Excess Compensation; where the maximum disparity rate is equal to the lesser of 5.7%, or the applicable percentage determined in accordance with the table below:

Integration Level                                                                 Maximum Disparity Rate

Not exceeding the greater of $10,000 or
20% of the Taxable Wage Base                                                                                                5.7%

More than 20% but not more than
80% of the Taxable Wage Base                                                                                                4.3%

More than 80% but less than
100% of the Taxable Wage Base                                                                                                           5.4%

100% of the Taxable Wage Base                                                                                                           5.7%.

The allocation based on a Participant’s total Compensation is the same ratio that the Participant’s total Compensation bears to the total Compensation of all such eligible Participants. The allocation based on a Participant’s Excess Compensation is the same ratio that each Participant’s Excess Compensation bears to the Excess Compensation received by all such eligible Participants.

Step Two: Any Employer Contributions remaining after the allocation in Step One will be allocated in the ratio that each Participant’s total Compensation bears to the total Compensation received by all such eligible Participants.

Provided, however, if the Plan is Top-Heavy, Employer Contributions for the Plan Year will be allocated to each Participant’s Employer Contribution Account as follows:

Step One: Any Employer Contributions will be allocated in the ratio that each Participant’s total Compensation bears to the total Compensation by all such Participants, but not in excess of 3% of each Participant’s total Compensation.

Step Two: Any Employer Contributions remaining after the allocation in Step One will be allocated in the ratio that each Participant’s Excess Compensation bears to the Excess Compensation received by all such eligible Participants, but not in excess of three percent (3%) of each Participant’s Excess Compensation.

Step Three: Any Employer Contributions remaining after the allocation in Step Two will be allocated simultaneously in accordance with this paragraph. The simultaneous allocation must result in an equal allocation percent not to exceed the maximum disparity rate, of each Participant’s Compensation and of each Participant’s Excess Compensation; where the maximum disparity rate is equal to the lesser of 2.7%, or the applicable percentage determined in accordance with the table below:

Integration Level                                                                 Maximum Disparity Rate

Not exceeding the greater of $10,000 or
20% of the Taxable Wage Base                                                                                                2.7%

More than 20% but not more than
80% of the Taxable Wage Base                                                                                                1.3%

More than 80% but less than
100% of the Taxable Wage Base                                                                                                           2.4%

100% of the Taxable Wage Base                                                                                                           2.7%.

The allocation based on a Participant’s total Compensation is the same ratio that the Participant’s total Compensation bears to the total Compensation of all such eligible Participants. The allocation based on a Participant’s Excess Compensation is the same ratio that each Participant’s Excess Compensation bears to the Excess Compensation received by all such eligible Participants.

Step Four: Any Employer Contributions remaining after the allocation in Step Three will be allocated in the ratio that each Participant’s total Compensation bears to the total Compensation received by all such eligible Participants.

Notwithstanding any other provisions in this Section 4.07(c) and if this Plan provides for permitted disparity, then for any Plan Year that this Plan benefits any Participant who benefits under another qualified plan or simplified employee pension, as defined in Code Section 408(k), maintained by the Employer and that other plan provides for permitted disparity (or imputes disparity), Employer Contributions and forfeitures (if forfeitures are allocated to the Participant’s Account pursuant to Section 4.07(b)) will be allocated to the Account of each Participant who either completes more than 500 Hours of Service during the Plan Year or who is employed on the last day of the Plan Year in the ratio that such Participant’s total Compensation bears to the total Compensation of all Participants. Additionally, effective for Plan Years beginning on or after January 1, 1995, the cumulative permitted disparity limit for a Participant is 35 total cumulative permitted disparity years. Total cumulative permitted years means the number of years credited to the Participant for allocation or accrual purposes under this Plan or any other qualified plan or simplified employee pension plan (whether or not terminated) ever maintained by the Employer. For purposes of determining the Participant’s cumulative permitted disparity limit, all years ending in the same calendar year are treated as the same year. If the Participant has not benefited under a defined benefit or target benefit plan for any year beginning on or after January 1, 1994, the Participant has no cumulative disparity limit.

(d)
Correction of Allocations.

Notwithstanding the above, if the Plan would otherwise fail to meet the requirements of Section 410(b)(1)(A) and (B) of the Code and the Regulations thereunder because Employer Contributions as made under Section 4.01 have not been allocated to a sufficient number or percentage of Employees for a Plan Year, then the following rules shall apply:

(i)
The group of Participants eligible to share in the Employer Contribution and forfeitures (if forfeitures are allocated to Participants under Section 4.07(b) of this Plan) for the Plan Year shall be expanded to include the minimum number of Participants who would not otherwise be eligible as are necessary to satisfy the applicable test specified above. The specific Employees who shall become eligible to participate under the terms of this Section 4.07(d) shall be those who are actively employed on the last day of the Plan Year and who have completed the greatest number of Hours of Service in the Plan Year.

(ii)
If after application of paragraph (i) above, the applicable test is still not satisfied, then the group of Participants eligible to share in the Employer Contribution and forfeitures (if forfeitures are allocated to Participants under Section 4.07(b)) for the Plan Year shall be further expanded to include the minimum number of Employees who are not actively employed on the last day of the Plan Year as are necessary to satisfy the applicable test. The specific Employees who shall become eligible to share shall be those Employees not employed on the last day of the Plan Year who have completed the greatest number of Hours of Service in the Plan Year before terminating employment.

Nothing in this Section 4.07(d) shall permit the reduction of a Participant’s accrued benefit. Therefore any amounts that have previously been allocated to Participants may not be reallocated to satisfy these requirements. In such event, the Employer shall make an additional contribution equal to the amount such affected Participants would have received had they been included in the allocations, even if it exceeds the amount which would be deductible under Section 404 of the Code.

4.08 Return of Contributions.

All contributions made by the Employer are made for the exclusive benefit of the Participants and their beneficiaries. Notwithstanding the foregoing, effective as of December 22, 1987, amounts contributed to the Trust by the Employer pursuant to this Article IV shall be returned to the Employer under the circumstances and subject to the limitations set forth herein:

(a)
Disallowance of Deduction. To the extent that a Federal income tax deduction is disallowed for any contribution made by the Employer, the Trustee shall refund to the Employer the amount of such contribution disallowed within one (1) year of the date of such disallowance upon presentation of evidence of disallowance.

(b)
Denial of Initial Qualification. In the event that the Commissioner determines that the Plan is not initially qualified under the Code, any contribution made incident to that initial qualification by the Employer must be returned to the Employer within one (1) year after the date the initial qualification is denied, but only if the application for the qualification is made by the time prescribed by law for filing the Employer’s return for the taxable year in which the Plan is adopted, or such later date as the Secretary of the Treasury may prescribe.

(c)
Mistake of Fact. Any contribution made by the Employer because of a mistake shall be returned to the Employer within one (1) year of the contribution.

4.09 Definition of Benefiting.

A Participant is treated as benefiting under this Plan for purposes of Article IV and Article V for any Plan Year during which the Participant received or is deemed to receive an allocation in accordance with Treasury Regulation 1.410(b)-3(a).

ARTICLE V

PARTICIPANT CONTRIBUTIONS

5.01 Employee After-Tax Contributions.

Employee After-Tax Contributions to the Plan are not permitted.

5.02 Elective Deferral Contributions.

(a)
Amount. The Employer shall automatically deduct and withhold from such Participant’s Compensation each payroll period five percent (5%) of such Employee’s Compensation and contribute such amount to the Trust Fund on a before-tax basis, subject to the limitation of Section 5.04. Notwithstanding the foregoing, the Participant may execute a Contribution Agreement authorizing the Employer to deduct and withhold from such Employee’s Compensation a different percentage of such Compensation (including a zero Elective Deferral amount) and contribute such amount to the Trust Fund on a before-tax basis, subject to the limitation of Section 5.04. The Participant may also make a special salary deferral election of 100% of any bonus. Elective Deferral Contributions shall be held in a Participant’s Elective Deferral Account and shall be fully vested and non-forfeitable at all times. Prior to the time an automatic Elective Deferral election first goes into effect, a Participant must receive written notice concerning the effect of the automatic Elective Deferral election and his/her right to elect a different level of Elective Deferral under the Plan, including the right to elect not to defer. After receiving the notice, a Participant must have a reasonable time to enter into a new Contribution Agreement before any automatic Elective Deferral election goes into effect.

Provided, however, that with respect to Excess Elective Deferrals (including any Roth contributions) occurring in the Employee’s 2007 tax year, any refunds of Elective Deferrals that exceed the dollar limitation contained in Code Section 402(g) for the 2007 tax year shall be adjusted for income or loss up to the date of distribution and income or loss attributable to such excess for the period from the end of the tax year to the date of the return in the same manner as provided for Excess Contributions under Plan Section 6.02(c).

In no event may the Participant authorize such deduction of less than or in excess of the maximum and minimum percent as determined by the Employer each Plan Year under rules uniformly applicable to all Participants.

In no event, however, will a Participant be permitted to make a contribution for any year to the extent that the portion of his contribution which counts (for ceiling purposes) as an Annual Addition to all of his accounts in all individual account plans with the Employer, when added to the Employer Contributions, Matching Contributions, and forfeitures credited to his Account, causes the Annual Additions to his Account to exceed the Maximum Permissible Amount. Additionally, an Elective Deferral Contribution may not impair a Participant’s obligation for payroll taxes (FICA, Medicare), qualified transportation reimbursements and cafeteria plan deferrals.

(b)
Deposits. Amounts withheld shall be contributed to the Trustee on the earliest day that the funds can be segregated but in no event later than the fifteenth (15th) day of the month following the month in which the contributions were withheld. All contributions shall be made no later than thirty (30) days following the close of the Plan Year with respect to which the contribution was made. Contributions shall be credited to a Participant’s Elective Deferral Account upon receipt by the Trustee.

(c)
Contribution Agreement. An initial Contribution Agreement shall be effective as soon as administratively reasonable after the date the Employee is first eligible to participate provided it is filed with the Employer and shall remain in effect until a new Contribution Agreement is filed with the Employer. If a Participant does not execute a Contribution Agreement effective on his initial Entry Date, such Participant may execute a Contribution Agreement at any time after such initial Entry Date and such Contribution Agreement shall be effective as soon as administratively reasonable after the executed Contribution Agreement is filed with the Employer.

Effective for Elective Deferrals distributed after December 31, 2001, a Contribution Agreement is automatically suspended by the Employer for six (6) months following receipt by the Participant of a hardship distribution made under this Plan and any other plan of the Employer qualified under Section 401(a) of the Code.

A Contribution Agreement may be revoked at any time, provided that any revocation shall be effective on the first day of any calendar quarter next following the date the revocation is filed with the Employer.

A Contribution Agreement may be modified at any time, provided that any modification shall be effective on the first day of any calendar quarter next following the date the modification is filed with the Employer.

The Employer may amend or terminate any Contribution Agreement on written notice to the Participant if the Employer determines such amendment or termination of the Contribution Agreement is necessary to meet the nondiscrimination provisions of Code Section 401(k) and/or 401(m) or in order to meet other limitations or requirements of the Code.

(d)
Tax Treatment. In accordance with Section 401(k) of the Code, all amounts withheld from a Participant’s Compensation and contributed to such Participant’s Elective Deferral Account shall not be included in the gross income of the Participant for Federal income tax purposes and shall be deemed for tax purposes to be an Employer Contribution to the Plan.

(e)
Military Leave. If a Participant is on military leave, the Participant may continue to make salary deferrals to the Plan provided the Participant is receiving pay that is eligible for such contributions. The Participant will continue to remain eligible to receive Employer Matching Contributions as provided in Section 4.02 of the Plan. Upon return from military leave, the Participant may elect to make catch-up contributions to the Plan for a period equal to 3 times their military service or 5 years, whichever is less. The amount of such contributions shall be based on what the Participant’s Compensation would have been if their employment had not been interrupted for military service or the average Compensation during the year immediately preceding military service. To determine the amount of Matching Contribution an Employee is eligible to receive under this Section 5.02(e), the Employer will use an estimate of the Compensation the Participant would have received had the Participant remained employed. The make-up contributions will not be adjusted for past earnings.

5.03 Reserved.

5.04 Annual Elective Deferral Limitation.

In no event may the sum of the Employee Elective Deferrals withheld under the Contribution Agreement plus any supplemental withholding on behalf of any Participant to the Plan (or to any other plan maintained by the Employer) exceed the dollar limitation contained in Section 402(g) of the Code, (Section 402(g) Limit) as adjusted annually, for any taxable year of the Participant. If the Employer determines that the Elective Deferrals of any Employee for a calendar year would exceed the Section 402(g) Limit for the calendar year, the Employer shall not make any additional Elective Deferrals with respect to that Employee for the remainder of such calendar year, shall pay in cash to the Employee any amounts which would cause the Elective Deferrals to exceed the Section 402(g) Limit, and the Trustee shall distribute the amount in excess of the Section 402(g) Limit (the Excess Elective Deferrals), as adjusted for allocable income or loss, no later than April 15 of the following year. The Employer or the Trustee shall determine the amount of income or loss allocable to the Employee’s Excess Elective Deferrals in a manner similar to the allocable income or loss determination described in Section 6.02(c) for Excess Contributions, except the Employer or Trustee shall make the determination with reference to the income or loss allocable to such Elective Deferrals and with reference to the Employee’s taxable year rather than the Plan Year; provided, however, that no income or loss attributable to such excess for the period from the end of the Plan Year to the date of return need be calculated for a distribution adjustment. If the Trustee distributes the Excess Elective Deferrals by the appropriate April 15, it may make the distribution irrespective of any other provision under this Plan or the Code.

Provided, however, that the Plan Administrator shall only calculate allocable income for the gap period (i.e., the period after the close of the taxable year in which the excess deferral occurred and prior to the distribution) for Excess Elective Deferrals made in taxable year 2007; and provided that the Plan Administrator will calculate and distribute the gap period allocable income only if the Plan Administrator in accordance with the Plan terms otherwise would allocate the gap period allocable income to the Participant’s account.

If an Employee participates in another plan under which he makes Elective Deferrals pursuant to Section 401(k) of the Code, Elective Deferrals under a simplified employee pension, or salary reduction contributions to a tax sheltered annuity, irrespective of whether the Employer maintains the other plan, the Employee may assign to this Plan any Excess Elective Deferrals made during a taxable year of the Participant by providing the Employer a written claim for excess deferrals made for a calendar year. The eligible Employee must submit the claim no later than the April 15 following the close of the individual’s taxable year and the claim shall specify the amount of the Employee’s Elective Deferrals under this Plan which are excess deferrals. If the Employer receives a timely claim, it shall direct the Trustee to distribute to the Employee the excess deferral, as adjusted for allocable income or loss, which the Employee has assigned to this Plan in accordance with the distribution procedure described in the immediately preceding paragraph.

Notwithstanding the above, a Participant is deemed to have notified the Plan of the Excess Elective Deferrals to the extent the Participant has Excess Elective Deferrals for the taxable year by taking into account only Elective Deferrals under this Plan and other plans of the Employer.

Matching Contributions which relate to Excess Elective Deferrals which are distributed pursuant to this Section 5.04 shall be forfeited.

No Participant shall be permitted to have Elective Deferrals made under this Plan, or any other qualified plan maintained by the Employer during any taxable year, in excess of the dollar limitations contained in Section 402(g) of the Code in effect for such taxable year, except to the extent permitted by this Section 5.04 and Section 414(v) of the Code, if applicable.

 ARTICLE VI

NON-DISCRIMINATION TESTING

6.01 Actual Deferral Percentage Test.

(a)
Current Year Testing - ADP Test. The ADP tests as set forth in (i) and (ii) below, will be applied by comparing the current Plan Year’s ADP for Participants who are Highly Compensated Employees with the current Plan Year’s ADP for Participants who are Nonhighly Compensated Employees. Once made, the Employer can elect prior year testing for a Plan Year only if the Plan has used current year testing for each of the preceding 5 Plan Years (or if lesser, the number of Plan Years the Plan has been in existence) or if, as a result of a merger or acquisition described in Code Section 410(b)(6)(C)(i), the Employer maintains both a plan using prior year testing and a plan using current year testing and the change is made within the transition period described in Code Section 410(b)(6)(C)(ii).

(i)
The ADP for a Plan Year for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the ADP for Participants who are Nonhighly Compensated Employees for the Plan Year multiplied by 1.25; or

(ii)
The ADP for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the ADP for Participants who are Nonhighly Compensated Employees for the Plan Year multiplied by 2.0, provided that the ADP for Participants who are Highly Compensated Employees does not exceed the ADP for Participants who are Nonhighly Compensated Employees in the Plan Year by more than two (2) percentage points.

(b)
Special Rules. The following rules shall apply for purposes of the ADP test:

(i)
The ADP for any Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Elective Deferrals (and Qualified Employer Contributions if treated as Elective Deferrals for purposes of the ADP test) allocated to his or her Accounts under two or more arrangements described in Section 401(k) of the Code, that are maintained by the Employer, shall be determined as if such Elective Deferrals (and, if applicable, such Qualified Employer Contributions) were made under a single arrangement. If a Highly Compensated Employee participates in two or more cash or deferred arrangements of the Employer that have different Plan Years, all cash or deferred arrangements of the Employer made during the Plan Year shall be aggregated. For Plan Years beginning before 2006, all such cash or deferred arrangements shall be treated as a single arrangement. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under Section 401(k) of the Code.

(ii)
In the event that this Plan satisfies the requirements of Sections 401(k), 401(a)(4), or 410(b) of the Code only if aggregated with one or more other plans including an Employee Stock Ownership Plan (“ESOP”), or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with this Plan, then this Section 6.01 shall be applied by determining the ADP of Employees as if all such plans were a single plan. If more than 10 percent of the Employer’s Nonhighly Compensated Employees are involved in a plan coverage change as defined in Regulations Section 1.401(k)-2(c)(4), then any adjustments to the Nonhighly Compensated Employees’ ADP for the prior year will be made in accordance with such Regulations, unless the Employer has elected to use the current year testing method. For Plan Years beginning after December 31, 1989, plans may be aggregated in order to satisfy Section 401(k) of the Code only if they have the same Plan Year and use the same ADP testing method.

(iii)
For purposes of determining the ADP test, Elective Deferrals and Qualified Employer Contributions must be made before the last day of the twelve (12) month period immediately following the Plan Year to which contributions relate.

(iv)
The Employer shall maintain records sufficient to demonstrate satisfaction of the ADP test and the amount of Qualified Employer Contributions used in such test.

(v)
The determination and treatment of the ADP amounts of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

(vi)
A Participant is a Highly Compensated Employee for a particular Plan Year if he or she meets the definition of a Highly Compensated Employee in effect for that Plan Year. Similarly, a Participant is a Nonhighly Compensated Employee for a particular Plan Year if he or she does not meet the definition of a Highly Compensated Employee in effect for that Plan Year.

(vii)
A Matching Contribution that is forfeited to correct Excess Aggregate Contributions, or because the contribution to which it relates is treated as an Excess Contribution, Excess Elective Deferral, or Excess Aggregate Contribution, is not taken into account in satisfaction of the ADP test.

(viii)
Catch-up contributions as described in Section 5.04, if applicable, and additional deferrals made under Section 414(u) of the Code on account of a Participant’s qualified military leave shall not be taken into account for purposes of the ADP test.

(ix)
Excess Elective Deferrals that exceed the limitations imposed by Code Section 402(g) shall be included in the ADP for Highly Compensated Employees.

(x)
Except as otherwise provided in this paragraph, the Plan may use the current year testing method or prior year testing method for the ADP test for a Plan Year without regard to whether the current year testing method or prior year testing method is used for the ACP test for that Plan Year. However, if the Plan uses different testing methods, then the Plan cannot use:

(a)
The recharacterization method of Regulation Section 1.401(k)-2(b)(3) to correct excess contributions for a Plan Year;

(b)
The rules of Regulation Section 1.401(m)-2(a)(6)(ii) to take Elective Deferral Contributions into account under the ACP test (rather than the ADP test); or

(c)
The rules of Regulation Section 1.401(k)-2(a)(6)(v) to take Qualified Matching Contributions into account under the ADP test (rather than the ACP test).

6.02 Excess Contributions.

(a)
Distribution. Notwithstanding any other provision of this Plan, Excess Contributions, plus any income and minus any loss allocable thereto, shall be distributed no later than the last day of each Plan Year to Participants to whose accounts such Excess were allocated for the preceding Plan Year. Excess Contributions are allocated to the Highly Compensated Employees with the largest amounts of contributions taken into account in calculating the ADP test for the year in which the excess arose, beginning with the Highly Compensated Employee with the largest amount of such contributions and continuing in descending order until all the Excess Contributions have been allocated. For purposes of the preceding sentence, the largest amount is determined after distribution of any Excess Deferrals. If such excess amounts are distributed more than two and one-half (2½) months after the last day of the Plan Year in which such excess amounts arose, a ten percent (10%) excise tax will be imposed on the Employer maintaining the Plan with respect to such amounts. Such distributions shall be made to Highly Compensated Employees on the basis of the respective portions of the Excess Contributions attributable to each of such Employees.

(b)
Accounting. Excess Contributions shall be distributed from the Participant’s Elective Deferral Account and Qualified Employer Contribution Account (if applicable) in proportion to the Participant’s Elective Deferrals and Qualified Employer Contributions (to the extent used in the ADP test) for the Plan Year. Excess Contributions (including the amounts recharacterized as provided in Section 6.03) shall be treated as Annual Additions under the Plan.

(c)
Determination of Income or Loss. Excess Contributions shall be adjusted for any gain or loss (hereinafter “income”) up to the date of distribution. Effective for Plan Years beginning after December 31, 2005 and prior to January 1, 2008, this shall include an adjustment for income for the period between the end of the Plan Year and the date of the distribution (the “gap period”). The Administrator has the discretion to determine and allocate income using any of the methods set forth below:

(i)
Reasonable method of allocating income. The Administrator may use any reasonable method for computing the income allocable to Excess Contributions, provided that the method does not violate Code Section 401(a)(4), is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating income to Participant’s Accounts.

(ii)
Alternative method of allocating income. The Administrator may allocate income to Excess Deferral Contributions for the Plan Year by multiplying the income for the Plan Year allocable to the Elective Deferral Contributions and other amounts taken into account under the ADP test (including contributions made for the Plan Year), by a fraction, the numerator of which is the Excess Contributions for the Employee for the Plan Year, and the denominator of which is the sum of the:

(1)
Account balance attributable to Elective Deferral Contributions and other amounts taken into account under the ADP test as of the beginning of the Plan Year, and

(2)
Any additional amount of such contributions made for the Plan Year.

(iii)
Safe harbor method of allocating gap period income. The Administrator may use the safe harbor method in this paragraph to determine income on Excess Contributions for the gap period. Under this safe harbor method, income on Excess Contributions for the gap period is equal to ten percent (10%) of the income allocable to Excess Contributions for the Plan Year that would be determined under paragraph (b) above, multiplied by the number of calendar months that have elapsed since the end of the Plan Year. For purposes of calculating the number of calendar months that have elapsed under the safe harbor method, a corrective distribution that is made on or before the fifteenth (15th) day of a month is treated as made on the last day of the preceding month and a distribution made after the fifteenth day of the month is treated as made on the last day of the month.

(iv)
Alternative method for allocating Plan Year and gap period income. The Administrator may determine the allocable gain or loss for the aggregate of the Plan Year and the gap period, by applying the alternative method provided by paragraph (b) above to this aggregate period. This is accomplished by substituting the income for the Plan Year and the gap period, for the income for the Plan Year, and by substituting the contributions taken into account under the ADP test for the Plan Year and the gap period, for the contributions taken into account under the ADP test for the Plan Year in determining the fraction that is multiplied by that income.

Additionally, the Plan will not fail to use a reasonable method for computing the income or loss allocable to Excess Contributions merely because the income or loss allocable to Excess Contributions is determined on a date that is no more than 7 days before the distribution.

6.03 Reserved.

6.04 Actual Contribution Percentage Test.

(a)
ACP Test - Current Year Testing. The ACP tests set forth in (i) and (ii) below, will be applied by comparing the current Plan Year’s ACP for Participants who are Highly Compensated Employees for each Plan Year with the current Plan Year’s ACP for Participants who are Nonhighly Compensated Employees. Once made, the Employer can elect prior year testing for a Plan Year only if the Plan has used current year testing for each of the preceding 5 Plan Years (or if lesser, the number of Plan Years the Plan has been in existence) or if, as a result of a merger or acquisition described in Code Section 410(b)(6)(c)(i), the Employer maintains both a plan using prior year testing and a plan using current year testing and the change is made within the transition period described in Code Section 410(b)(6)(c)(ii).

(i)
The ACP for a Plan Year for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the ACP for Participants who are Nonhighly Compensated Employees for the Plan Year multiplied by 1.25; or

(ii)
The ACP for a Plan Year for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the lesser of (a) the ACP for Participants who are Nonhighly Compensated Employees for the Plan Year multiplied by two (2), or (b) the ACP for Participants who are Nonhighly Compensated Employees in the Plan Year plus two (2) percentage points.

(b)
Special Rules. The following rules shall apply for purposes of the ACP test:

(i)
For purposes of this Section, the Contribution Percentage for any Participant who is a Highly Compensated Employee and who is eligible to have Contribution Percentage Amounts allocated to his or her account under two or more plans described in Section 401(a) of the Code, or arrangements described in Section 401(k) of the Code that are maintained by the Employer, shall be determined as if the total of such Contribution Percentage Amounts was made under each plan. If a Highly Compensated Employee participates in two or more cash or deferred arrangements (and Employee After-Tax Contributions, if applicable) of the Employer that have different Plan Years, all cash or deferred arrangements made during the Plan Year shall be aggregated. For Plan Years beginning before 2006, all such cash or deferred arrangements shall be treated as a single arrangement. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under Section 401(k) of the Code.

(ii)
In the event that this Plan satisfies the requirements of Sections 401(m), 401(a)(4) or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such Sections of the Code only if aggregated with this Plan, then this Section shall be applied by determining the Contribution Percentage Amount of Employees as if all such plans were a single plan. Any adjustments to the Nonhighly Compensated Employee ACP for the prior year will be made in accordance with Notice 98-1 and any superseding guidance, unless the Employer has elected to use the current year testing method. For Plans Years beginning after December 31, 1989, plans may be aggregated in order to satisfy Section 401(m) of the Code only if they have the same Plan Year and use the same ACP testing method.

(iii)
For purposes of determining the Contribution Percentage test, Employee After-Tax Contributions are considered to have been made in the Plan Year in which contributed to the Trust Fund. Matching Contributions and Qualified Employer Contributions will be considered made for a Plan Year if made no later than the end of the twelve (12) month period beginning on the day after the close of the Plan Year.

(iv)
The Employer shall maintain records sufficient to demonstrate satisfaction of the ACP test and the amount of Qualified Employer Contributions used in such test.

(v)
The determination and treatment of the Contribution Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

(vi)
A Participant is a Highly Compensated Employee for a particular Plan Year if he or she meets the definition of a Highly Compensated Employee in effect for that Plan Year. Similarly, a Participant is a Nonhighly Compensated Employee for a particular Plan Year if he or she does not meet the definition of a Highly Compensated Employee in effect for that Plan Year.

(vii)
Contributions made as a result of a Participant’s qualified military service as described in Code Section 414(u) are not taken into account for purposes of the ACP test.

(viii)
Except as otherwise provided in this paragraph, the Plan may use the current year testing method or prior year testing method for the ACP test for a Plan Year without regard to whether the current year testing method or prior year testing method is used for the ADP test for that Plan Year. However, if the Plan uses different testing methods, then the Plan cannot use:

(a)
The recharacterization method of Regulation Section 1.401(k)-2(b)(3) to correct excess contributions for a Plan Year;

(b)
The rules of Regulation Section 1.401(m)-2(a)(6)(ii) to take Elective Deferral Contributions into account under the ACP test (rather than the ADP test); or

(c)
The rules of Regulation Section 1.401(k)-2(a)(6)(v) to take Qualified Matching Contributions into account under the ADP test (rather than the ACP test).

6.05 Excess Aggregate Contributions.

(a)
Distribution. Notwithstanding any other provision of this Plan, Excess Aggregate Contributions, plus any income and minus any loss allocable thereto, shall be forfeited, if forfeitable, or if not forfeitable, distributed no later than the last day of each Plan Year to Participants to whose Accounts such Excess Aggregate Contributions were allocated for the preceding Plan Year. Excess Aggregate Contributions are allocated to the Highly Compensated Employees with the largest Contribution Percentage Amounts taken into account in calculating the ACP test for the year in which the excess arose, beginning with the Highly Compensated Employee with the largest amount of such Contribution Percentage Amounts and continuing in descending order until all the Excess Aggregate Contributions have been allocated. If such Excess Aggregate Contributions are distributed more than two and one-half (2-1/2) months after the last day of the Plan Year in which such excess amounts arose, a ten percent (10%) excise tax will be imposed on the Employer maintaining the plan with respect to those amounts. Excess Aggregate Contributions shall be treated as Annual Additions under the Plan even if distributed.

(b)
Accounting. Excess Aggregate Contributions shall be forfeited, if forfeitable or distributed on a prorata basis from the Participant’s Employee After-Tax Contribution Account, Matching Contribution Account, and Qualified Employer Contribution Account (and, if applicable, Elective Deferral Account). Forfeitures of Excess Aggregate Contributions shall be applied to reduce Employer Contributions.

(c)
Determination of Income or Loss. Excess Aggregate Contributions shall be adjusted for any gain or loss (hereinafter “income”) up to the date of distribution. Effective for Plan Years beginning after December 31, 2005, and prior to January 1, 2008, this shall include an adjustment for income for the period between the end of the Plan Year and the date of the distribution (the “gap period”). The Administrator has the discretion to determine and allocate income using any of the methods set forth below:

(i)
Reasonable method of allocating income. The Administrator may use any reasonable method for computing the income allocable to Excess Aggregate Contributions, provided that the method does not violate Code Section 401(a)(4), is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating income to Participant’s Accounts.

(ii)
Alternative method of allocating income. The Administrator may allocate income to Excess Aggregate Contributions for the Plan Year by multiplying the income for the Plan Year allocable to the Matching Contributions and other amounts taken into account under the ACP test (including contributions made for the Plan Year), by a fraction, the numerator of which is the Excess Aggregate Contributions for the Employee for the Plan Year, and the denominator of which is the sum of the:

(1)
Account balance attributable to Matching Contributions and other amounts taken into account under the ACP test as of the beginning of the Plan Year, and

(2)
Any additional amount of such contributions made for the Plan Year.

(iii)
Safe harbor method of allocating gap period income. The Administrator may use the safe harbor method in this paragraph to determine income on Excess Contributions for the gap period. Under this safe harbor method, income on Excess Aggregate Contributions for the gap period is equal to ten percent (10%) of the income allocable to Excess Aggregate Contributions for the Plan Year that would be determined under sub-section (ii) above, multiplied by the number of calendar months that have elapsed since the end of the Plan Year. For purposes of calculating the number of calendar months that have elapsed under the safe harbor method, a corrective distribution that is made on or before the fifteenth (15th) day of a month is treated as made on the last day of the preceding month and a distribution made after the fifteenth day of the month is treated as made on the last day of the month.

(iv)
Alternative method for allocating Plan Year and gap period income. The Administrator may determine the allocable gain or loss for the aggregate of the Plan Year and the gap period, by applying the alternative method provided by subsection (ii) above to this aggregate period. This is accomplished by substituting the income for the Plan Year and the gap period, for the income for the Plan Year, and by substituting the contributions taken into account under the ACP test for the Plan Year and the gap period, for the contributions taken into account under the ACP test for the Plan Year in determining the fraction that is multiplied by that income.

Additionally, the Plan will not fail to use a reasonable method for computing the income or loss allocable to Excess Aggregate Contributions merely because the income or loss allocable to Excess Aggregate Contributions is determined on a date that is no more than 7 days before the distribution.

6.06 Qualified Employer Contributions.

(a)
Effective for Plan Years beginning after December 31, 1986, the Employer may elect to treat all or a part of its Matching Contributions and its Employer Contributions as Qualified Employer Contributions for purposes of meeting the ADP test or ACP tests and as necessary to meet the nondiscrimination tests described in this Article VI. Qualified Employer Contributions shall be allocated to Nonhighly Compensated and Highly Compensated Participants’ Qualified Employer Contribution Account (and which such Contributions may be allocated to some Plan Participants but not others) in an amount sufficient to pass the test and such contributions shall be fully vested and nonforfeitable at all times. The Employer, at the time such contributions are made, will designate whether these contributions are qualified non-elective contributions or qualified matching contributions.

Additionally, the Employer may make additional contributions to the Plan which the employer designates as Qualified Employer Contributions for purposes of meeting the ADP or ACP tests. Such contributions will be allocated to Nonhighly Compensated Participants’ Qualified Employer Contribution Account (and which such Contributions may be allocated to some Plan Participants but not others) in an amount sufficient to pass the test and such contributions shall be fully vested and nonforfeitable at all times.

In applying the requirements set forth in Code Sections 401(k)(3)(A)(ii), 401(m)(2), 410(b) and 401(a)(4), the Employer may, at its option, utilize such testing procedures as may be permitted under Code Sections 401(a)(4), 401(k), 401(m) or 410(b), including without limitation, (i) aggregation of the Plan with one or more other qualified plans, (ii) restructuring of the Plan into one or more component plans, (iii) inclusion of qualified matching contributions, qualified nonelective contributions or Elective Deferrals described in, and meeting the requirements of, Code Regulations under Code Sections 401(k) and 401(m) to any other qualified plan of the Employer, or (iv) any permissible combination thereof.

The provisions of this Section 6.06 may not be used for purposes of meeting the nondiscrimination tests described in this Article VI if the Employer elects to use the Prior Year Testing method as described in Section 6.01(a) and/or 6.04(a).

(b)
Effective for Plan Years beginning after December 31, 2001, the Employer may elect to treat all or a part of its Matching Contributions and its Employer Contributions as Qualified Employer Contributions for purposes of meeting the ADP test or ACP tests and as necessary to meet the nondiscrimination tests described in this Article VI. Qualified Employer Contributions shall be allocated to Nonhighly Compensated and Highly Compensated Participants’ Qualified Employer Contribution Account (and which such Contributions may be allocated to some Plan Participants but not others as set forth below) in an amount sufficient to pass the test and such contributions shall be fully vested and nonforfeitable at all times. The Employer, at the time such contributions are made, will designate whether these contributions are Qualified Nonelective Contributions or Qualified Matching Contributions as defined in Regulation Section 1.401(k)-6 and Regulation Section 1.401(m)-5, respectively.

Additionally, the Employer may make additional contributions to the Plan which the Employer designates as Qualified Employer Contributions for purposes of meeting the ADP or ACP tests. Such contributions will be allocated to Nonhighly Compensated Participants’ Qualified Employer Contribution Account (and which such Contributions may be allocated to some Plan Participants but not others as set forth below) in an amount sufficient to pass the test and such contributions shall be fully vested and nonforfeitable at all times.

In applying the requirements set forth in Code Sections 401(k)(3)(A)(ii), 401(m)(2), 410(b) and 401(a)(4), the Employer may, at its option, utilize such testing procedures as may be permitted under Code Sections 401(a)(4), 401(k), 401(m) or 410(b), including without limitation, (i) aggregation of the Plan with one or more other qualified plans, (ii) restructuring of the Plan into one or more component plans, (iii) inclusion of Qualified Matching Contributions, Qualified Nonelective Contributions or Elective Deferrals described in, and meeting the requirements of, Regulations under Code Sections 401(k) and 401(m) to any other qualified plan of the Employer, or (iv) any permissible combination thereof.

The provisions of this Section 6.06 may not be used for purposes of meeting the nondiscrimination tests described in this Article VI if the Employer elects to use the prior year testing method as described in Section 6.01(a) and/or 6.04(a).

Additionally, Qualified Nonelective Contributions cannot be taken into account in determining the actual deferral ratio for a Plan Year for a Non-Highly Compensated Employee to the extent such contributions exceed the product of that Non-Highly Compensated Employee’s Code Section 414(s) compensation and the greater of five percent (5%) or two (2) times the Plan’s “representative contribution rate.” Any Qualified Nonelective Contribution taken into account under an ACP test under Regulation Section 1.401(m)-2(a)(6) (including the determination of the representative contribution rate for purposes of Regulation Section 1.401(m)-2(a)(6)(v)(B)), is not permitted to be taken into account for purposes of this Section (including the determination of the “representative contribution rate” under this Section). For purposes of this Section:

(1)
The Plan’s “representative contribution rate” is the lowest “applicable contribution rate” of any eligible Non-Highly Compensated Employee among a group of eligible Non-Highly Compensated Employees that consists of half of all eligible Non-Highly Compensated Employees for the Plan Year (or, if greater, the lowest “applicable contribution rate” of any eligible Non-Highly Compensated Employee who is in the group of all eligible Non-Highly Compensated Employees for the Plan Year and who is employed by the Employer on the last day of the Plan Year), and

(2)
The ‘applicable contribution rate’ for an eligible Non-Highly Compensated Employee is the sum of the Qualified Matching Contributions taken into account in determining the actual deferral ratio for the eligible Non-Highly Compensated Employee for the Plan Year and the Qualified Nonelective Contributions made for the eligible Non-Highly Compensated Employee for the Plan Year, divided by the eligible Non-Highly Compensated Employee’s Code Section 414(s) compensation for the same period.

Notwithstanding the above, Qualified Nonelective Contributions that are made in connection with an Employer’s obligation to pay prevailing wages under the Davis-Bacon Act, Public Law 71-798, Service Contract Act of 1965, Public Law 89-286, or similar legislation can be taken into account for a Plan Year for a Non-Highly Compensated Employee to the extent such contributions do not exceed 10 percent (10%) of that Non-Highly Compensated Employee’s Code Section 414(s) compensation.

Qualified Matching Contributions may only be used to calculate an actual deferral ratio to the extent that such Qualified Matching Contributions are Matching Contributions that are not precluded from being taken into account under the ACP test for the Plan Year under the rules of Regulation Section 1.401(m)-2(a)(5)(ii) and as set forth in this Section in the below paragraphs.

A Matching Contribution with respect to an Elective Deferral Contribution for a Plan Year is not taken into account under the ACP test for a Non-Highly Compensated Employee to the extent it exceeds the greater of:

(1)
five percent (5%) of the Non-Highly Compensated Employee’s Code Section 414(s) compensation for the Plan Year;

(2)
the Non-Highly Compensated Employee’s Elective Deferral Contributions for the Plan Year; and

(3)
the product of two (2) times the Plan’s ‘representative matching rate’ and the Non-Highly Compensated Employee’s Elective Deferral Contributions for the Plan Year.

For purposes of this Section, the Plan’s “representative matching rate” is the lowest “matching rate” for any eligible Non-Highly Compensated Employee among a group of Non-Highly Compensated Employees that consists of half of all eligible Non-Highly Compensated Employees in the Plan for the Plan Year who make Elective Deferral Contributions for the Plan Year (or, if greater, the lowest “matching rate” for all eligible Non-Highly Compensated Employees in the Plan who are employed by the Employer on the last day of the Plan Year and who make Elective Deferral Contributions for the Plan Year).

For purposes of this Section, the Plan’s “matching rate” for an Employee generally is the Matching Contributions made for such Employee divided by the Employee’s Elective Deferral Contributions for the Plan Year. If the matching rate is not the same for all levels of Elective Deferral Contributions for an Employee, then the Employee’s “matching rate” is determined assuming that an Employee’s Elective Deferral Contributions are equal to six percent (6%) of Code Section 414(s) compensation.

If the Plan provides a Matching Contribution with respect to the sum of the Employee’s After-Tax Contributions and Elective Deferral Contributions, then for purposes of this Section, that sum is substituted for the amount of the Employee’s Elective Deferral Contributions in subsections (2) and (3) above and in determining the ‘matching rate,’ and Employees who make either Employee After-Tax Contributions or Elective Deferral Contributions are taken into account in determining the Plan’s ‘representative matching rate.’ Similarly, if the Plan provides a match with respect to the Employee’s After-Tax Contributions, but not Elective Deferral Contributions, then for purposes of this subsection, the Employee’s After-Tax Contributions are substituted for the amount of the Employee’s Elective Deferral Contributions in subsections (2) and (3) above and in determining the ‘matching rate,’ and Employees who make Employee After-Tax Contributions are taken into account in determining the Plan’s ‘representative matching rate.’

Qualified Nonelective Contributions cannot be taken into account under the ACP test for a Plan Year for a Non-Highly Compensated Employee to the extent such contributions exceed the product of that Non-Highly Compensated Employee’s Code Section 414(s) compensation and the greater of five percent (5%) or two (2) times the Plan’s ‘representative contribution rate.’ Any Qualified Nonelective Contribution taken into account under an ADP test under Regulation Section 1.401(k)-2(a)(6) (including the determination of the “representative contribution rate” for purposes of Regulation Section 1.401(k)-2(a)(6)(iv)(B)) is not permitted to be taken into account for purposes of this Section (including the determination of the “representative contribution rate” for purposes of subsection (a) below). For purposes of this Section:

(1)
The Plan’s ‘representative contribution rate’ is the lowest ‘applicable contribution rate’ of any eligible Non-Highly Compensated Employee among a group of eligible Non-Highly Compensated Employees that consists of half of all eligible Non-Highly Compensated Employees for the Plan Year (or, if greater, the lowest “applicable contribution rate” of any eligible Non-Highly Compensated Employee who is in the group of all eligible Non-Highly Compensated Employees for the Plan Year and who is employed by the Employer on the last day of the Plan Year), and

(2)
The ‘applicable contribution rate’ for an eligible Non-Highly Compensated Employee is the sum of the Matching Contributions taken into account in determining the actual deferral rate for the eligible Non-Highly Compensated Employee for the Plan Year and the Qualified Nonelective Contributions made for that Non-Highly Compensated Employee for the Plan Year, divided by that Non-Highly Compensated Employee’s Code Section 414(s) compensation for the Plan Year.

Notwithstanding the above, Qualified Nonelective Contributions that are made in connection with an Employer’s obligation to pay prevailing wages under the Davis-Bacon Act, Public Law 71-798, Service Contract Act of 1965, Public Law 89-286, or similar legislation can be taken into account for a Plan Year for a Non-Highly Compensated Employee to the extent such contributions do not exceed 10 percent (10%) of that Non-Highly Compensated Employee’s Code Section 414(s) compensation.

Qualified Nonelective Contributions and Qualified Matching Contributions cannot be taken into account under this Section to determine an actual deferral ratio to the extent such contributions are taken into account for purposes of satisfying any other ADP test, any ACP test, or the requirements of Regulation Section 1.401(k)-3, 1.401(m)-3, or 1.401(k)-4. Thus for example, Matching Contributions that are made pursuant to Regulation Section 1.401(k)-3(c) cannot be taken into account under the ADP test. Additionally, if the Plan switches from the current year testing method to the prior year testing method under Regulation Section 1.401(k)-2(c), Qualified Nonelective Contributions that are taken into account under the current year testing method for a Plan Year may not be taken into account under the prior year testing method for the subsequent Plan Year.

6.07 Reserved.

6.08 Reserved.

6.09 Reserved.

6.10 Reserved.

 ARITCLE VII

ACCOUNTS

7.01 Valuation of Trust Fund.

The Trustee, as of the Valuation Date, shall determine the net worth of the assets of the Trust Fund, and shall report such values to the Administrator in writing. In determining such net worth, the Trustee shall evaluate the assets of the Trust Fund at their fair market values as of such Valuation Date, and shall deduct all expenses for which the Trustee has not yet obtained reimbursement from the Employer and/or the Trust Account as set forth in Section 11.09. Such valuation shall not include any Employer or Participant Contributions or forfeitures as of such Valuation Date.

7.02 Adjustment of Accounts.

The Administrator shall direct, as of the Valuation Date, before allocation of forfeitures and Employer or Participant Contributions on that date, an adjustment to the net credit balance in each Participant Account upward or downward, so that the total of the net credit balances of each such Account will equal the net worth of the Trust Fund as of such date. The net credit balance of the Trust Fund shall be allocated to each Participant’s Account in the ratio that the Account of each Participant at the beginning of the Plan Year bears to the total of such Participant Account balances at the beginning of the Plan Year. Employer Contributions, forfeitures, and Participant Contributions shall then be allocated.

7.03 Reserved.

7.04 Direction by Participants.

To the extent that a Participant’s Account balance may permit, and subject to such Regulations as may be issued, a Participant or other beneficiary may direct the investment of his Account as described in Section 11.03. All dividends, interest and expenses thereon shall be credited to his Account in lieu of the procedure described in Section 7.02.

7.05 Annual Report.

The Trustee shall furnish each Participant a written report regarding the value of his Accounts within a reasonable period of time after each Valuation Date.

 ARTICLE VIII

VESTING

8.01 Vesting Requirements.

(a)
Fully Vested Accounts. A Participant’s interest in his Elective Deferral Account, Rollover Account, Qualified Employer Contribution Account, and his Matching Contribution Account shall be fully vested and nonforfeitable at all times.

(b)
Accelerated Vesting. A Participant’s interest in his Employer Contribution Account shall be fully vested and nonforfeitable upon the first to occur of: attainment of Normal Retirement Age, death while actively employed by the Employer, Disability while actively employed by the Employer, and attainment of Early Retirement Date.

(c)
Other Vesting. Except as provided in (a) or (b) above, a Participant’s interest in his Employer Contribution Account and shall vest in accordance with the following schedule:

Years of Service                                                Vesting Percentage

less than 1                                              0%
1                                       25%
2                                       50%
3                                       75%
4 or more                                              100%.

8.02 Years of Service.

All of a Participant’s Years of Service with the Employer are counted to determine the vesting percentage in such Participant’s Employer Contribution Account except as described below.

(a)
Reserved.

(b)
Reemployment After Break in Service (Vesting).

(i)
A former Participant who had a nonforfeitable right to any portion of his Account upon separation shall receive credit for all Years of Service earned prior to separation, upon the former Participant’s reemployment, but only after completing one (1) Year of Service after reemployment. Effective for Plan Years beginning after December 31, 2005, Elective Deferrals must be taken into account for purposes of determining whether an Employee has a nonforfeitable right to any portion of his Account at the time of separation from service with the Employer.

(ii)
A former Participant who did not have a nonforfeitable right to any portion of his Account at the time of separation shall receive credit for Years of Service prior to the separation, but only if (A) he completes a Year of Service after reemployment, and (B) the number of consecutive one (1) year Breaks in Service is less than the greater of (1) five (5) (however, prior service will be disregarded for Participants who incurred a one (1) year Break in Service prior to the first day of the first Plan Year beginning in 1985), or (2) the aggregate number of Years of Service before the separation. Effective for Plan Years beginning after December 31, 2005, Elective Deferrals must be taken into account for purposes of determining whether an Employee has a nonforfeitable right to any portion of his Account at the time of separation from service with the Employer.

(iii)
Notwithstanding paragraphs (i) and (ii) above, if the Participant is vested at termination but less than 100% vested, the Plan will disregard service prior to the Break in Service for purposes of calculating the vested percentage of the Participant’s Account balance before the Break in Service if:

(A)
A Participant terminates employment and receives a distribution from the Plan of his or her entire nonforfeitable benefits; and

(B)
The benefit distributed was a small balance subject to the involuntary distribution provisions of Section 9.09; and

(C)
The Participant is later reemployed; then, Years of Service under Article VIII shall exclude Years of Service credited prior to the Participant’s termination of employment. If the distribution was less than the Participant’s entire nonforfeitable benefit, then the exclusion of Years of Service in the previous sentence does not apply.

(iv)
Notwithstanding paragraphs (i) and (ii) above, if a former Participant incurs five (5) consecutive one (1) year Breaks in Service (only a one (1) year Break in Service applies, if it was completed prior to the first day of the Plan Year beginning in 1985) and is later reemployed, then Years of Service credited after reemployment shall be disregarded in computing the nonforfeitable percentage of benefits earned prior to the separation.

(v)
If a Participant incurs a separation and is reemployed prior to completing five (5) consecutive one (1) year Breaks in Service (only a one (1) year Break in Service applies if it was completed prior to the first day of the Plan Year beginning in 1985), then the Participant shall receive credit for Years of Service credited after reemployment (with respect to prior benefits) under the following procedure:

(A)
The Employer shall contribute to an account for the benefit of the Participant the amount the Participant forfeited at the close of the Plan Year in which the separation occurred.

(B)
The Participant’s nonforfeitable percentage in this account shall be determined by counting Years of Service credited subsequent to reemployment and prior to the separation (but only if Years of Service prior to separation are not disregarded under paragraph (vi) below).

(vi)
If a Participant receives a distribution from the Plan when the Participant is less than one hundred percent (100%) vested in his Account and the Participant is later reemployed, then the following applies:

(A)
If the Participant repays the full amount of the distribution to the Plan within the earlier of five (5) years from the date of reemployment or the close of the first period of five (5) consecutive one (1) year Breaks in Service commencing after the distribution then:

(1)
The Plan will accept this repayment into an account for the benefit of the Participant.

(2)
If the Plan is required to count service subsequent to reemployment under paragraph (iv) above, then the Plan shall consolidate into a single account the repaid distribution plus any forfeitures the Employer was required to place in an account for the benefit of the Participant.

(3)
The vested percentage of this account shall be computed using Years of Service credited prior to separation and after reemployment. In no event will the vested amount in this account immediately after its creation be less than the amount of the repaid distribution.

(B)
If the Participant does not repay the distribution within the five (5) year period described in subparagraph (A) above, then Years of Service credited prior to separation are disregarded.

(c)
Reserved.

8.03 Forfeitures.

(a)
General Rule. If a Participant terminates his employment before his Account is fully vested, the unvested portions thereof shall be deemed forfeited as of the earlier of the date of the distribution of the vested portion of such Account to such Participant or after five (5) consecutive one (1) year Breaks in Service.

Provided, however, such forfeitures shall be held in an unallocated account and shall be allocated as provided in Section 4.07(b) as of the end of the Plan Year coincident with or next following five (5) consecutive one (1) year Breaks in Service. A forfeiture may only occur if the Participant has received a cash-out distribution from the Plan or if the Participant incurs five one-year Breaks in Service. If a benefit is forfeited because the Participant or beneficiary cannot be located, such benefit will be reinstated if a claim is made by the Participant or beneficiary.

(b)
Deemed Cash-Out for Some Participants. For purposes of this Section 8.03, if the Participant is zero percent (0%) vested in his Employer Contribution Account then the Participant shall be deemed to have received a distribution of his vested Account balance as of the date of his separation from service. However, if a Participant is reemployed prior to incurring five (5) consecutive one (1) year Breaks in Service, then such Participant’s forfeitures shall be restored as if the Participant had repaid such forfeited amount. Effective for Plan Years beginning after December 31, 2005, Elective Deferrals must be taken into account for purposes of determining whether an Employee has a nonforfeitable right to any portion of his Account at the time of separation from service with the Employer.

(c)
No Forfeiture for Withdrawal of Employee After-Tax Contributions. No forfeitures will occur solely as a result of an Employee’s withdrawal of Employee After-Tax Contributions or Qualified Voluntary Employee Contributions.

(d)
Reduction of Benefit. Effective August 5, 1997, notwithstanding anything in this Plan to the contrary, a Participant’s benefits under the Plan may be reduced to satisfy the Participant’s liability to the Plan due to the Participant’s conviction of a crime involving the Plan, a judgment, consent order or decree in an action for violation of fiduciary standards, or a settlement involving the Department of Labor or the Pension Benefits Guaranty Corporation. Nothing in this paragraph shall be construed to affect the survivor annuity requirements with respect to distributions from the Plan to the Participant. If a Participant’s benefits under the Plan are reduced as stated in this paragraph, such reduction shall comply with all requirements of Section 15.02 of the Taxpayer Relief Act of 1997.

Upon a Participant’s return to service after qualified military leave, the Participant will not be treated as having a Break in Service for vesting purposes.

 ARTICLE IX

PAYMENT OF BENEFITS

9.01 Payable Events.

Subject to the provisions of this Article IX, a Participant’s entire vested Account shall be payable to him, or in the event of his death to his beneficiary, upon the first to occur of his termination of employment by reason of his death, Disability, retirement, or other separation from service in accordance with this Article IX.

A Participant’s Account shall be payable to an alternate payee at such times as may be specified in a Qualified Domestic Relations Order.

In no event may any distribution of a Participant’s Elective Deferral Account or Qualified Employer Contribution Account (and income allocable to each) be distributed to such Participant before his death, retirement, Disability or termination of employment except as provided in Section 9.10 (in connection with hardship distributions), Section 9.11 (in connection with in-service distributions after the attainment of age 59-1/2), and Section 9.12 (in connection with termination of the Plan without the establishment of defined contribution plans described at Section 9.12(a), the disposition by the Employer to an unrelated corporation of substantially all of the assets as described in Section 9.12(b), or disposition by the Employer to an unrelated entity of the Employer’s interest in a subsidiary as further described in Section 9.12(c)).

In the case of a death or disability occurring on or after January 1, 2007, if a Participant dies while performing qualified military service (as defined in Code Section 414(u)), the survivors of the Participant are entitled to any additional benefits (other than benefit accruals relating to the period of qualified military service) provided under the Plan as if the Participant had resumed and then terminated employment on account of death. The Plan will credit the Participant’s qualified military service as service for vesting purposes, as though the Participant had resumed employment under the Uniformed Services Employment and Reemployment Rights Act immediately prior to the Participant’s death.

(a)
Normal Retirement Benefits. When a Participant attains his Normal Retirement Age, all amounts then credited to such Participant’s Account shall become 100% vested and nonforfeitable and, if the Participant elects to terminate employment, benefits shall be payable as of the Participant’s Normal Retirement Date in the form described in Section 9.02 unless the Participant or Spouse (if Spousal consent is required under this Plan) has chosen an optional form of payment under Section 9.04.

(b)
Deferred Retirement Benefits. In the event a Participant remains in the service of the Employer after his Normal Retirement Age, he shall nonetheless continue to have contributions and forfeitures allocated to his Account and participation in the Plan shall continue until his actual termination of employment at which time benefits shall be payable as of the date he elects to retire in the form described in Section 9.02 unless the Participant or Spouse (if Spousal consent is required under this Plan) has chosen an optional form of payment under Section 9.04 or, if provided herein at Section 9.11, and at the Participant’s election, benefits will be payable at the Participant’s attainment of Normal Retirement Age while the Participant is still employed by the Employer.

(c)
Early Retirement Benefits. When a Participant attains his Early Retirement Age and elects to terminate employment, all amounts then credited to such Participant’s Account shall become 100% vested and nonforfeitable and benefits shall be payable as of the Participant’s Early Retirement Date in the form described in Section 9.02, unless the Participant or Spouse (if Spousal consent is required under this Plan) has chosen an optional form of payment under Section 9.04. If a Participant separates from service with the Employer before satisfying the age requirement for early retirement, the Participant shall be entitled to elect an early retirement benefit upon satisfaction of such age requirement.

(d)
Disability Retirement Benefits. In the event of termination of employment with the Employer due to a Participant’s Disability, all amounts then credited to such Participant’s Account shall become 100% vested and nonforfeitable and benefits shall be payable as of the Date of Disability determination in the form described in Section 9.02, unless the Participant or Spouse (if Spousal consent is required under this Plan) has chosen an optional form of payment under Section 9.04.

(e)
Pre-Retirement Death Benefits. In the event of the Participant’s death before the Annuity Starting Date, all amounts then credited to such Participant’s Account shall become 100% vested and nonforfeitable in the event such death occurred while the Participant was employed by the Employer and shall become payable in the form described in Section 9.03, unless the Participant or Spouse (if Spousal consent is required under this Plan) has chosen an optional form of payment under Section 9.04. Such benefits shall be payable to the beneficiary designated by the Participant pursuant to Section 9.08 and such beneficiary may elect to have such benefits distributed within a reasonable period after the Participant’s death.

(f)
Termination Benefits. Upon the Participant’s termination of employment with the Employer for reasons other than death, Disability or retirement the amounts then credited and vested in such Participant’s Account shall become payable as of the Participant’s termination of employment date and shall be paid in the form described in Section 9.02, unless the Participant or Spouse (if Spousal consent is required under this Plan) has chosen an optional form of payment under Section 9.04.

9.02 Normal Form of Benefit.

Notwithstanding any other provision of this Plan, effective as of April 21, 2005, this Plan does not offer a Qualified Joint and Survivor Annuity, Pre-Retirement Survivor Annuity, or an annuity form of distribution, and the normal form of benefit under this Plan is one lump sum payment in cash or in property unless an optional form of benefit, as specified in Section 9.04, is selected by the Participant or Spouse (if Spousal consent is required under this Plan). However, this provision shall not apply to any Participant or beneficiary with respect to any distribution with an Annuity Starting Date that is earlier than the effective date of this paragraph.

9.03 Pre-Retirement Death Benefit.

Notwithstanding any other provision of this Plan, the availability of a Qualified Pre-Retirement Survivor Annuity and/or annuity form of distribution is limited as provided in Section 9.02.

9.04 Optional Forms of Benefit.

The Plan does not offer any form of benefit other than a single lump sum payment in cash or in property.

9.05 Determination of Amount.

For purposes of this Article IX, except as provided in Section 7.03, if applicable, the value of the Participant’s Account shall be determined as of the Valuation Date coincident with or immediately preceding the date the Participant’s vested Account is distributed.

9.06 Time of Payment.

Unless the Participant or Spouse elects otherwise or the distribution is otherwise deferred, any benefits authorized by Section 9.01 shall commence as soon as administratively reasonable after the Valuation Date following the date the Participant’s vested Account becomes payable as provided in Section 9.01.

Notwithstanding the above, unless the Participant or Spouse elects otherwise, distribution of benefits will begin no later than the sixtieth (60th) day after the latest of the close of the Plan Year in which:

(1)           the Participant attains age 65 (or Normal Retirement Age, if earlier);

(2)           occurs the 10th anniversary of the year in which the Participant commenced participation in the Plan; or

(3)           the Participant terminates service with the Employer.

If a distribution is one to which Sections 401(a)(11) and 417 of the Code do not apply, such distribution may commence less than 30 days after the notice required under Code Section 417(a)(3) is given, provided that:

(a)
the Plan Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option) and,

(b)
the Participant, after receiving the notice, affirmatively elects a distribution.

If Code Sections 401(a)(11) and 417 apply, a Participant may elect (with any applicable Spousal consent) to waive any requirement that the written explanation described in Code Section 417(a)(3)(A) be provided at least 30 days before the Annuity Starting Date if the distribution commences more than 7 days after such explanation is provided.

For any Qualified Joint and Survivor Annuity notice with respect to distributions with annuity starting dates on or after October 1, 2004, or Qualified Pre-Retirement Survivor Annuity notices provided on or after July 1, 2004, the notice will include a description of the financial effect of electing the optional form of benefit (i.e., the amounts and timing of payments to the participant under the form of benefit during the participant's lifetime, and the amounts and timing of payments after the death of the participant).

For any distribution notice under Code Section 411(a)(11) (Participant’s consent to distribution) issued in plan years beginning after December 31, 2006, the description of a Participant’s right, if any, to defer receipt of a distribution also will describe the consequences of failing to defer receipt of the distribution. For notices issued before the 90th day after the issuance of Treasury regulations (unless future Internal Revenue Service guidance otherwise requires), the notice will include: (i) a description indicating the investment options available under the Plan (including fees) that will be available if the participant defers distribution; and (ii) the portion of the Summary Plan Description that contains any special rules that might affect materially a Participant’s decision to defer.

9.07 Reserved.

9.08 Beneficiary Designation and Consent of Spouse.

The beneficiary of any benefit payable upon the death of a married Participant shall be the Participant’s Spouse. The beneficiary of any benefit payable upon the death of an unmarried Participant shall be the beneficiary(ies) designated by the Participant under procedures established by the Administrator.

The Participant may designate a beneficiary other than his Spouse if:

(a)
the Spouse consents in writing to such beneficiary designation, or

(b)
the Participant has no Spouse, or

(c)
the Spouse cannot be located.

In such event, the designation of a beneficiary shall be made on a form satisfactory to the Administrator. A Participant may, with the written consent of his Spouse, at any time revoke his designation of a beneficiary or change his beneficiary by filing written notice of such revocation or change with the Administrator. Any consent by the Participant’s Spouse to any beneficiary designation must be irrevocable, in writing, must acknowledge the effect of such beneficiary designation and the specific non-Spouse beneficiary, and be witnessed by a Plan representative or a notary public.

Provided, however, that in the event any Participant becomes divorced or any Participant’s marriage is dissolved, any designation of beneficiary pre-existing such event is hereby revoked except as provided in a Qualified Domestic Relations Order as described in Section 414(p) of the Code.

In the event no valid designation of beneficiary exists at the time of the Participant’s death (and there is no Spouse), the Participant shall be deemed to have designated the following as his beneficiaries, listed in the order of their priority: (1) his Spouse, (2) his children and children of deceased children, per stirpes, and (3) his estate.

In the event a designated beneficiary under a valid beneficiary designation cannot be located, then the amounts due to a Participant shall be forfeited to the Trust until such time as the designated beneficiary makes a valid claim for benefits.

9.09 Consent to Distribution and Involuntary Cash-Out of Small Amounts.

If the value of a Participant’s vested Account Balance exceeds $5,000 and the Account Balance is immediately distributable, the Participant must consent in order for a distribution to be made in any form.

Neither the consent of the Participant nor the Participant’s Spouse shall be required to the extent that a distribution is required to satisfy Section 401(a)(9), Section 402(g), Section 415, Section 401(k), or Section 401(m) of the Code. Neither the consent of the Participant nor the Participant’s Spouse shall be required to the extent any involuntary cash-out provisions below apply. In addition, upon termination of the Plan, if the Plan does not offer an annuity option (purchased from a commercial provider) and if the Employer or an Affiliate does not maintain another defined contribution plan (other than an employee stock ownership plan as defined in Code Section 4975(e)(7)), the Participant’s Account Balance will, without the Participant’s consent, be distributed to the Participant. However, if the Primary Employer or an Affiliate maintains another Defined Contribution Plan (other than an employee stock ownership plan as defined in Code Section 4975(e)(7)), then the Participant’s Account Balance will be transferred, without the Participant’s consent, to the other plan if the Participant does not consent to an immediate distribution.

Notwithstanding any provision of the Plan to the contrary, if a Participant has a termination of Employment, and the value of his or her vested Account Balance is not greater than $5,000, the Participant shall receive a distribution of the value of the entire vested portion of such Account Balance in a single sum and the nonvested portion of such Account Balance shall be treated as a forfeiture.

If a Participant would have received a distribution under the preceding paragraph but for the fact that the Participant's vested Account Balance exceeded the small balance threshold amount when the Participant has a termination of Employment and if at a later time such Account Balance is reduced such that it is not greater than the small balance threshold amount, the Participant shall receive a distribution of such Account Balance in a single sum and the nonvested portion will be treated as a forfeiture.

For purposes of this Section, if a Participant incurs a Nonvested Severance, he or she shall be deemed to have received a distribution of zero dollars reflecting the entire value of his or her Employer Derived Account Balance.

Whether a Participant’s vested Account Balance as described in this Section exceeds the small balance threshold shall be determined at the time of the current distribution without regard to the value of such Account Balance at the time of any prior distribution. This involuntary cash-out provision is not effective after the annuity starting date without appropriate Participant and/or Spousal consent.

In the determination whether a Participant’s Account Balance may be mandatorily distributed, the value of a Participant’s nonforfeitable Account Balance shall not be determined with regard to that portion of the Account Balance that is attributable to rollover contributions (and earnings allocable thereto) within the meaning of Code Sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii), and 457(e)(16). If the value of the Participant’s nonforfeitable Account Balance as so determined is $5,000 (or if selected in the Adoption Agreement, a lower amount) or less, the Plan shall immediately distribute the Participant’s entire nonforfeitable Account Balance.

Provided, however, effective March 28, 2005, if this vested Account Balance is more than $1,000, the distribution shall be automatically rolled over to an individual retirement account in the name of the Participant (or beneficiary of a deceased Participant) in accordance with Code Section 401(a)(31)(B)(i) and related regulations, unless the Participant otherwise consents to the distributions. In no event may such a default rollover to an individual retirement account be made for any Participant who has funds in an Employee After-Tax Contribution Account. For purposes of applying these rollover provisions to an Account Balance consisting at least in part of a Roth Contribution Account, the amount of the Roth Contribution Account may be considered separately from the non-Roth portions of the Participant's Account Balance for the sole purpose of determining whether such Roth Contribution Account shall be automatically rolled over to an individual retirement account under this provision or paid to the Participant in the form of a single lump-sum distribution.

9.10 Hardship Distributions.

Distribution of Elective Deferrals (and any earnings credited to a Participant’s Elective Deferral Account as of the later of December 31, 1988, and the end of the last Plan Year ending before July 1, 1989) and all other accounts under this Plan (excluding the Qualified Employer Contribution Account, Qualified Nonelective Contributions, and Qualified Matching Contributions) may be made to a Participant in the event of hardship. For the purposes of this Section, hardship is defined as an immediate and heavy financial need of the Employee where such distribution is necessary because the Employee lacks other available resources. Hardship distributions are subject to the Spousal consent requirements contained in Sections 401(a)(11) and 417 of the Code, if applicable.

Hardship shall be determined based on the following rules:

(a)
The following are the only financial needs considered immediate and heavy:

(i)
deductible medical expenses (within the meaning of Section 213(d) of the Code and effective for Plan Years beginning after December 31, 2005, without regard to the 7.5% of income limitation) of the Employee, the Employee’s Spouse, children, or dependents, or necessary for these persons to obtain medical care described in Section 213(d) of the Code;

(ii)
the purchase (excluding mortgage payments) of a principal residence for the Employee;

(iii)
payment of tuition related educational fees and room and board expense for the next twelve (12) months of post-secondary education for the Employee, the Employee’s Spouse, children or dependents (without regard to the change in definition of dependent under the Working Families Tax Relief Act of 2004);

(iv)
the need to prevent the eviction of the Employee from, or a foreclosure on the mortgage of, the Employee’s principal residence;

(v)
payment of burial or funeral expenses for an Employee’s parents, Spouse, children, or certain dependents;

(vi)
home repairs necessitated by a casualty that would qualify under Code Section 165, without regard to the $10,000 limitation effective for Plan Years beginning after December 31, 2005.

Effective August 17, 2006, a Participant’s hardship event, for purposes of the Plan’s safe harbor hardship distribution provisions pursuant to Treasury Regulation Section 1.401(k)-1(d)(3)(iii)(B), includes an immediate and heavy financial need of the Participant’s primary beneficiary under the Plan, that would constitute a hardship event if it occurred with respect to the Participant’s spouse or dependent as defined under Code Section 152 (such hardship events being limited to educational expenses, funeral expenses, and certain medical expenses). For purposes of this Section, a Participant’s “primary beneficiary under the Plan” is an individual who is named as a beneficiary under the Plan and has an unconditional right to all or a portion of the Participant’s account balance under the Plan upon the Participant’s death.

(b)
A distribution will be considered as necessary to satisfy an immediate and heavy financial need of the Employee only if:

(i)
The Employee has obtained all distributions, other than hardship distributions, and all nontaxable loans under all plans maintained by the Employer;

(ii)
All plans maintained by the Employer provide that the Employee’s Elective Deferrals (and Employee After-Tax Contributions) will be suspended for six (6) months after the receipt of the hardship distribution as provided for under this Plan at Sections 5.01(c) and 5.02(c).

(iii)
The distribution is not in excess of the amount of an immediate and heavy financial need including the amount needed to pay taxes and penalties thereon reasonably anticipated to result from the distribution, if requested; and

(iv)
Notwithstanding any other provision of this Plan, effective for Plan Years beginning after December 31, 2001, in order to meet the safe harbor standards of Regulations 1.401(k)-1(d)(3)(iii)(B) and 1.401(k)-1(d)(3)(iv)(E), there is no reduction in the maximum amount of the Elective Deferral amounts that a Participant may make under Code Section 402(g) because of a hardship distribution made by this Plan or any other plan of the Employer.

(c)
Notwithstanding any other provision of this Plan, a hardship distribution may not include any contributions made under Section 6.06 of this Plan and any contributions intended to satisfy the safe harbor contribution requirements of Section 6.07 and Section 6.08, as applicable.

(d)
Reserved.

(e)
Reserved.

9.11 In-Service Distributions.

At the election of the Participant, amounts then credited to the Participant’s Account, to the extent then vested, minus the amount represented by Employer Contributions, Qualified Nonelective Contributions and Qualified Matching Contributions, made in the two (2) years immediately preceding the year of distribution may be distributed to the Participant at such time as the Participant shall have attained the age of 59 ½. In no event may the Elective Deferral Account or the Qualified Employer Contribution Account be distributed as an in-service distribution except as may be provided below in this Section 9.11 at age 59½, if applicable and/or as provided under the hardship distribution provisions of this Plan at Section 9.10, if applicable.

In the event that the Administrator makes such a distribution, the Participant shall continue to be eligible to participate in the Plan on the same basis as any other Employee. Any distribution made pursuant to this Section shall be made in a manner consistent with this Article IX, including, but not limited to, all notice and consent requirements of Sections 411(a)(11) and 417 of the Code and the Regulations thereunder, if applicable under this Plan.

In the event any assets are transferred to this Plan from a money purchase pension plan, due to a merger, spin-off or trustee-to-trustee transfer, such money purchase pension plan assets are not available for in-service distribution under this Section. Notwithstanding the foregoing, for Plan Years beginning after December 31, 2006, if the Plan has received a transfer of assets from a money purchase pension plan or a target benefit plan, a Participant who has attained age 62 and who is not separated from employment may elect to receive a distribution of the transferred assets.

Notwithstanding any other provision of this Plan, an in-service distribution may not include any contributions made under Section 6.06 of this Plan.

9.12 Other Distributable Amounts.

Effective for Plan Years beginning after December 31, 1984 and in addition to the provisions of Section 9.01, a Participant’s Elective Deferral Account or Qualified Employer Contribution Account may be distributed only upon the occurrence of any of the following events:

(a)
Termination of the Plan without the establishment of another defined contribution plan, other than an employee stock ownership plan (as defined in Code Section 4975(e)(7)), simplified employee pension plan (as defined in Code Section 408(k) or a SIMPLE IRA Plan (as defined in Code Section 408(p), a plan or contract described in Code Section 403(b) or Code Section 457(b) or (f).

(b)
The disposition by the Employer to an unrelated corporation of substantially all of the assets (within the meaning of Section 409(d)(2) of the Code) used in a trade or business of the Employer if the Employer continues to maintain this Plan after the disposition, but only with respect to Employees who continue employment with the corporation acquiring such assets, for Plan Years before 2002.

(c)
The disposition by the Employer to an unrelated entity of the Employer’s interest in a subsidiary (within the meaning of Section 409(d)(3) of the Code) if the Employer continues to maintain this Plan, but only with respect to Employees who continue employment with such subsidiary, for Plan Years before 2002.

9.13 Location of Participant or Beneficiary Unknown.

In the event that all, or any portion, of the distribution payable to a Participant or his beneficiary hereunder shall, if distributable as an involuntary cash-out or otherwise, at the later of the Participant’s attainment of age 62 or his Normal Retirement Age, remain unpaid solely by reason of the inability of the Administrator, after sending a registered letter, return receipt requested, to the last known address, and after further diligent effort, to ascertain the whereabouts of such Participant or his beneficiary, the amount so distributable may be treated as a forfeiture pursuant to the Plan. In the event a Participant or beneficiary is located subsequent to his benefit being reallocated, such benefit shall be restored unadjusted for earnings or losses.

9.14 Reserved.

 ARTICLE X

NAMED FIDUCIARY POWERS AND RESPONSIBILITIES

10.01 Allocation of Responsibility.

The Named Fiduciary shall have only those specific powers, duties, responsibilities, and obligations as are specifically given them under the Plan.

(a)
The Company shall have the sole responsibility for making the contributions provided for hereunder and shall have the sole authority to appoint and remove the Trustee, the Administrator, and any Investment Manager which may be provided for under the Plan; to formulate the Plan’s funding policy and method; and to amend or terminate, in whole or in part, the Plan.

The Company is authorized under this Plan to voluntarily correct operational failures as permitted by the provisions of the Administrative Policy Regarding Self-Correction or such other self-correction programs as provided by the Internal Revenue Service and/or the Department of Labor.

(b)
The Administrator shall have the responsibility for the administration of the Plan, which responsibility is specifically described in the Plan including the responsibility to construe any question of Plan interpretation, subject to the provisions of Section 10.02.

(c)
The Trustee shall have the sole responsibility of management of the assets held under the Trust, except those assets, the management of which has been assigned to an Investment Manager, who shall be solely responsible for the management of the assets assigned to it, all as specifically provided in the Plan.

Notwithstanding anything in the Plan or Trust to the contrary, the Trustee(s) will be directed trustees for all purposes, including with respect to the Plan's legal claim for delinquent contributions, if any such claims exist.  The Trustee(s) shall be subject to proper directions of the Company (including directions with respect to any legal claims for delinquent contributions, if any such claims exist) that are made in accordance with terms of the Plan and that are not contrary to ERISA.

(d)
Each Named Fiduciary warrants that any directions given, information furnished, or action taken by it shall be in accordance with the provisions of the Plan, authorizing or providing for such direction, information or action. Furthermore, each Named Fiduciary may rely upon any such direction, information or action of another Named Fiduciary as being proper under the Plan, and is not required under the Plan to inquire into the propriety of any such direction, information or action. It is intended under the Plan that each Named Fiduciary shall be responsible for the proper exercise of its own powers, duties, responsibilities and obligations under the Plan. No Named Fiduciary shall guarantee the Trust Fund in any manner against investment loss or depreciation in asset value. Any person or group may serve in more than one fiduciary capacity.

10.02 Discretionary Authority.

In accordance with Section 503 of Title I of ERISA, the Named Fiduciary under the Plan has complete authority to make all determinations, whether factual or otherwise, regarding eligibility and to review all denied claims for benefits under the Plan. In exercising its fiduciary responsibilities, the Named Fiduciary shall have absolute discretionary authority to determine whether and to what extent Participants and beneficiaries are eligible to participate or are entitled to benefits, and to construe disputed or doubtful Plan terms. The Named Fiduciary shall be deemed to have properly exercised such authority unless it has abused its discretion hereunder by acting arbitrarily and capriciously. Each Named Fiduciary shall discharge its duties with respect to the Plan solely in the interest of the Participants and beneficiaries and with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of like character and like aims.

 ARTICLE XI

TRUSTEE POWERS AND RESPONSIBILITIES

11.01 Basic Responsibilities.

The Trustee shall have the following categories of responsibilities:

(a)
Consistent with the funding policy and method determined by the Company, to invest (subject to Participant direction of investment), manage, and control the Plan assets subject, however, to the direction of any Investment Manager appointed to manage all or a portion of the assets of the Plan and provided that such investments are prudent under ERISA, as amended, and the Regulations thereunder.

(b)
At the direction of the Administrator, to pay benefits required under the Plan to be paid to Participants, or, in the event of their death, to their beneficiaries; and

(c)
To maintain records of receipts and disbursements and furnish to the Employer, and/or Administrator, for each Fiscal Year a written annual report pursuant to Section 11.10.

11.02 Investment Powers and Duties.

(a)
The Trustee shall invest and reinvest the Trust Fund to keep the Trust Fund invested without distinction between principal and income and in such securities or property, real or personal, wherever situated, as the Trustee shall deem advisable, including, but not limited to, stocks, common or preferred, bonds and mortgages, mutual funds, common trust funds including common trust funds and collective funds of the Trustee and/or any of its affiliates or other fiduciary and/or any of its affiliates, collective investment funds, and group annuity or deposit administration contracts and other evidences of indebtedness or ownership, and real estate or any interest therein. The Trustee shall at all times in making investments of the Trust Fund consider, among other factors, the short and long-term financial needs of the Plan on the basis of information furnished by the Employer. In making such investments, the Trustee shall not be restricted to securities or other property of the character expressly authorized by the applicable law for trust investments; however, the Trustee shall give due regard to any limitations imposed by the Code or ERISA so that at all times the Plan may qualify as a qualified 401(k) profit sharing plan and trust.

By way of illustration but not limitation, the Trustee may invest the funds of the Trust in such securities and properties as it may determine and shall not be restricted by any applicable laws prescribing forms of property which may be held or acquired by a Trustee.

The Trustee may purchase Qualifying Employer Securities or Qualifying Employer Real Property from the Employer or from any other source. All such purchases must be made at fair market values.

(b)
The Trustee may employ a bank or trust company pursuant to the terms of its usual and customary bank agency agreement, under which the duties of such bank or trust company shall be of a custodial, clerical and recordkeeping nature. The Trustee's investment powers shall be determined in the separate agreement with the Company that is adopted in connection with the Trust provisions of this Plan.

(c)
Reserved.

11.03 Participant Direction.

Each Participant (and any Employee who rolls an Eligible Rollover Distribution into this Plan if pursuant to Section 11.05(a) an Employee is eligible to make an Eligible Rollover Distribution into this Plan) may elect to direct the investment of his Account in any of the alternative investment funds established by the Trustee, as part of the overall Trust Fund.

Provided, however, a Participant may only elect to direct investment with respect to his Elective Deferral Account.

A Participant may elect to direct investments with respect to all current or future contributions or with respect to his accumulated balance. If the Participant does not direct the Trustee on how to invest the Account (or a portion of the Account), the Trustee will invest it as it deems appropriate in its sole and absolute discretion as determined by the funding policy of the Plan, until such time as the Participant elects to direct the investment of his Account or portion thereof.

A Participant must submit written instructions to the Trustee for every change in selection of investments.

All charges and fees related to an individual Participant’s investment activities may be charged to the Participant’s Account as set forth in Section 11.09.

The Participant may change investment selection daily.

11.04 Investment Manager.

The Company may appoint an Investment Manager and shall designate the portion of the Trust Fund to be managed by the Investment Manager. The Investment Manager shall direct the Trustee in the exercise of any of the powers described in Section 11.02(a). However, the Investment Manager may not direct investment in securities issued by the Employer, an Affiliate, the Trustee or any entity related through common ownership to the Trustee.

11.05 Rollover Contributions.

An individual may transfer to the Plan all or a portion of an Eligible Rollover Distribution, as defined below, provided the following conditions are met:

(a)
such individual is an Employee, including an Employee who has not met the eligibility requirements of Section 3.01;

(b)
the amount transferred to the Plan is transferred within sixty (60) days of the date such individual received the Eligible Rollover Distribution, provided, however, that for distributions made after December 31, 2001, the Secretary of the Treasury may waive the 60-day rollover period if the failure to waive such requirement would be against equity or good conscience, including cases of casualty, disaster, or other events beyond the reasonable control of the individual as provided under Code Sections 402(c)(3) and 408(d)(3); and

(c)
the amount transferred to the Plan does not include any voluntary contributions made by such individual to the prior plan.

Additionally, amounts transferred to this Plan as an Eligible Rollover Distribution from an individual retirement account must be from a conduit individual retirement account that has no assets other than assets which (1) were previously distributed to the Employee by another qualified plan as a lump-sum distribution, (2) were eligible for tax-free rollover to a qualified plan and (3) were deposited in such conduit individual retirement account within sixty (60) days of receipt thereof and other than earnings on said assets.

The Administrator shall determine whether a proposed transfer to the Plan meets with the above requirements. Amounts so transferred to the Plan shall be credited to such individual’s Rollover Account which shall be fully vested and nonforfeitable at all times.

The Administrator may direct that Employee transfers made after a Valuation Date be segregated into a separate account for each Participant in a federally insured savings account, certificate of deposit in a bank or savings and loan association, money market certificate, other short term debt security or other prudent investment acceptable to the Trustee until such time as the allocations pursuant to this Plan have been made, at which time they may remain segregated or be invested as part of the general Trust fund, as directed by the Trustee.

The Plan will accept a direct rollover of an Eligible Rollover Distribution from: (Check each that applies or none. Note that if the Plan accepts a direct rollover from a qualified plan, choose only one of the first two choices below.)

(X)
a qualified plan described in Code Section 401(a) or 403(a), excluding After-Tax Employee Contributions;

( )
a qualified plan described in Code Section 401(a) or 403(a), including After-Tax Employee Contributions;

(X)
an annuity contract described in Code Section 403(b), excluding After-Tax Employee Contributions;

(X)
an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency of instrumentality of a state or political subdivision of a state.

Participant Rollover Contributions from IRAs:

The Plan: (Choose one.)

(X)
will

( )
will not

accept a Participant rollover contribution of the portion of a distribution from an individual retirement account or annuity described in Code Section 408(a) or Code Section 408(b) that is eligible to be rolled over and would otherwise be includible in gross income.

This Article applies to distributions made after December 31, 2001. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee’s election under this part, a Distributee may elect, at the time and in the manner prescribed by the Administrator, to have any portion of an Eligible Rollover Distribution that is equal to at least $500 paid directly to an Eligible Retirement Plan specified by the Distributee in a direct rollover.

Definitions.

Eligible Rollover Distribution: An Eligible Rollover Distribution is any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code Section 401(a)(9); any hardship distribution; the portion of any other distribution(s) that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and any other distribution(s) that is reasonably expected to total less than $500 during a year.

A portion of a distribution shall not fail to be an Eligible Rollover Distribution merely because the portion consists of After-Tax Employee Contributions which are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in Code Section 408(a) or (b), or to a qualified defined contribution plan described in Code Section 401(a) or 403(a) that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

Eligible Retirement Plan: An Eligible Retirement Plan is an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan, an individual retirement account described in Code Section 408(a) , and individual retirement annuity described in Code Section 408(b) an annuity plan described in Code Section 403(a), an annuity contract described in Code Section 403(b), or a qualified plan described in Code Section 401(a) of the Code, that accepts the Distributee’s Eligible Rollover Distribution. The definition of Eligible Retirement Plan shall also apply in the case of a distribution to a surviving Spouse, or to a Spouse or former Spouse who is the alternate payee under a Qualified Domestic Relation Order, as defined in Code Section 414(p).

If any portion of an Eligible Rollover Distribution is attributable to payments or distributions from a designated Roth account, an Eligible Retirement Plan with respect to such portion shall include only another designated Roth account of the individual from whose account the payments or distributions were made, or a Roth IRA of such individual.

For distributions made after December 31, 2007, a Participant or beneficiary may elect to roll over directly an Eligible Rollover Distribution to a Roth IRA described in Code Section 408A(b).

Distributee: A Distributee includes an Employee or former Employee. In addition, the Employee’s or former Employee’s surviving Spouse and the Employee’s or former Employee’s Spouse or former Spouse who is the alternate payee under a Qualified Domestic Relations Order, as defined in Code Section 414(p), are Distributees with regard to the interest of the Spouse or former Spouse.

Direct Rollover: A Direct Rollover is a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

Non-spouse Beneficiary Rollover. For distributions after December 31, 2009, a non-spouse beneficiary who is a “designated beneficiary” under Code Section 401(a)(9)(E) and the regulations thereunder, may, by a direct trustee-to-trustee transfer (“direct rollover”), roll over all or any portion of his or her distribution to an individual retirement account or annuity described in Code Section 408(a) or 408(b) (“IRA”) that is established on behalf of the beneficiary and that will be treated as an inherited IRA pursuant to Code Section 402(c)(11).

In order to be able to roll over the distribution, the distribution must otherwise satisfy the definition of an Eligible Rollover Distribution. A non-spouse beneficiary may not roll over an amount which is a required minimum distribution ineligible for rollover, as determined under applicable Treasury Regulations and other Internal Revenue Service guidance, including Q&A 17 and 18 of Notice 2007-7, 2007-5 Internal Revenue Bulletin 395. If a Participant dies before his or her Required Beginning Date, then the non-spouse designated beneficiary may deposit into such IRA all or any portion of the distribution that is deemed to be an Eligible Rollover Distribution. In determining the portion of such distribution that is considered to be a required minimum distribution that must be made from the IRA, the beneficiary may elect to use either the 5-year rule or the life expectancy rule, pursuant to Treasury Regulation Section 1.401(a)(9)-3, Q&A-4(c).

Although a non-spouse beneficiary may roll over directly a distribution as provided above, the distribution is not subject to the direct rollover requirements of Code Section 401(a)(31), the notice requirements of Code Section 402(f), or the mandatory withholding requirements of Code Section 3405(c). If a non-spouse beneficiary receives a distribution from the Plan, the distribution is not eligible for a “60-day” rollover.

If the Participant’s named beneficiary is a trust, the Plan may make a direct rollover to an individual retirement account on behalf of the trust, provided the trust satisfies the requirements to be a designated beneficiary within the meaning of Code Section 401(a)(9)(E).

11.06 Trustee to Trustee Transfers.

The Administrator may accept and receive assets in the form of cash or property (if property is a form of benefit accepted under this Plan) transferred directly to the Plan by a trustee of another employee benefit plan qualified under Sections 401(a), 403(b) and 401(d) of the Code. The Administrator shall determine whether a proposed transfer to the trustee-to-trustee subaccount in the Plan meets with the above requirements. Amounts so transferred to the Plan shall be credited to a Rollover Account which shall be fully vested and nonforfeitable at all times.

The Trustee shall accept and receive assets only with respect to Employees, including Employees who have not met the eligibility requirements of Section 3.01.

Provided, however, the Administrator shall not accept assets from the trustee of another employee benefit plan which is required to provide benefits in the form of a Qualified Joint and Survivor Annuity or a Qualified Pre-Retirement Survivor Annuity pursuant to Section 401(a)(11) of the Code. This paragraph will apply in all circumstances where a Trustee-to-Trustee transfer occurs from a plan which provides that the normal form of benefit is a Qualified Joint and Survivor Annuity or Qualified Pre-Retirement Survivor Annuity.

The Administrator may direct the Trustee to transfer the vested balance of a Participant’s Account directly to a trustee of another employee benefit plan qualified under Section 401(a) of the Code.

The Trustee will not accept a trustee-to-trustee transfer to this Plan of an amount attributable to voluntary after-tax contributions made by an individual to another employee benefit plan qualified under the Code.

11.07 Other Powers.

The Trustee, in addition to all powers and authorities under common law, statutory authority, including ERISA, and other provisions of the Plan, including but not limited to, the funding policy and method determined by the Company, and subject to the powers of the Administrator and any Participant shall have the following powers and authorities, to be exercised in the Trustee’s sole discretion:

(a)
To purchase, or subscribe for, any securities or other property and to retain the same. In conjunction with the purchase of securities, margin accounts may be opened and utilized;

(b)
To sell, exchange, convey, transfer, grant options to purchase, or otherwise dispose of any securities or other property held by the Trustee, by private contract or at public auction. No person dealing with the Trustee shall be bound to see to the application of the purchase money or to inquire into the validity, expediency, or propriety of any such sale or other disposition, with or without advertisement;

(c)
To vote upon any stocks, bonds, or other securities; to give general or special proxies or powers of attorney with or without power of substitution; to exercise any conversion privileges, subscription rights or other options, and to make any payments incidental thereto; to oppose, or to consent to, or otherwise participate in, corporate reorganizations or other changes affecting corporate securities, and to delegate discretionary powers, and to pay any assessments or charges in connection therewith; and generally to exercise any of the powers of an owner with respect to stocks, bonds, securities, or other property;

(d)
To keep such portion of the Trust Fund in cash or cash balances as the Trustee may, from time to time, deem to be in the best interests of the Plan, without liability for interest thereon;

(e)
To accept and retain for such time as the Trustee may deem advisable any securities or other property received or acquired as Trustee hereunder, whether or not such securities or other property would normally be purchased as investments hereunder;

(f)
To make, execute, acknowledge, and deliver any and all documents of transfer and conveyance and any and all other instruments that may be necessary or appropriate to carry out the powers herein granted;

(g)
To settle, compromise, or submit to arbitration any claims, debts, or damages due or owing to or from the Plan, to commence or defend suits or legal or administrative proceedings, and to represent the Plan in all suits and legal and administrative proceedings;

(h)
To employ suitable agents and counsel and to pay their reasonable expenses and compensation, and such agent or counsel may or may not be agent or counsel for the Employer;

(i)
The Trustee may register any securities or other property held in the trustee’s own name or in the name of a nominee or in street name provided such securities are held on behalf of the Plan by (i) a bank or trust company that is subject to supervision by the United States or a State, or a nominee of such bank or trust company; (ii) a broker or dealer registered under the Securities Exchange Act of 1934, or a nominee of such broker or dealer; or (iii) a clearing agency as defined in Section 3(a)(23) of the Securities Exchange Act, or its nominee. All assets of the Plan shall be held in the Trust by one or more Trustees pursuant to a written trust agreement.

(j)
To apply for and procure from responsible insurance companies, to be selected by the Company, either for the general benefit of the Trust Fund or for the particular benefit of a particular Participant, as an investment of the Trust Fund such annuity, or other Contracts (on the life of any Participant) as the Company shall deem proper; to exercise, at any time or from time to time, any and all rights, options and privileges of an absolute owner which may be granted under such annuity, or other Contracts; to collect, receive, and settle for the proceeds of all such annuity or other Contracts as and when entitled to do so under the provisions thereof;

(k)
To invest funds of the Trust in time deposits or savings accounts bearing a reasonable rate of interest in the Trustee’s bank;

(l)
To invest in Treasury Bills and other forms of United States government obligations;

(m)
To sell, purchase and acquire put or call options if the options are traded on and purchased through a national securities exchange registered under the Securities Act of 1934, as amended, or, if the options are not traded on a national securities exchange, are guaranteed by a member firm of the New York Stock Exchange;

(n)
To deposit monies in federally insured savings accounts or certificates of deposit in banks or savings and loan associations;

(o)
To pool all or any of the Trust Fund, from time to time, with assets belonging to any other qualified employee pension benefit trust created by the Employer or an affiliated company of the Employer, and to commingle such assets and make joint or common investments and carry joint accounts on behalf of this Plan and such other trust or trusts, allocating undivided shares or interests in such investments or accounts or any pooled assets of the two or more trusts in accordance with their respective interests; and

(p)
To do all such acts and exercise all such rights and privileges, although not specifically mentioned herein, as the Trustee may deem necessary to carry out the purposes of the Plan.

To the extent that any collective investment trust or pool in which Plan assets are invested constitutes a group trust that is tax-exempt pursuant to Code Section 501(a) and Revenue Ruling 81-100, the instrument establishing such trust shall govern any investment therein, and is hereby made a part of this Plan and Trust to the extent of such investment therein.

11.08 Duties Regarding Contributions and Payments.

At the direction of the Administrator, the Trustee shall, from time to time, in accordance with the terms of the Plan: (a) accept contributions to Plan, including but not limited to, contributions by the Employer; the Trustee is not obligated to collect any contributions from the Employer or to see that such funds are deposited according to the provisions of the Plan or to see that the contributions received comply with the provisions of the Plan; and (b) make payments out of the Trust Fund; except as otherwise provided herein, the Trustee shall not be responsible in any way for the application of such payments. Any distributions made from the Trust shall be in cash, securities, or other property as the Company shall determine. If payment is in securities, the securities to be used in making such payment shall be those which the Administrator shall in his sole discretion determine, and such securities shall be valued for the purpose of such payment at the value thereof as of the date of such payment.

11.09 Trustee’s Compensation and Expenses and Taxes.

The Trustee shall be paid such reasonable compensation as shall from time to time be agreed upon in writing by the Company and the Trustee. An individual serving as Trustee who already receives full-time pay from the Employer shall not receive compensation from the Plan. In addition, the Trustee shall be reimbursed for any reasonable expenses, including reasonable counsel fees incurred by it as Trustee. Such compensation and expenses shall be paid from the Trust Fund (if allowable under applicable law) unless paid or advanced by the Employer.

All expenses of administration may be paid out of the Trust Fund unless such expenses are paid by the Employer. Such expenses shall include any expenses incident to the functioning of the Administrator, or any person or persons retained or appointed by any Named Fiduciary incident to the exercise of their duties under the Plan, including, but not limited to, fees of accountants, counsel, Investment Managers, agents (including nonfiduciary agents) appointed for the purpose of assisting the Administrator or the Trustee in carrying out the instructions of Participants as to the directed investment of their accounts, and other specialists and their agents, and other costs of administering the Plan. Additionally expenses which are directly attributable to a specific Participant shall be charged directly against that Participant’s Account. Such expenses include but are not limited to expenses related to a loan, to a hardship distribution or to the bankruptcy of a Participant. Until paid, any and all expenses shall constitute a liability of the Trust Fund.

11.10 Annual Report.

Within a reasonable period of time after the end of each Plan Year or receipt of the Employer’s Contribution for each Plan Year, the Trustee shall furnish to the Company and Administrator a written statement of account with respect to the Plan Year for which such contribution was made setting forth:

(a)
the net income or loss of the Trust Fund;

(b)
the gains or losses realized by the Trust Fund upon sales or other disposition of the assets;

(c)
the increase or decrease in the value of the Trust Fund;

(d)
all payments and distributions made from the Trust Fund; and

(e)
such further information as the Trustee and/or Administrator deems appropriate.

The Company, upon its receipt of each such statement of account, shall acknowledge receipt thereof in writing and advise the Trustee and/or Administrator of its approval or disapproval thereof. Failure by the Company to disapprove any such statement of account within thirty (30) days after its receipt thereof shall be deemed an approval thereof.

11.11 Records and Actions.

The Trustee shall keep accurate and detailed accounts of all investments, receipts and disbursements and other transactions hereunder, and all its accounts, books and records relating to the Trust shall be open to inspection and audit by any person designated by the Employer at all reasonable times.

11.12 Appointment, Resignation, Removal and Succession of Trustee.

(a)
The Company hereby appoints the Trustee named in Section 2.77 to serve as Trustee hereunder. The Company may designate one or more successors prior to the death, resignation, incapacity, or removal of a Trustee. In the event a successor is so designated by the Company and accepts such designation, the successor shall, without further act, become vested with all the estate, rights, powers, discretions, and duties of his predecessor with the like effect as if he were originally named as Trustee herein immediately upon the death, resignation, incapacity, or removal of his predecessor.

(b)
The Trustee may resign at any time by delivering to the Company, at least thirty (30) days before its effective date (unless the 30 day notice is waived by the Company), a written notice of his resignation.

(c)
The Company may remove the Trustee by mailing by registered or certified mail, addressed to such Trustee at his last known address, at least thirty (30) days before its effective date (unless the 30 day notice is waived by the Trustee), a written notice of his removal.

(d)
Upon the death, resignation, incapacity, or removal of any Trustee, a successor may be appointed by the Company; and such successor, upon accepting such appointment in writing and delivering same to the Company, shall, without further act, become vested with all the estate, rights, powers, discretions, and duties of his predecessor with like respect as if he were originally named as a Trustee herein. Until such a successor is appointed, or in the event the Employer is no longer in existence, the remaining Trustee or Trustees shall have full authority to act under the terms of the Plan.

(e)
Whenever any Trustee hereunder ceases to serve as such, he shall furnish to the Company and Administrator a written statement of account with respect to the portion of the Fiscal Year during which he served as Trustee. This statement shall be either (i) included as part of the annual statement of account for the Fiscal Year required under Section 11.10 or (ii) set forth in a special statement. Any such special statement of account should be rendered to the Employer no later than the due date of the annual statement of account for the Fiscal Year. The procedures set forth in Section 11.10 for the approval by the Company of annual statements of account shall apply to any special statement of account rendered hereunder and approval by the Company of any such special statement in the manner provided in Section 11.10 shall have the same effect upon the statement as the Company’s approval of an annual statement of account. No successor to the Trustee shall have any duty or responsibility to investigate the acts or transactions of any predecessor who has rendered all statements of account required by Section 11.10 and this subparagraph.

11.13 Liability of Trustee.

(a)
The Trustee shall be entitled to rely upon a certification of the Administrator with respect to any instruction or direction of the Administrator and also to rely upon the certification of the Employer as to the name of the Administrator then authorized and in continuing to rely upon such certification until a subsequent certification is filed with the Trustee. The Trustee shall be entitled to act in reliance upon any instrument, certificate, or paper believed by Trustee to be genuine and to be signed or presented by the proper person or persons, and the Trustee shall be under no duty to make any investigation or inquiry as to any statement contained in any such writing, but may accept the same as conclusive evidence of the truth and accuracy of the statements therein contained.

(b)
The Employer agrees to indemnify the Fund and the Trustee against any liability imposed as a result of a claim asserted by any person or persons under Federal or state law where the Trustee has acted in good faith in reliance on a written direction or certification of the Employer or the Administrator. The Employer may direct the Trustee to purchase insurance at the Plan’s expense to cover the Trustee’s liability or loss resulting from his acts or omissions, but such policies must provide that the insurer shall have recourse against the Trustee in the event of the Trustee’s breach of a fiduciary duty. The Trustee shall be indemnified by the Employer against costs, expenses and liabilities (other than amounts paid in settlement to which the Employer does not consent) reasonably incurred by it in connection with any action to which the Trustee may be a party by reason of its service as the Trustee, except in relation to matters as to which the Trustee shall be adjudged in such action to be personally guilty of negligence or willful misconduct in the performance of its duties. The foregoing right to indemnification shall be in addition to such other rights as the Trustee may enjoy as a matter of law or by reason of insurance coverage of any kind, but shall not extend to costs, expenses and/or liabilities otherwise covered by insurance or that would be so covered by any insurance then in force if such insurance contained a waiver of subrogation.

11.14
Divestment of Employer Securities.

(a)
Rule applicable to Elective Deferrals and employee contributions. For Plan Years beginning after December 31, 2006, if any portion of the Account of a Participant (including, for purposes of this Section 11.14, a beneficiary entitled to exercise the rights of a Participant) attributable to Elective Deferrals or employee contributions is invested in publicly-traded Employer securities, the Participant may elect to direct the Plan to divest any such securities, and to reinvest an equivalent amount in other investment options which satisfy the requirements of Section 11.14(c).

(b)
Rule applicable to Employer contributions. If any portion of a Participant’s Account attributable to nonelective or Matching Contributions is invested in publicly-traded Employer securities, then a Participant who has completed at least 3 years of vesting service, or a beneficiary of any deceased Participant entitled to exercise the right of a participant, may elect to direct the Plan to divest any such securities, and to reinvest an equivalent amount in other investment options which satisfy the requirements of Section 11.14(c).

i.
Three-year phase-in applicable to Employer contributions. For Employer securities acquired with nonelective or Matching Contributions during a Plan Year beginning before January 1, 2007, the rule described in this Section 11.14(b) only applies to the percentage of the Employer securities (applied separately for each class of securities) as follows:

Plan Year
Percentage
2007
 33
2008
 66
2009
100

ii
Exception to phase-in for certain age 55 Participants. The 3-year phase-in rule of Section 11.14(b).does not apply to a Participant who has attained age 55 and who has completed at least 3 Years of Service before the first Plan Year beginning after December 31, 2005.

(c)
Investment options. For purposes of this Section 11.14, other investment options must include not less than 3 investment options, other than Employer securities, to which the Participant may direct the proceeds of divestment of Employer securities required by this Section 11.14, each of which options is diversified and has materially different risk and return characteristics. The Plan must provide reasonable divestment and reinvestment opportunities at least quarterly. Except as provided in regulations, the Plan may not impose restrictions or conditions on the investment of Employer securities which the Plan does not impose on the investment of other Plan assets, other than restrictions or conditions imposed by reason of the application of securities laws or a condition permitted under Internal Revenue Service Notice 2006-107 or other applicable guidance.

(d)
Exceptions for certain plans. This Section 11.14 does not apply to a one-participant plan, as defined in Code Section 401(a)(35)(E)(iv), or to an employee stock ownership plan (“ESOP”) if: (i) there are no contributions to the ESOP (or related earnings) attributable to Elective Deferrals or Matching Contributions; and (ii) the ESOP is a separate plan, for purposes of Code Section 414(l), from any other defined benefit plan or defined contribution plan maintained by the same employer or employers.

(e)
Treatment as publicly traded Employer securities. For purposes of this Section 11.14, “publicly traded Employer securities” means employer securities which are readily tradable on an established securities market. Except as provided in Treasury regulations or in Code Section 401(a)(35)(F)(ii) (relating to certain controlled groups), a plan holding Employer securities which are not publicly traded Employer securities shall be treated as holding publicly traded Employer securities if any Employer corporation, or any member of a controlled group of corporations which includes such Employer corporation (as defined in Code Section 401(a)(35)(F)(iii)) has issued a class of stock which is a publicly traded Employer security.

 ARTICLE XII

COMMITTEE POWERS AND RESPONSIBILITIES

12.01 Appointment of Committee.

The Company may appoint a Committee consisting of at least three (3) individual(s) to serve as Administrator of the Plan. In the absence of the appointment of a Committee, the Plan shall be administered by the Company and references in the Plan to the Committee or Administrator shall be deemed to refer to the Company.

Members of the Committee shall hold office at the pleasure of the Company and may be dismissed at any time, with or without cause. Vacancies on the Committee arising from death, resignation, removal or otherwise, may be filled by the Company.

12.02 Powers.

The Committee shall administer the Plan in accordance with its terms. The Committee shall have all powers necessary to enable it to carry out its duties as provided herein. Not in limitation, but in amplification of the foregoing, the Committee shall have the power to interpret and construe the Plan and to determine all questions that may arise hereunder as to the status and rights of Participants and others hereunder, consistent with the provisions hereof. The Committee shall have discretion in interpreting the terms of the Plan and in making determinations regarding the status and rights of Participants and others under the Plan, subject to the provisions of Section 10.02.

12.03 No Discrimination.

The Committee shall not take any action nor direct the Trustee to take any action which would result in benefiting one Participant or group of Participants at the expense of another Participant or in discriminating between Participants who are similarly situated.

12.04 Action by the Committee.

The Committee shall act by a majority of the members constituting the Committee at any given time. Such action may be taken either by vote at a meeting or in writing without a meeting, in which case such writing shall be signed by all the members.

12.05 Records.

The Committee shall keep a record of all its proceedings and all information necessary for the proper administration of the Plan.

12.06 Compensation and Expenses.

The members of the Committee shall serve without compensation for their services as such, but shall be reimbursed by the Employer for all necessary expenses incurred in the discharge of their duties.

12.07 Indemnification.

The Employer shall indemnify any person who is or was a member of the Committee and any person who is or was an Employee of the Employer and who performs or performed services with respect to the Plan, against all liabilities and all reasonable expenses (including, without limitation, counsel fees and amounts paid in settlement other than to the Employer) incurred or paid in connection with any threatened or pending action, suit or proceeding to which he (or his executor, administrator or other legal representative) may be made a party, or in which he may otherwise be involved, by reason of the fact that he serves or has served as a member of the Committee or otherwise performs or has performed services with respect to the Plan; provided, however that (a) if such action, suit or proceeding shall be prosecuted against such person (or his executor, administrator or other legal representative) to final determination on the merits or otherwise, it shall not be finally adjudged in such action, suit or proceeding that such person is liable for gross negligence or willful misconduct in the performance of his duty to the Employer or the Plan in relation to the matter or matter in respect of which indemnification is claimed, or (b) if such action, suit or proceeding shall be settled or otherwise terminated as against such person (or his executor, administer or other legal representative) without a final determination, it shall be determined that such person was not guilty of gross negligence or willful misconduct in the performance of his duty to the Employer or the Plan in relation to the matter or matters in respect of which indemnification is claimed, such determination to be made by a majority of the members of the Board of Directors of the Employer or by independent counsel to whom the question may be referred by the Board of Directors.

12.08 Statutory Claims Procedure.

(a)
General Procedure. The Administrator shall have discretion regarding benefit determinations. Unless waived by the Administrator, any person entitled to benefits hereunder must file a claim with the Administrator upon forms furnished by the Administrator. Notwithstanding any other provision of this Plan, payment of benefits need not be made until receipt of the claim and the expiration of the time periods specified in this Section 12.08 for rendering a decision on the claim. In the event a claim is denied, benefits need not be made or commence until a final decision is reached by the Administrator, subject to the provisions of Section 10.02.

(b)
Notice and Appeal Procedure for Claims Filed Before January 1, 2002. This subsection (b) shall apply to claims filed before January 1, 2002. The Administrator shall notify the claimant of its decision within ninety (90) days after receipt of the claim. However, if special circumstances require, the Administrator may defer action on a claim for benefits for an additional period not to exceed ninety (90) days, and in that case it shall notify the claimant of the special circumstances involved and the time by which it expects to render a decision.

If the Administrator determines that any benefits claimed should be denied, it shall give notice to the claimant setting forth the specific reason or reasons for the denial and provide a specific reference to the Plan provisions on which the denial is based. The Administrator shall also describe any additional information necessary for the Participant to perfect the claim and explain why the information is necessary.

The claimant shall be entitled to full and fair review by the Named Fiduciary of the denial. The claimant shall have sixty (60) days after receipt of the denial in which to file a notice of appeal with the Named Fiduciary. A final determination by the Named Fiduciary shall be rendered within sixty (60) days after receipt of the claimant’s notice of appeal. Under special circumstances such determination may be delayed for an additional period not to exceed sixty (60) days, in which case the claimant shall be notified of the delay prior to the close of the initial sixty (60) day period. The Named Fiduciary’s final decision shall set forth the reasons and the references to the Plan provisions on which it is based.

(c)
Notice and Appeal Procedure for Claims Filed On or After January 1, 2002. This subsection (c) shall apply to claims filed on or after January 1, 2002.

(i)
Claims not involving a determination of disability. For claims not involving a determination of disability, the Administrator shall notify the claimant of its decision within a reasonable period of time, not exceeding ninety (90) days, after receipt of the claim. However, if special circumstances require, the Administrator may defer action on a claim for benefits for an additional period not to exceed ninety (90) days, and in that case it shall notify the claimant prior to the close of the initial ninety (90) day period of the special circumstances involved and the time by which it expects to render a decision.

If the Administrator determines that any benefits claimed should be denied, it shall give notice to the claimant setting forth the specific reason or reasons for the denial, providing a specific reference to the Plan provisions on which the denial is based, describing any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary, and describing the Plan’s review procedures and the time limits applicable to such procedures. Such claimant shall be entitled to full and fair review by the Named Fiduciary of the denial. The claimant shall have sixty (60) days after receipt of the denial in which to file a notice of appeal with the Named Fiduciary. A final determination by the Named Fiduciary shall be rendered within a reasonable period of time, not exceeding sixty (60) days, after receipt of the claimant’s notice of appeal. Under special circumstances, such determination may be delayed for an additional period not to exceed sixty (60) days, in which case the claimant shall be notified of the delay prior to the close of the initial sixty (60) day period. The Named Fiduciary’s final decision shall set forth the reasons and the references to the Plan provisions on which it is based, shall advise that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claim for benefits, and shall advise the claimant of the right to bring an action under Section 502(a) of ERISA.

(ii)
Claims involving a determination of disability. For claims involving a determination of disability, the Administrator shall notify the claimant of its decision within a reasonable period of time, not exceeding forty-five (45) days, after receipt of the claim. However, if it determines that there exist matters beyond the control of the Plan, the Administrator may defer action on a claim for benefits for two additional periods, each not to exceed thirty (30) days, and in that case it shall notify the claimant prior to the close of the initial forty-five (45) day period (or the initial thirty (30) day extension) of the special circumstances involved and the time by which it expects to render a decision. Such notice of extension shall specifically explain the standards on which entitlement to a benefit is based, the unresolved issues that prevent a decision on the claim, and the additional information needed to resolve those issues. The claimant shall be given at least forty-five (45) days within which to provide the specified information. If a claimant provides insufficient information or files an incomplete claim, the time for making a decision is tolled (suspended) from the date the Plan Administrator provides notice of an extension until the date it receives the claimant’s response.

If the Administrator determines that any benefits claimed should be denied, it shall give notice to the claimant setting forth the specific reason or reasons for the denial, providing a specific reference to the Plan provisions on which the denial is based, describing any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary, and describing the Plan’s review procedures and the time limits applicable to such procedures. In addition, if an internal rule, guideline, protocol, or other similar criterion was relied upon in making the adverse determination, the Administrator shall provide either the specific rule, guideline, protocol or other similar criterion, or a statement that any such item was relied upon in making the adverse determination and that a copy of such item will be provided free of charge to the claimant upon request. Furthermore, if the adverse determination is based upon a medical necessity or experimental treatment or similar exclusion or limit, the Administrator shall provide either an explanation of the scientific or clinical judgment for the determination, or a statement that such explanation will be provided free of charge upon request.

The claimant shall be entitled to full and fair review by the Named Fiduciary of the denial. The claimant shall have one hundred eighty (180) days after receipt of the denial in which to file a written notice of appeal with the Named Fiduciary. A final determination by the Named Fiduciary shall be rendered within a reasonable period of time, not exceeding forty-five (45) days, after receipt of the claimant’s notice of appeal. Under special circumstances, such determination may be delayed for an additional period not to exceed forty-five (45) days, in which case the claimant shall be notified of the delay prior to the close of the initial forty-five (45) day period. The Named Fiduciary’s final decision shall set forth the reasons and the references to the Plan provisions on which it is based, shall advise that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claim for benefits, and shall advise the claimant of the right to bring an action under Section 502(a) of ERISA.

(d)
Administrator’s Discretion; Final Determination by Named Fiduciary. The Administrator shall have discretion in interpreting the terms of the Plan and in making claim determinations. In accordance with Section 10.02, final determinations shall be made by the Named Fiduciary and such determinations shall be conclusive and binding on all persons.

(e)
Commencement of Action. No action at law or in equity shall be brought to recover under this Plan until the appeal rights herein provided have been exercised and the Plan benefits requested in such appeal have been denied in whole or in part.

12.09 Reserved.

 ARTICLE XIII

AMENDMENT, TERMINATION, AND MERGERS

13.01 Amendment by the Employer.

(a)
The Employer shall have the right at any time to amend the Plan. However, no such amendment shall authorize or permit any part of the Trust Fund (other than such part as is required to pay taxes and administration expenses) to be used for or diverted to purposes other than for the exclusive benefit of the Participants or their beneficiaries or estates; no such amendment shall cause any reduction in the amount credited to the Account of any Participant; no such amendment shall eliminate or reduce an early retirement benefit, eliminate an optional form of benefit (as provided in Treasury Regulations) or restrict, directly or indirectly, the benefit provided to any Participant prior to the amendment; no amendment shall cause or permit any portion of the Trust Fund to revert to or become the property of the Employer; and no such amendment which affects the rights, duties or responsibilities of the Trustee and/or the Administrator may be made without the Trustee’s and/or the Administrator’s written consent. Any amendment to the Plan shall become effective as provided therein upon its execution. The Trustee shall not be required to execute any such amendment unless the amendment affects the duties of the Trustee hereunder. The authority to make any such amendment (including adoption of this Plan as a restatement of an existing plan) to the Plan rests with the Board of Directors (or sole director, if applicable) of the Employer.

(b)
An amendment (including the adoption of this Plan as a restatement of an existing plan) may not decrease a Participant’s accrued benefit, except to the extent permitted under Section 412(d)(2) of the Code or to the extent permitted under Sections 1.411(d)-3 and 1.411(d)-4 of the Treasury Regulations, and may not reduce or eliminate protected benefits under Section 411(d)(6) of the Code determined immediately prior to the adoption date (or, if later, the effective date) of the amendment. An amendment reduces or eliminates protected benefits under Section 411(d)(6) of the Code if the amendment has the effect of either (i) eliminating or reducing an early retirement benefit or a retirement-type subsidy (as defined in Treasury Regulations), or (ii) except as provided by Treasury Regulations, eliminating an optional form of benefit.

The Administrator must disregard an amendment to the extent application of the amendment would fail to satisfy this subparagraph (b). If the Administrator must disregard an amendment because the amendment would violate clause (i) or clause (ii), the Administrator must maintain a schedule of the early retirement option or other optional forms of benefit the Plan must continue for the affected Participants.

13.02 Amendment by the Volume Submitter Practitioner.

Effective February 17, 2005, Employer notice and signature requirements have been met for all adopting employers before the effective date of February 17, 2005. Porter, Wright, Morris & Arthur LLP (hereinafter referred to as the “Volume Submitter Practitioner” or “Practitioner” in this Section 13.02) shall have the authority to amend the Plan on behalf of all adopting Employers, including those Employers who have adopted the Plan prior to this amendment, for changes in the Code, Regulations, Revenue Rulings, other statements published by the Internal Revenue Service, including model, sample or other required good faith amendments, but only if their adoption shall not cause such Plan to be individually designed, and for corrections of prior approved plans. These amendments shall be applied to all Employers who have adopted a volume submitter plan of the Practitioner.

The Practitioner shall no longer have the authority to amend the Plan on behalf of any adopting Employer as of either: (1) the date the Internal Revenue Service requires the Employer to file Form 5300 as an individually designed plan as a result of an Employer amendment to the Plan to incorporate a type of plan not allowable in the volume submitter program, as described in Revenue Procedure 2005-16, or (2) as of the date the Plan is otherwise considered an individually designed plan due to the nature and extent of the amendments. If the Employer is required to obtain a determination letter for any reason in order to maintain reliance on the advisory letter, the Practitioner’s authority to amend the Plan on behalf of the adopting Employer is conditioned on the Plan receiving a favorable determination letter.

The Volume Submitter Practitioner shall maintain, or have maintained on its behalf, a record of the Employers that have adopted the Plan, and the Volume Submitter Practitioner shall make reasonable and diligent efforts to ensure that adopting Employers have actually received and are aware of all Plan amendments and that such Employers adopt new documents when necessary. This amendment supersedes other provisions of the Plan to the extent those other provisions are inconsistent with this amendment.

13.03 Amendment of Vesting Schedule.

(a)
If the Plan’s vesting schedule is amended, or the Plan is amended in any way that directly or indirectly affects the computation of the Participant’s nonforfeitable percentage or if the Plan is deemed amended by an automatic change to or from a top-heavy vesting schedule, each Participant with at least three (3) Years of Service with the Employer may elect, within a reasonable period after the adoption of the amendment or change, to have the nonforfeitable percentage computed under the Plan without regard to such amendment or change. For Participants who do not have at least one (1) Hour of Service in any Plan Year beginning after December 31, 1988, the preceding sentence shall be applied by substituting five (5) Years of Service for three (3) Years of Service where such language appears. Notwithstanding the above, no election need be provided for any Participant where nonforfeitable percentage under the Plan, as amended, at any time cannot be less than such percentage determined without regard to such amendment.

(b)
The period during which the election may be made shall commence with the date the amendment is adopted or deemed to be made and shall end on the latest of:

(i)
Sixty (60) days after the amendment is adopted;

(ii)
Sixty (60) days after the amendment becomes effective; or

(iii)
Sixty (60) days after the Participant is issued written notice of the amendment by the Employer or Administrator.

Notwithstanding anything set forth in this Plan, if the Plan provides for vesting schedules at Article VIII other than those given in Code Section 411(a)(2) or Code Section 416(b)(1) for top-heavy schedules, the optional schedules must be at least as favorable as the statutory schedules.

(c)
Effective with respect to plan amendments adopted after August 9, 2006, the rules of this subsection apply to a Plan amendment that decreases a Participant's accrued benefits, or otherwise places greater restrictions or conditions on a Participant's rights to Section 411(d)(6) protected benefits, even if the amendment merely adds a restriction or condition that is permitted under the vesting rules in section 411(a)(3) through (11). However, such an amendment does not violate Section 411(d)(6) to the extent it applies with respect to benefits that accrue after the applicable amendment date. Provided, further, that a Plan amendment that satisfies the applicable requirements under 29 CFR Section 2530.203-2(c) (rules relating to vesting computation periods) does not fail to satisfy the requirements of Code Section 411(d)(6) merely because the Plan amendment changes the Plan's vesting computation period.

13.04 Termination; Discontinuance of Contributions.

The Company shall have the right at any time to discontinue its contributions hereunder and to terminate or partially terminate this Plan and the Trust hereby created, by delivering to the Trustee written notice of such discontinuance or termination. The authority to discontinue contributions, terminate or partially terminate the Plan and Trust rests with the Company through its Board of Directors (or sole director, if applicable) of the Employer. Any such discontinuance of contributions, termination or partial termination shall be made by a resolution adopted by the Board of Directors (or sole director, if applicable, or in a writing by the sole proprietor, or partners of the partnership; if applicable).

Upon complete discontinuance of the Company’s contributions, or full or partial termination of the Trust, all affected Participants’ interests and rights to benefits shall become fully vested, and shall not thereafter be subject to forfeiture except to the extent that law or regulations may preclude such vesting in order to prevent discrimination in favor of officers, shareholders or Highly Compensated Employees and all unallocated amounts shall be allocated to the Accounts of all Participants in accordance with Treasury Regulation Section 1.411(d)-2(a)(2). Upon final termination of the Trust and after payment of all Trust expenses and liabilities, the Administrator shall direct the Trustee to distribute all assets remaining in the Trust, such distribution to commence as determined by the Administrator. Until the Administrator so directs, the Trustee shall continue to administer the Trust in accordance with the provisions hereof, and shall make distributions in the event of death, Disability, the attainment of Normal Retirement Age and retirement, the attainment Early Retirement Date or other termination of employment as herein provided. In the event the Administrator shall not within a reasonable time after such termination have given the Trustee the directions provided in this Section, the assets then remaining in the Trust shall be distributed in such manner as may be directed by a judgment or decree of a court of competent jurisdiction.

In distributing Participants’ Accounts, the Trustee may deduct therefrom before distribution all expenses properly chargeable against the Trust Fund, and shall then distribute such Accounts to the Participants in accordance with the value of the interests of such Participants as of the date of such distribution. Such distribution of the Accounts of every Participant or his beneficiary shall be in cash or in the assets in which the Trust Fund may be invested unless annuities have been purchased.

13.05 Merger or Consolidation.

This Plan and Trust may be merged or consolidated with, or its assets and/or liabilities may be transferred to any other plan and trust only if the benefits which would be received by a Participant of this Plan, immediately after such transfer, merger or consolidation (if the Plan then terminated), are at least equal to the benefits the Participant was entitled to immediately before the transfer, merger or consolidation (if the Plan had then terminated). The authority to merge or consolidate this Plan or to transfer assets and/or liabilities rests with the Board of Directors (or sole director, if applicable, or sole proprietor or the partners of a partnership, if applicable) of the Employer. Any such merger, consolidation or transfer shall be made by a resolution adopted by the Board of Directors (or sole director, if applicable, or in a writing by the sole proprietor or partners of the partnership, if applicable).

ARTICLE XIV

TOP-HEAVY PROVISIONS

14.01 Application of Article.

The provisions of this Article shall be effective for any Plan Year in which the Plan is determined to be Top Heavy. The Top-Heavy requirements of Section 416 of the Code and this Article XIV shall not apply in any year beginning after December 31, 2001, if the Plan consists solely of a cash or deferred arrangement which meets the requirements of Section 401(k)(12) of the Code and Matching Contributions with respect to which the requirements of Section 401(m)(11) of the Code are met.

14.02 Definitions.

For purposes of this Article, the following words shall have the meanings stated after them unless otherwise specifically provided:

(a)
Key Employee shall mean any Employee or former Employee (including any deceased Employee), who at any time during the Plan Year containing the Determination Date was:

(i)
An officer of the Employer having annual compensation greater than $130,000 (as adjusted under Code Section 416(i)(1) for Plan Years beginning after December 31, 2002);

(ii)
A five percent (5%) owner of the Employer; or

(iii)
A one percent (1%) owner of the Employer who received annual compensation of more than $150,000 per year.

The determination of who is a Key Employee will be made in accordance with the Code Section 416(i)(1) and the applicable regulations and other guidance of general applicability issued thereunder.

(b)
Non-Key Employee shall mean those Employees who are not Key Employees.

(c)
Determination Date shall mean, with respect to any Plan Year, the last day of the preceding Plan Year. In the case of the first Plan Year, Determination Date shall mean the last day of the first Plan Year.

(d)
Required Aggregation Group shall mean a group of plans including: (1) each qualified plan of the Employer in which at least one Key Employee participates or participated at any time during the determination period or any of the four preceding Plan Years (regardless of whether the plan has terminated), and (2) any other qualified plan of the Employer which enables a plan described in clause (1) to meet the requirements of Sections 401(a)(4) or 410 of the Code.

(e)
Permissive Aggregation Group shall mean the Required Aggregation Group plus any other plan or plans of the Employer which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Sections 401(a)(4) and 410 of the Code.

14.03 Top-Heavy Determination.

A Plan shall be considered a Top-Heavy Plan for the Plan Year if, as of the Determination Date:

(a)
The Top-Heavy Ratio for this Plan exceeds sixty percent (60%); or

(b)
The Plan is part of a Required Aggregation Group and the Top-Heavy Ratio for such Group exceeds sixty percent (60%).

However, and notwithstanding (a) and (b) above, the Plan shall not be considered a Top-Heavy Plan for any Plan Year in which the Plan is a part of a Required or Permissive Aggregation Group and the Top-Heavy Ratio for such Group is sixty percent (60%) or less.

Plans that only make contributions described in Code Sections 401(k)(12) or 401(m)(11) for any Plan Year are excluded from the definition of a Top-Heavy Plan. If any other contributions are made (e.g., profit sharing or forfeitures) for a Plan Year, the requirements of Code Section 415(g)(4)(H) are not met and the Plan is subject to the top-heavy rules in Code Section 416 for that Plan Year.

14.04 Top-Heavy Ratio.

(a)
If this is the only Plan maintained by the Employer or if only defined contribution plans are aggregated with this Plan in making the Top-Heavy determination, the Top-Heavy Ratio for this Plan or for the Required or Permissive Aggregation Group shall be a fraction, the numerator of which is the sum of the Accounts of all Key Employees as of the Determination Date (including any part of any Account distributed during the five-year period ending on the Determination Date), and the denominator of which is the sum of the Accounts of all Participants as of the Determination Date (including any part of any Accounts distributed during the five-year period ending on the Determination Date). Both the numerator and the denominator of the Top-Heavy Ratio shall be adjusted to reflect any contribution which is required to be taken into account under Section 416 of the Code.

(b)
If the Employer maintains a defined benefit plan or plans that are aggregated with this Plan in making the Top-Heavy Determination, the Top-Heavy Ratio for the Required or Permissive Aggregation Group shall be a fraction, the numerator of which is the sum of Accounts under the aggregated defined contribution plan or plans for all Key Employees, determined in accordance with (a) above, plus the present value of accrued benefits under the aggregated defined benefit plan or plans for all Key Employees as of the Determination Date, and the denominator of which is the sum of the Accounts under the aggregated defined contribution plan or plans for all Participants, determined in accordance with (a) above, plus the present value of accrued benefits under the aggregated defined benefit plan or plans for all Participants as of the Determination Date. The accrued benefits under a defined benefit plan in both the numerator and the denominator of the Top-Heavy Ratio shall be adjusted for any distribution of an accrued benefit made during the five-year period ending on the Determination Date. The present value of any accrued benefit shall be determined based on the actuarial assumptions contained in the aggregated defined benefit plan.

(c)
For purposes of subparagraphs (a) and (b) above, the value of the Accounts and the present value of accrued benefits shall be calculated as of the Determination Date and the Accounts and accrued benefits of any Participant (i) who is not a Key Employee but who was a Key Employee in a prior year, or (ii) who has not performed any service for any Employer maintaining the Plan at any time during the five-year period ending on the Determination Date shall be disregarded. The calculation of the Top-Heavy Ratio, and the extent to which distributions, rollovers and transfers are taken into account shall be made in accordance with Section 416 of the Code and the Regulations thereunder. When aggregating plans, the value of the Account and accrued benefits shall be calculated with reference to the Determination Dates that fall within the same calendar year.

The accrued benefit of a Participant other than a Key Employee shall be determined under (a) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Employer, or (b) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Section 411(b)(1)(c) of the Code.

Effective for Plan Years beginning after December 31, 2001, for distributions during a year ending on the Determination Date, the present values of accrued benefits and the amounts of Account balances of an Employee as of the Determination Date shall be increased by the distributions made with respect to the Employee under the Plan and any plan aggregated with the Plan under Code Section 416(g)(2) during the 1-year period ending on the Determination Date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Code Section 416(g)(2)(A)(i). In the case of a distribution made for a reason other than severance from employment, death, or Disability, this provision shall be applied by substituting “5-year period” for “1-year period.”

For Employees not performing services during a year ending on the Determination Date, the accrued benefits and Accounts of any individual who has not performed services for the Employer during the 1-year period ending on the Determination Date shall not be taken into account.

14.05 Minimum Vesting.

For any Plan Year in which this Plan is top-heavy, the following vesting schedule shall apply:

the vesting schedule as shown in Section 8.01(c) as it is at least as favorable as the vesting schedule required by the top-heavy provisions.

The minimum vesting schedule applies to all benefits within the meaning of Section 411(a)(7) of the Code except those attributable to Participant Contributions, including benefits accrued before the effective date of Section 416 of the Code and benefits accrued before the Plan became top-heavy. Further, no decrease in a Participant’s nonforfeitable percentage may occur in the event the Plan’s status as top-heavy changes for any Plan Year. However, this Section does not apply to the Account balances of any Employee who does not have an Hour of Service after the Plan has initially become top-heavy and such Employee’s Account balance will be determined without regard to this Section 14.05. Notwithstanding the above vesting schedule, the Plan’s vesting schedule at Section 8.01(c) (or the 100% vesting schedule at 8.01(a), if applicable) will continue to apply provided it is at least as favorable as the vesting schedule described above.

14.06 Minimum Benefit.

If the provisions of this Article apply for any Plan Year, the contributions and forfeitures allocated to the Account of any Non-Key Employee who is employed by the Employer on the last day of the Plan Year shall equal at least three percent (3%) of the Compensation of such Non-Key Employee. However, in the event that the largest percentage of Compensation provided on behalf of any Key Employee for the Plan Year is less than three percent (3%) of such Key Employee’s Compensation, the minimum percentage of Compensation that must be provided for any Non-Key Employee for the Plan Year under this Section 14.06 is the largest percentage of Compensation provided on behalf of any Key Employee for that Plan Year. Elective Deferrals shall be taken into consideration for purposes of determining the highest percentage allocated to a Key Employee but not for the purposes of determining whether a Non-Key Employee has received the minimum allocation under Code Section 416.

Notwithstanding the above, if a minimum contribution for the Plan Year is made in this Plan on behalf of each Participant who is not a Key Employee and who is a Participant in a defined benefit plan maintained by the Employer, then the contributions and forfeitures allocated to the Account of any Non-Key Employee shall not be less than five-percent (5%) of such Participant’s Compensation for the Plan Year.

This minimum allocation shall be made even though under other Plan provisions, the Participant would not otherwise be entitled to receive an allocation, or would have received a lesser allocation for the Plan Year because of (i) the Participant’s failure to complete 1000 Hours of Service (or any equivalent provided in the Plan), or (ii) the Participant’s failure to make mandatory Employee After-Tax Contributions to the Plan, or (iii) Compensation less than a stated amount. This shall not apply to any Participant who was not employed by the Employer on the last day of the Plan Year. The minimum benefit provisions of this Section shall apply to any Participant, under this Plan, even if the Participant is covered under any other plan or plans of the Employer.

Matching Contributions allocated to Key Employees are treated as Employer Contributions for purposes of determining the minimum contribution under this Section 14.06. However, if these contributions are allocated to Employees other than Key Employees on the basis of Employee Matching Contributions or Elective Deferrals to satisfy the minimum contribution requirement, those amounts may not be treated as Matching Contributions for purposes of satisfying the ADP/ACP test. Such contributions must pass the general nondiscrimination test of Code Section 401(a)(4) without regard to Code Section 401(m). Elective Deferral Contributions on behalf of Key Employees are taken into account in determining the minimum contribution requirement. However Elective Deferral Contributions on behalf of Employees other than Key Employees may not be treated as Employer Contributions for purposes of the minimum contribution requirements of this Section.

Notwithstanding any other provision of this Plan, the minimum allocation required (to the extent required to be nonforfeitable under Code Section 416(b)) may not be forfeited under Code Section 411(a)(3)(B) or Code Section 411(a)(3)(D).

 ARTICLE XV

PARTICIPANT LOANS

15.01 Availability of Loans.

An actively employed Participant and his beneficiary or a terminated Participant with a vested Account who is a party-in-interest as defined in ERISA Section 3(14) (collectively referred to as Borrowers in this Article) may apply in writing requesting a loan from the Trust Fund. Administration of this Article shall be by authority of the Loan Administrator who shall be the Administrator.

Loans shall be made available from the Plan to all Borrowers on a reasonably equivalent basis. Such loans shall be available to all Borrowers without regard to any race, color, religion, sex, age, or national origin. Loans shall not be made available to Highly Compensated Employees (as defined in Plan Section 2.42) in an amount greater than the amount made available to other Employees. Further, consideration shall be given only to those factors which would be considered in a normal commercial setting by an entity in the business of making similar types of loans. Such factors may include the Borrower’s credit worthiness and financial need. The Loan Administrator shall have the sole right to approve or disapprove a loan application, provided that the requirements of this Section are satisfied.

15.02 Request for Loan.

A Borrower must request a loan in writing addressed to the Loan Administrator. The request should contain the amount of the loan desired and should express a term for repayment of the loan.

15.03 Reason for Loan.

When the request for the loan specifies a term for repayment of less than five (5) years, the reason of the Borrower for requesting the loan shall be taken into consideration by the Loan Administrator only to the extent such would be considered in a normal commercial setting by an entity in the business of making similar types of loans.

Notwithstanding the foregoing, if a Borrower desires to borrow the money for purposes of acquiring a dwelling unit to be utilized as his principal home, this should be specifically discussed with the Loan Administrator in that it may affect the term of the loan and other provisions as set forth below.

The following are the only stated purposes for which a loan will be made from the Plan:

(a)
deductible medical expenses (within the meaning of Section 213(d) of the Code and effective for Plan Years beginning after December 31, 2005, without regard to the 7.5% of income limitation) of the Employee, the Employee’s Spouse, children or dependents, including a non-custodial child (effective for Plan Years beginning after December 31, 2005, without regard to the change in the definition of dependent under the Working Families Tax Relief Act of 2004), or necessary for these persons to obtain medical care described in Section 213(d) of the Code;

(b)
payment of burial or funeral expenses for an Employee’s parents, Spouse, children, or certain dependents;

(c)
the purchase, (excluding mortgage payments) of a principal residence for the Employee;

(d)
home repairs necessitated by a casualty that would qualify under Code Section 165, without regard to the $10,000 limitation effective for Plan Years beginning after December 31, 2005;

(e)
payment of tuition and related educational fees and room and board expenses for the next twelve (12) months of post-secondary education for the Employee, the Employee’s Spouse, children or dependents (without regard to the change in definition of dependent under the Working Families Tax Relief Act of 2004); or

(f)
the need to prevent the eviction of the Employee from, or a foreclosure on the mortgage of, the Employee’s principal residence.

15.04 Amount of the Loan.

No loan to any Borrower can be made to the extent that such loan when added to the outstanding balance of all other loans to the Borrower would exceed the lesser of (a) $50,000 reduced by the excess (if any), of the highest outstanding balance of loans during the one (1) year period ending on the day before the loan is made over the outstanding balance of loans from the Plan on the date the loan is made, or (b) one-half (1/2) the present value of the nonforfeitable accrued benefit of the Borrower.

For the purpose of the above limitation, all loans from all plans of the Employer and other members of a group of employers described in Sections 414(b), 414(c), (m) and (o) of the Code are aggregated. An assignment or pledge of any portion of the Borrower’s interest in the Plan and a loan, pledge, or assignment with respect to any insurance contract purchased under the Plan, will be treated as a loan under this paragraph.

A loan that is deemed distributed under Code Section 72(p) (including interest accruing thereafter) and that has not been repaid (such as by a plan loan offset) is considered outstanding for purposes of applying Code Section 72(p)(2)(A) to determine the maximum amount of any subsequent loan to the Participant or beneficiaries under this Section 15.04. This provision is effective for loans made on or after January 1, 2002. This provision may also be applied to loans made prior to January 1, 2002, to the extent permitted by the Treasury regulations under Code Section 72(p).

The minimum amount of any loan is $1,000.

15.05 Adequate Security.

Each and every loan must be adequately secured. If a Borrower borrows an amount which does not exceed fifty percent (50%) of his vested Account, then such portion of his vested Account shall be adequate security for the loan provided that the Borrower executes a pledge agreement to effectuate this security.

If a Borrower borrows more than fifty percent (50%) of his vested Account, then additional security must be provided by the Borrower. Such security shall be something which is so pledged to the Plan that it may be sold, foreclosed upon or otherwise disposed of upon default of repayment of the loan. The value and liquidity of such security must be such that it may reasonably be anticipated that loss of principal or interest will not result from the loan. The adequacy of the security will be determined in light of the type and amount of security which would be required in the case of an otherwise identical transaction in a normal commercial setting between unrelated parties on arm’s-length terms.

If a loan is to be secured by a Borrower’s vested Account, and the Borrower is married, Spousal consent must be obtained. Spousal consent shall be obtained no earlier than the beginning of the ninety (90) day period that ends on the date on which the loan is to be so secured. The consent must be in writing, must acknowledge the effect of the loan, and must be witnessed by a Plan representative or notary public. Such consent shall thereafter be binding with respect to the consenting Spouse or any subsequent Spouse with respect to that loan. A new consent shall be required if the Account is used for renegotiation, extension, renewal, or other revision of the loan. If a valid Spousal consent has been obtained, then, notwithstanding any other provision of this Plan, the portion of the Borrower’s vested Account balance used as a security interest held by the Plan by reason of a loan outstanding to the Borrower shall be taken into account for purposes of determining the amount of the Account balance payable at the time of death or distribution, but only if the reduction is used as repayment of the loan. If less than one hundred percent (100%) of the Borrower’s vested Account balance (determined without regard to the preceding sentence) is payable to the surviving Spouse, then the Account balance shall be adjusted by first reducing the vested Account balance by the amount of the security used as repayment of the loan, and then determining the benefit payable to the surviving Spouse. However, no Spousal consent shall be required under this paragraph if the total accrued benefit subject to the security is not in excess of $5,000. The Rollover Account, if any, will be counted in determining if the value of the Account is $1,000.

15.06 Source of Loan Funds.

To the extent that any loan is made, the Borrower shall be deemed to have directed the Trustee to invest that portion of his or her Account in such loan. If the Borrower’s Account does not have a total cash balance sufficient to make the loan, the Borrower’s loan request shall direct the Trustee as to which assets shall be liquidated. All such loans shall be made to such Borrower from his individual Plan Account and shall be charged against such Account. All payments of interest and principal made by the Borrower shall be credited to the Borrower’s individual Plan Account.

15.07 Interest Rate.

The interest rate shall be a rate as determined by the Company at the time that the loan is consummated which the Company deems to be reasonable under the then circumstances after considering all relevant factors, including but not limited to the current state of the economy, the term of the loan, the security provided and the amount of the loan. The rate of interest determined by the Company shall provide the Plan with a return commensurate with the interest rates charged in the region in which the Borrower is employed by persons in the business of lending money for loans which would be made under similar circumstances. Every Borrower applying for a loan shall receive a clear statement of the charges involved in each loan transaction. This statement shall include the dollar amount and the annual interest rate of the finance charge.

The Loan Administrator may charge the Borrower reasonable loan fees.

15.08 Payment Terms of Loan and Payroll Deduction.

Except in the case where the purpose of the loan is to help purchase a principal residence for the Borrower, the term of the loan shall be for five (5) years, unless a shorter term of repayment is requested. No loan shall be extended for a term greater than five (5) years unless such loan shall be used to acquire a dwelling unit which within a reasonable time is to be used (determined at the time the loan is made) as the principal residence of the Borrower.

The repayment of the loan shall be made with payments that provide for a substantially level amortization of principal and interest over the term of the loan. Such payments shall be required to be made not less frequently than quarterly. There shall be no penalty for prepayment of any Plan loan. While the Borrower is employed by the Employer, repayment of a loan may be made by payroll deduction not less frequently than quarterly.

In the event of a loan made for a Borrower’s acquisition of a dwelling unit that is to be utilized as such applicant’s principal residence as stated above, the loan term shall be for no longer than thirty (30) years.

Each loan shall be evidenced by a promissory note (Note) prepared by the Loan Administrator, executed by the Participant, and delivered to the Loan Administrator by the Participant upon receipt of the cash amount of the loan.

Effective December 12, 1994, loan repayments will be suspended under this Plan as permitted under Section 414(u)(4) of the Code with respect to a Participant for any part of a period during which the Participant is performing service in the uniformed services (as defined in Chapter 43 of Title 38 of the United States Code), whether or not such service is qualified military service. Such suspension shall not be taken into account for purposes of Code Section 72(p), 401(a) or 4975(d)(1).

15.09 Default.

In the event that a Borrower who obtains a loan from the Plan fails to pay any installment of his or her obligation when due (subject to the cure period set forth below), or to pay any other obligation or liability to the Plan Trustee when due, or to comply with any other provision contained in any promissory note or pledge agreement or any other instrument delivered to the Plan Trustee, or if any representations or warranty by the Borrower to the Plan Trustee, whether oral or in any application, financial statement, security instrument or other agreement is materially untrue, then in such event, the Plan Trustee, at its option (at least, so long as no loss for principal or interest will occur to the Plan due to the delay of any enforcement), may declare any or all such obligations of the Borrower to the Plan to be immediately due and payable without notice or demand. The Plan Trustee shall then take such steps to obtain payment of any or all such obligations of the Borrower to the Plan including, but not limited to the sale, foreclosure or other disposition of any amounts pledged as security for the loan and/or the treatment of such obligations as a distribution to the Borrower at such time to the extent that said Borrower had pledged a portion of his or her vested Account in the Plan as security for said loan. Notwithstanding the above, the Administrator may allow a cure period and the requirement of substantially level amortization set forth in Section 15.08 of this document, will not be considered to have been violated if the installment payment is made not later than the end of the cure period, which period cannot continue beyond the last day of the calendar quarter following the calendar quarter in which the required installment payment was due.

Upon default in payment of principal or interest within sixty (60) days after the due date, the Employer shall thereupon withhold the payments of principal and interest as the same are due or become due from the Participant’s Compensation and pay the same on the Note or, if the Participant has terminated or thereafter terminates employment with the Employer, the Trustee, if otherwise permitted to distribute assets, shall distribute the Note to the former Participant as a distribution of an asset from the Participant’s Account and shall reduce the balance of the Participant’s Account by the amount of the unpaid principal.

15.10 Shareholder-Employee Loans.

No loans will be made to any Shareholder-Employee or Owner-Employee. For purposes of this requirement, a Shareholder-Employee means an employee or officer of an electing small business (Subchapter S) corporation who owns (or is considered as owning within the meaning of Section 318(a)(1) of the Code), on any day during the taxable year of such corporation, more than five percent (5%) of the outstanding stock of the corporation and an Owner-Employee means an individual who is a sole proprietor, or partner owning more than ten percent (10%) of either the capital or profits interest of the partnership.

15.11 Policy Restrictions.

The foregoing provisions shall be the standard loan provisions of the Plan. However, different loan terms may be permitted provided that the final determination shall be made by the Loan Administrator on a uniform and nondiscriminatory basis. Accordingly, the provisions of this Article XV may be supplemented and/or replaced by more specific or different written provisions adopted by the Loan Administrator as part of the Plan’s loan policy.

 ARTICLE XVI

MISCELLANEOUS

16.01 Participant’s Rights.

This Plan shall not be deemed to constitute a contract between the Employer and any Participant or to be a consideration or an inducement for the employment of any Participant or Employee. Nothing contained in this Plan shall be deemed to give any Participant or Employee the right to be retained in the service of the Employer or to interfere with the right of the Employer to discharge any Participant or Employee at any time regardless of the effect which such discharge shall have upon him as a Participant of this Plan.

16.02 Alienation.

(a)
Subject to the exceptions provided below and to the exception provided in Code Section 401(a)(13)(C), no benefit which shall be payable out of the Trust Fund to any person (including a Participant or his beneficiary) shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same shall be void; and no such benefit shall in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements, or torts of any such person, nor shall it be subject to attachment or legal process for or against such person, and the same shall not be recognized by the Trustee, except to such extent as may be required by law.

(b)
This provision shall not apply to the extent a Participant or beneficiary is indebted to the Plan, for any reason, under any provision of the Plan. At the time a distribution is to be made to or for a Participant’s or beneficiary’s benefit, such proportion of the amount distributed as shall equal such indebtedness shall be paid by the Trustee to the Trustee or the Administrator, at the direction of the Administrator, to apply against or discharge such indebtedness. Prior to making a payment, however, the Participant or beneficiary must be given written notice by the Administrator that such indebtedness is to be so paid in whole or part from his Participant’s Account. If the Participant or beneficiary does not agree that the indebtedness is a valid claim against his Account, he shall be entitled to a review of the validity of the claim in accordance with procedures provided in Article XII.

(c)
Subparagraph (a) shall not apply to a Qualified Domestic Relations Order. The Administrator shall establish a written procedure to determine the qualified status of domestic relations orders and to administer distributions under such qualified orders.

16.03 Construction of Plan.

This Plan and Trust shall be construed and enforced according to ERISA and the Code and the laws of the State of Ohio, and other than its laws respecting choice of law, to the extent not preempted by ERISA.

16.04 Gender and Number.

Wherever any words are used herein in the masculine, feminine or neuter gender, they shall be construed as though they were also used in another gender in all cases where they would so apply, and whenever any words are used herein in the singular or plural form, they shall be construed as though they were also used in the other form in all cases where they would so apply.

16.05 Prohibition Against Diversion of Funds.

Except as provided below and otherwise specifically permitted by law, it shall be impossible by operation of the Plan or of the Trust, by termination of either, by power of revocation or amendment, by the happening of any contingency, by collateral arrangement or by any other means, for any part of the corpus or income of any trust fund maintained pursuant to the Plan or any funds contributed thereto to be used for, or diverted to, purposes other than the exclusive benefit of Participants or their beneficiaries.

16.06 Bonding.

Every fiduciary, except a bank or an insurance company, unless exempted by ERISA and regulations thereunder shall be bonded in an amount not less than ten percent (10%) of the amount of the funds such fiduciary handles; provided, however, that the minimum bond shall be $1,000 and the maximum bond $500,000. In the case of a Plan that holds employer securities (within the meaning of ERISA Section 407(d)(1)), the maximum bond amount is $1,000,000 or such other amount as the Secretary of Labor prescribes. The amount of funds handled shall be determined at the beginning of each Plan Year by the amount of funds handled by such person, group, or class to be covered and their predecessors, if any, during the preceding Plan Year, or if there is no preceding Plan Year, then by the amount of the funds to be handled during the then current year. The bond shall provide protection to the Plan against any loss by reason of acts of fraud or dishonesty by the fiduciary alone or in connivance with others. The surety shall be a corporate surety company (as such term is used in Section 412(a)(2) of ERISA), and the bond shall be in a form approved by the Secretary of Labor. Notwithstanding anything in the Plan to the contrary, the cost of such bonds shall be an expense of and may, at the election of the Administrator, be paid from the Trust Fund or by the Employer.

16.07 Protective Clause.

Neither the Company nor the Employer nor the Trustee, nor their successors, shall be responsible for the validity of any insurance contract issued hereunder or for the failure on the part of the insurer to make payments provided by any such Contract, or for the action of any person which may delay payment or render a Contract null and void or unenforceable in whole or in part.

16.08 Receipt and Release for Payments.

Any payment to any Participant, his legal representative, beneficiary, or to any guardian or committee appointed for such Participant or beneficiary in accordance with the provisions of the Plan, shall, to the extent thereof, be in full satisfaction of all claims hereunder against the Trustee and the Employer and the Company, either of whom may require such Participant, legal representative, beneficiary, guardian or committee, as a condition precedent to such payment, to execute a receipt and release thereof in such form as shall be determined by the Trustee or the Company or the Employer.

16.09 Actions and Technologies.

Whenever the Employer under the terms of the Plan is permitted or required to do or perform any act or matter or thing, it shall be done and performed by a person duly authorized by its legally constituted authority. Unless waived by the party to whom directed, all notices, reports, requests, elections, designations, claims or other communications referred to in the Plan, and all actions taken pursuant to the Plan, shall be in writing. Notwithstanding any reference to a "writing," the Employer and Plan Administrator may use telephonic or electronic media or other technologies to satisfy any notice requirements, to the extent permissible under applicable regulations or other generally applicable guidance.  In addition, a participant's consent to immediate distribution may be provided through telephonic or electronic means, to the extent permissible under regulations or other generally applicable guidance.  Further, the Employer and Plan Administrator may also use telephonic or electronic media or other technologies to conduct plan transactions such as enrolling Participants, making and changing salary reduction elections, electing and changing investment allocations, applying for loans, and other transactions, to the extent permissible under applicable regulations or other generally applicable guidance.

16.10 Headings.

The headings and subheadings of this Plan have been inserted for convenience of reference and are to be ignored in any construction of the provisions hereof.

16.11 Uniformity.

All provisions of this Plan shall be interpreted and applied in a uniform, nondiscriminatory manner.

16.12 Participating Employers.

Any company deemed to be a member of a controlled group of corporations or trades or business under common control or an affiliated service group pursuant to Section 414(b), (c), (m) or (o) of the Code of which the Company is also a member may, with the consent of the Company and the consent of such company’s Board of Directors, elect to participate in the Plan and may adopt the Plan and Trust hereby created. From and after the effective date when such company shall have become a party to this Plan, it shall for all purposes of this Plan be included within the meaning of the word Employer. Provided, however, such participating employers shall not be required to authorize an amendment to the Plan in order to effectuate an amendment or to terminate this Plan and Trust.

16.13 Missing Persons.

It is the intent of the Employer that contributions to the Plan shall be for the exclusive benefit of the Participants and their beneficiaries. In the event the Administrator cannot locate an individual entitled to receive a distribution under the Plan, the Administrator can act to prevent reversion of such benefits to the state. If the whereabouts of any former Participant and/or beneficiary who is entitled to any distribution under the Plan cannot be determined by the Administrator or the Employer, then the Administrator may instruct the Trustee to maintain such Participant’s or beneficiary’s Account in suspense. The Administrator shall, from time to time during the following three (3) years, make reasonable efforts to locate such missing Participant or beneficiary. If the Participant or beneficiary to whom payment is due cannot be found within such three (3) year period, the Administrator may declare such Account a forfeiture and allocate it in accordance with Section 4.07. If a claim is later made by a Participant or beneficiary for an Account which has been forfeited pursuant to this Section, the forfeited benefit shall be restored out of forfeitures occurring during the Plan Year or by means of a special Employer Contribution and be paid to such claimant.

Alternatively, the Administrator may deposit the Participant’s Account in a bank defined in Section 581 of the Code.

It shall be the responsibility of the terminating Participant to keep the Administrator informed as to his address, and the Trustee and the Administrator shall not be required to do anything further than sending all papers, notices, payments or the like to the last address given them by such Participant unless they can be shown to have acted in bad faith, having had knowledge of the Participant’s actual whereabouts.

16.14 Mutual Exclusivity of Benefits.

No Participant or beneficiary shall be entitled to receive more than one type of benefit under this Plan. Any election or type of benefit made by the Participant shall be binding on the Participant as well as his beneficiary.

16.15 Severability.

If any provision of this Plan shall be for any reason invalid or unenforceable, the remaining provisions shall nevertheless be carried into effect.

16.16 Spendthrift Clause.

The right of any Participant or beneficiary to any benefit or to any payment hereunder or to any separate account shall not be subject to alienation or assignment. If any Participant shall, except as hereby permitted, attempt to assign, transfer or dispose of such right, or should such right be subjected to attachment, execution, garnishment, sequestration or other legal, equitable or other process, it shall ipso facto pass to such one or more persons as may be appointed by the Administrator from among the beneficiaries, if any, therefore designated by such Participant and the Spouse and blood relatives of the Participant. However, the Administrator, in his sole discretion, may reappoint the Participant to receive any payment thereafter becoming due either in whole or in part. Any appointment made by the Administrator hereunder may be revoked by the Administrator at any time, and further appointment made by him.

All provisions in this instrument for the vesting and payment of any sum or interest are subject to the provisions that such sum and interest shall not be anticipated, alienated or in any other manner assigned by the Participant and shall not be subject to be reached or applied either by any creditor, Spouse or divorced Spouse of any Participant, nor by or under any agreement or decree of separation or divorce, voluntary or involuntary, of any Participant, but shall be for the benefit of the beneficiary chosen by the Participant or Administrator pursuant to this Section, except as provided pursuant to a Qualified Domestic Relations Order.

16.17 Payment to Minor or Incompetent.

In the event that any amount is payable to a minor or other legally incompetent persons, such payment shall be paid, at the direction of the conservator appointed either under a court order or applicable state law which permits such an individual to be a guardian for the benefit of said minor or incompetent.

16.18 Legal Actions.

Except as may be specifically provided for by law, in any action or proceeding involving the Trust or any property constituting a part or all thereof, or the administration thereof, the Company, the Employer, the Administrator, and the Trustee shall be the only necessary parties and no Employees or former Employees of the Employer or their beneficiaries or any other person having or claiming to have an interest in the Trust or under the Plan shall be entitled to any notice or process.

Except as may be specifically provided for by law, any final judgment which is not appealed or appealable that may be entered in any such action or proceeding shall be binding and conclusive on the parties hereto and all persons having or claiming to have an interest in the Trust or under the Plan.

16.19 Plan Corrections.

The Administrator in conjunction with the Employer may undertake such correction of Plan errors as the Administrator deems necessary, including correction to preserve tax qualification of the Plan under Code Section 401(a) or to correct a fiduciary breach under ERISA.

The Employer may also make qualified nonelective contributions to the Plan, and allocate those contributions, in a manner so as to correct other compliance matters, as generally discussed in the Employee Plans Compliance Resolution System.  The Administrator may need to establish an unallocated account, such as to make corrections as generally discussed in the Employee Plans Compliance Resolution System or to receive a refund of fees.

 ARTICLE XVII

MINIMUM DISTRIBUTION REQUIREMENTS

17.01 General Rules.

17.1.1
Effective Date.

The provisions of this Article will apply for purposes of determining required minimum distributions for calendar years beginning with the 2004 calendar year.

17.1.2
Precedence.

The requirements of this Article will take precedence over any inconsistent provisions of the Plan.

17.1.3
Requirements of Treasury Regulations Incorporated.

All distributions required under this Article will be determined and made in accordance with the Treasury regulations under Section 401(a)(9) of the Internal Revenue Code and the minimum distribution incidental benefit requirement of Section 401(a)(9)(G) of the Internal Revenue Code.

17.1.4
TEFRA Section 242(b)(2) Elections.

Notwithstanding the other provisions of this Article, distributions may be made under a designation made before January 1, 1984, in accordance with Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the Plan that relate to Section 242(b)(2) of TEFRA.

17.02 Time and Manner of Distribution.

17.2.1
Required Beginning Date.

The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s Required Beginning Date.

17.2.2
Death of Participant Before Distributions Begin.

If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(a)
If the Participant’s surviving Spouse is the Participant’s sole designated beneficiary, then, except as provided in the Optional Provisions, distributions to the surviving Spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70-1/2, if later.

(b)
If the Participant’s surviving Spouse is not the Participant’s sole designated beneficiary, then, except as provided in the Optional Provisions, distributions to the designated beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(c)
If there is no designated beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(d)
If the Participant’s surviving Spouse is the Participant’s sole designated beneficiary and the surviving Spouse dies after the Participant but before distributions to the surviving Spouse begin, this Section 17.02.2, other than Section 17.02.2(a), will apply as if the surviving Spouse were the Participant.

For purposes of this Section 17.02.2 and Section 17.04, unless Section 17.02.2(d) applies, distributions are considered to begin on the Participant’s Required Beginning Date. If Section 17.02.2(d) applies, distributions are considered to begin on the date distributions are required to begin to the surviving Spouse under Section 17.02.2(a). If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s Required Beginning Date (or to the Participant’s surviving Spouse before the date distributions are required to begin to the surviving Spouse under Section 17.02.2(a)), the date distributions are considered to begin is the date distributions actually commence.

17.2.3
Forms of Distribution.

Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the Required Beginning Date, as of the first distribution calendar year distributions will be made in accordance with Sections 17.03 and 17.04 of this Article. If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Section 401(a)(9) of the Code and the Treasury regulations.

17.03 Required Minimum Distributions During Participant’s Lifetime.

17.3.1
Amount of Required Minimum Distribution for Each Distribution Calendar Year.

During the Participant’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

(a)
the quotient obtained by dividing the Participant’s Account balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9, Q&A-2, of the Treasury regulations, using the Participant’s age as of the Participant’s birthday in the distribution calendar year; or

(b)
if the Participant’s sole designated beneficiary for the distribution calendar year is the Participant’s Spouse, the quotient obtained by dividing the Participant’s Account balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9, Q&A-3, of the Treasury regulations, using the Participant’s and Spouse’s attained ages as of the Participant’s and Spouse’s birthdays in the distribution calendar year.

17.3.2
Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death.

Required minimum distributions will be determined under this Section 17.03 beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant’s date of death.

17.04 Required Minimum Distributions After Participant’s Death.

17.4.1
Death On or After Date Distributions Begin.

(a)
Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a designated beneficiary, the remaining portion of his interest in the Plan must be distributed to his Designated Beneficiary at least as rapidly as under the method of distribution in effect at the time of the Participant's death. The minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant’s designated beneficiary, determined as follows:

(1)            The Participant’s remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(2)            If the Participant’s surviving Spouse is the Participant’s sole designated beneficiary, the remaining life expectancy of the surviving Spouse is calculated for each distribution calendar year after the year of the Participant’s death using the surviving Spouse’s age as of the Spouse’s birthday in that year. For distribution calendar years after the year of the surviving Spouse’s death, the remaining life expectancy of the surviving Spouse is calculated using the age of the surviving Spouse as of the Spouse’s birthday in the calendar year of the Spouse’s death, reduced by one for each subsequent calendar year.

(3)            If the Participant’s surviving Spouse is not the Participant’s sole designated beneficiary, the designated beneficiary’s remaining life expectancy is calculated using the age of the beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

(b)
No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no designated beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account balance by the Participant’s remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

17.4.2
Death Before Date Distributions Begin.

(a)
Participant Survived by Designated Beneficiary. Except as provided in 17.02.2 (regarding the five-year rule, if applicable), if the Participant dies before the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account balance by the remaining life expectancy of the Participant’s designated beneficiary, determined as provided in Section 17.04.1.

(b)
No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no designated beneficiary as of September 30 of the year following the year of the Participant’s death, distributions of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(c)
Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies before the date distributions begin, the Participant’s surviving Spouse is the Participant’s sole designated beneficiary, and the surviving Spouse dies before distributions are required to begin to the surviving Spouse under Section 17.02.2(a), this Section 17.04.2 will apply as if the surviving Spouse were the Participant.

17.05 Definitions.

17.5.1
Designated beneficiary.

The individual who is designated as the beneficiary under Section 9.08 of the Plan and is the designated beneficiary under Code Section 401(a)(9) and Treasury Regulation Section 1.401(a)(9)-4.

17.5.2
Distribution calendar year.

A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant’s Required Beginning Date. For distributions beginning after the Participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under Section 17.02.2. The required minimum distribution for the Participant’s first distribution calendar year will be made on or before the Participant’s Required Beginning Date.

The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant’s Required Beginning Date occurs, will be made on or before December 31 of that distribution calendar year.

17.5.3
Life expectancy.

Life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9, Q&A-1, of the Treasury regulations.

17.5.4
Participant’s Account balance.

The Account balance as of the last Valuation Date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the Account balance as of dates in the valuation calendar year after the Valuation Date and decreased by distributions made in the valuation calendar year after the Valuation Date. The Account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

17.5.5
Required Beginning Date.

The Required Beginning Date is for the Participant who is not a 5-percent owner of the Employer, April 1 of the calendar year following the later of: (i) the calendar year in which the Participant retires, or (ii) the calendar year in which the Participant attains age 70-1/2. Provided, however, that such Participant may elect to commence minimum distributions at the earlier of these dates. Provided, further, that the Required Beginning Date for a Participant who is a 5-percent owner (as described in Section 416(i) of the Code is the April 1 of the calendar year following the calendar year in which the Participant attains age 70-1/2.

17.06 2009 Required Minimum Distributions.

Notwithstanding any other provision of Article XVII, a Participant or beneficiary who would have been required to receive required minimum distributions for 2009 but for the enactment of Code Section 401(a)(9)(H) (“2009 RMDs”), and who would have satisfied that requirement by receiving distributions that are (1) equal to the 2009 RMDs or (2) one or more payments in a series of substantially equal distributions (that include the 2009 RMDs) made at least annually and expected to last for the life (or life expectancy) of the Participant, the joint lives (or joint life expectancy) of the Participant and the Participant’s designated beneficiary, or for a period of at least 10 years (“Extended 2009 RMDs”), will be given the opportunity to elect to receive such distributions. If they do not elect to receive such distributions, the distributions for 2009 will not be made.

Notwithstanding any other provision of Article XVII or Section 11.05, and solely for purposes of applying the direct rollover provisions of the Plan, a direct rollover will be offered only for distributions that would be eligible rollover distributions without regard to Section 401(a)(9)(H).

This Plan and Trust is adopted by the Company and the Trustee as of the dates appearing opposite their respective signatures.

COMPANY:

NAVIDEA BIOPHARMACEUTICALS, INC.

Date:	4 APR 2016	By:	/s/ Brent L. Larson
		Its:	EVP & CFO

Exhibit 99.1

NAVIDEA BIOPHARMACEUTICALS, INC.

401(k) PLAN AND TRUST

APPENDIX A

LIST OF PARTICIPATING EMPLOYERS

Navidea Biopharmaceuticals, Inc.

COLUMBUS/1504591v.8
A-1